                                             File Pursuant to Rule  424(b)(5)
                                             Registration File No.: 333-83986


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 19, 2002)

                                  $600,240,380
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-WL1

            MORGAN STANLEY DEAN WITTER CAPITAL I INC. TRUST 2002-WL1
                                    (ISSUER)

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                   (DEPOSITOR)

                        WELLS FARGO BANK MINNESOTA, N.A.
                                (MASTER SERVICER)

MORGAN STANLEY DEAN WITTER CAPITAL I INC. TRUST 2002-WL1 IS ISSUING 3 GROUPS OF CERTIFICATES CONSISTING IN THE AGGREGATE OF 36 CLASSES, BUT IS OFFERING ONLY 30 CLASSES THROUGH THIS PROSPECTUS SUPPLEMENT.


YOU SHOULD READ THE SECTION       THE TRUST FUND --
ENTITLED "RISK FACTORS"
STARTING ON PAGE S-14 OF THIS     o  THE TRUST FUND WILL CONSIST PRIMARILY
PROSPECTUS SUPPLEMENT AND            OF THREE GROUPS OF FIXED-RATE,
PAGE 10 OF THE ACCOMPANYING          FIRST-LIEN MORTGAGES ON RESIDENTIAL
PROSPECTUS AND CONSIDER              REAL PROPERTIES.
THESE FACTORS BEFORE MAKING A
DECISION TO INVEST IN THE
CERTIFICATES.                     THE CERTIFICATES --

The certificates represent        o  THE CERTIFICATES WILL BE ISSUED IN 3
interests in the trust fund          GROUPS AND WILL REPRESENT BENEFICIAL
only and are not interests in        INTERESTS IN THE ASSETS OF THE TRUST FUND,
or obligations of any other          AS DESCRIBED IN THIS PROSPECTUS
person.                              SUPPLEMENT.

Neither the certificates nor
the underlying mortgage           CREDIT ENHANCEMENT --
loans will be insured or
guaranteed by any                 o  SUBORDINATION AS DESCRIBED IN THIS
governmental agency                  PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION
or instrumentality.                  OF THE OFFERED CERTIFICATES--ALLOCATION OF
                                     FUNDS" AND "--SUBORDINATION."

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     MORGAN STANLEY DEAN WITTER CAPITAL I INC. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGES OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PURCHASED BY MORGAN STANLEY & CO. INCORPORATED, BLAYLOCK & PARTNERS, L.P. AND UTENDAHL CAPITAL PARTNERS, L.P. AND OFFERED FROM TIME TO TIME TO THE PUBLIC IN NEGOTIATED TRANSACTIONS OR OTHERWISE AT VARYING PRICES TO BE DETERMINED AT THE TIME OF SALE. PROCEEDS TO THE DEPOSITOR FROM THE SALE OF THE OFFERED CERTIFICATES ARE ANTICIPATED TO BE APPROXIMATELY $613,522,871 (INCLUDING ACCRUED INTEREST) BEFORE THE DEDUCTION OF EXPENSES PAYABLE BY THE DEPOSITOR, ESTIMATED TO BE APPROXIMATELY $800,000. THE OFFERED CERTIFICATES WILL BE AVAILABLE FOR DELIVERY TO INVESTORS IN BOOK-ENTRY FORM THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, CLEARSTREAM, LUXEMBOURG AND THE EUROCLEAR SYSTEM ON OR ABOUT AUGUST 30, 2002.

MORGAN STANLEY

                   BLAYLOCK & PARTNERS, L.P.

                                                UTENDAHL CAPITAL PARTNERS, L.P.

August 27, 2002

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. IF THE ACCOMPANYING PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Mortgage Pass-Through Certificates, Series 2002-WL1 in any state where the offer is not permitted.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

     We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the prospectus provide the pages on which these captions are located.

     Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary of Terms."

     Morgan Stanley Dean Witter Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036; and its phone number is (212) 761-4000.

                        THE SERIES 2002-WL1 CERTIFICATES

                                                                                                              INITIAL RATING
                                                                                                        OF OFFERED CERTIFICATES (2)
                            INITIAL PRINCIPAL    PASS-                                                 ---------------------------
                               OR NOTIONAL      THROUGH
          CLASS                BALANCE(1)        RATE         PRINCIPAL TYPES         INTEREST TYPES      S&P    FITCH    MOODY'S
------------------------   -----------------   ----------   ---------------------     ----------------   ------- -------- ---------
   OFFERED CERTIFICATES
Class 1-A-1............     $  10,000,000        6.00%        Senior, Pass-Through         Fixed Rate       AAA     AAA     --
Class 1-A-2............     $  25,000,000        5.75%    Super Senior, Sequential Pay     Fixed Rate       AAA     AAA     --
Class 1-A-3............     $     190,000        5.75%       Senior Support, Lockout       Fixed Rate       AAA     AAA     --
Class 1-A-4............     $  86,070,000        5.50%        Senior, Pass-Through         Fixed Rate       AAA     AAA     --
Class 1-A-5............     $  17,214,000         (3)         Senior, Pass-Through        Variable Rate     AAA     AAA     --
Class 1-A-6............     $  17,214,000 (4)     (5)        Senior, Notional Amount     Variable Rate,     AAA     AAA     --
                                                                                          Interest Only
Class 1-A-7............     $   1,049,583 (6)    6.00%       Senior, Notional Amount       Fixed Rate,      AAA     AAA     --
                                                                                          Interest Only
Class 2-A-1............     $  11,000,000        6.00%        Senior, Pass-Through         Fixed Rate       AAA     AAA     --
Class 2-A-2............     $ 198,464,000        5.50%        Senior, Pass-Through         Fixed Rate       AAA     AAA     --
Class 2-A-3............     $  39,692,000         (7)         Senior, Pass-Through        Variable Rate     AAA     AAA     --
Class 2-A-4............     $  39,692,000 (8)     (9)        Senior, Notional Amount     Variable Rate,     AAA     AAA     --
                                                                                          Interest Only
Class 3-A-1............     $  25,000,000         (10)        Senior, Pass-Through        Variable Rate     --      AAA     Aaa
Class 3-A-2............     $ 115,131,000        5.75%       Senior, Sequential Pay        Fixed Rate       --      AAA     Aaa
Class 3-A-3............     $  25,584,000         (11)       Senior, Sequential Pay       Variable Rate     --      AAA     Aaa
Class 3-A-4............     $  25,584,000 (12)    (13)       Senior, Notional Amount     Variable Rate,     --      AAA     Aaa
                                                                                          Interest Only
Class 3-A-5............     $  18,195,000        6.25%       Senior, Sequential Pay        Fixed Rate       --      AAA     Aaa
Class 3-A-6............     $  17,657,000        6.25%           Senior, Lockout           Fixed Rate       --      AAA     Aaa
Class B-1..............     $   2,162,000        6.00%               Junior                Fixed Rate       AA       AA     --
Class B-2..............     $     982,000        6.00%               Junior                Fixed Rate        A       A      --
Class B-3..............     $     590,000        6.00%               Junior                Fixed Rate       BBB     BBB     --
Class 3-B-1............     $   2,857,000         (10)               Junior               Variable Rate     --       AA     Aa2
Class 3-B-2............     $   2,328,000         (10)               Junior               Variable Rate     --       A      A2
Class 3-B-3............     $   1,693,000         (10)               Junior               Variable Rate     --      BBB    Baa2
Class A-X-1............     $  10,182,711 (14)   6.00%       Senior, Notional Amount       Fixed Rate,      AAA     AAA     --
                                                                                          Interest Only
Class A-X-2............     $  24,739,862 (15)   6.00%       Senior, Notional Amount       Fixed Rate,      AAA     AAA     --
                                                                                          Interest Only
Class A-X-3............     $     336,327 (16)   6.00%       Senior, Notional Amount       Fixed Rate,      AAA     AAA     --
                                                                                          Interest Only
Class 3-A-X............     $  16,962,766 (17)   6.25%       Senior, Notional Amount       Fixed Rate,      --      AAA     Aaa
                                                                                          Interest Only
Class A-P..............     $     431,280         (18)         Senior, Ratio Strip       Principal Only     AAA     AAA     --
Class A-R..............     $          50        6.00%          Senior, Residual           Fixed Rate       AAA     AAA     --
Class A-LR.............     $          50        6.00%          Senior, Residual           Fixed Rate       AAA     AAA     --


 NON-OFFERED CERTIFICATES
Class B-4..............     $     393,000         (19)               Junior               Variable Rate     BB       BB     --
Class B-5..............     $     393,000         (19)               Junior               Variable Rate      B       B      --
Class B-6..............     $     393,447         (19)               Junior               Variable Rate     --      --      --
Class 3-B-4............     $   1,058,000         (10)               Junior               Variable Rate     BB       BB     Ba2
Class 3-B-5............     $     741,000         (10)               Junior               Variable Rate      B       B      B2
Class 3-B-6............     $   1,375,115         (10)               Junior               Variable Rate     --      --      --

--------------------------------------

(1) Approximate, subject to adjustment as described in this prospectus supplement.

(2) A description of the ratings of the offered certificates is set forth under the heading "Ratings" in this prospectus supplement.

(3) Interest will accrue on the Class 1-A-5 certificates at a per annum rate equal to (i) 0.50% plus (ii) LIBOR, subject to a maximum rate of 8.50% and a minimum rate of 0.50%.

(4) The Class 1-A-6 certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 1-A-6 notional amount as described in this prospectus supplement under "Description of the Offered Certificates--Interest."

(5) Interest will accrue on the Class 1-A-6 certificates at a per annum rate equal to (i) 8.00% minus (ii) LIBOR, subject to a maximum rate of 8.00% and a minimum rate of 0.00%.

(6) The Class 1-A-7 certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 1-A-7 notional amount as described in this prospectus supplement under "Description of the Offered Certificates--Interest."

(7) Interest will accrue on the Class 2-A-3 certificates at a per annum rate equal to (i) 0.50% plus (ii) LIBOR, subject to a maximum rate of 8.50% and a minimum rate of 0.50%.

(8) The Class 2-A-4 certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 2-A-4 notional amount as described in this prospectus supplement under "Description of the Offered Certificates--Interest."

(9) Interest will accrue on the Class 2-A-4 certificates at a per annum rate equal to (i) 8.00% minus (ii) LIBOR, subject to a maximum rate of 8.00% and a minimum rate of 0.00%.

(10) Interest will accrue at a per annum rate equal to the weighted average of the net mortgage rates of the mortgage loans in the third loan group, weighted on the basis of the scheduled principal balances of the mortgage loans in the third loan group as of the first day of the month immediately prior to the month in which that distribution date occurs (after taking into account scheduled payments of principal due on that date, whether or not received).

(11) Interest will accrue on the Class 3-A-3 certificates at a per annum rate equal to (i) 0.55% plus (ii) LIBOR, subject to a maximum rate of 8.50% and a minimum rate of 0.55%.

(12) The Class 3-A-4 certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 3-A-4 notional amount as described in this prospectus supplement under "Description of the Offered Certificates--Interest."

(13) Interest will accrue on the Class 3-A-4 certificates at a per annum rate equal to (i) 7.95% minus (ii) LIBOR, subject to a maximum rate of 7.95% and a minimum rate of 0.00%.

(14) The Class A-X-1 certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class A-X-1 notional amount as described in this prospectus supplement under "Description of the Offered Certificates--Interest."

(15) The Class A-X-2 certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class A-X-2 notional amount as described in this prospectus supplement under "Description of the Offered Certificates--Interest."

(16) The Class A-X-3 certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class A-X-3 notional amount as described in this prospectus supplement under "Description of the Offered Certificates--Interest."

(17) The Class 3-A-X certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 3-A-X notional amount as described in this prospectus supplement under "Description of the Offered Certificates--Interest."

(18) The Class A-P certificates are principal-only certificates and will not be entitled to distributions in respect of interest.

(19) Interest will accrue at a variable per annum rate as described in this prospectus supplement under "Description of the Offered
       Certificates--Interest."

                                TABLE OF CONTENTS




                                                 PAGE
                                                 ----
SUMMARY...........................................S-7
RISK FACTORS.....................................S-14
     Certificates May Not Be Appropriate
         for Individual Investors                S-14
     Credit Enhancement May Not Be Adequate......S-14
     Certain Subordinate Certificates
         Provide Subordination for Multiple
         Certificate Groups......................S-15
     Inadequacy of Value of Properties
         Could Affect Severity of Losses.........S-15
     Bankruptcy of Borrowers May
         Adversely Affect Distributions on
         Certificates............................S-15
     There Are Risks Involving
         Unpredictability of Prepayments
         and the Effect of Prepayments and
         LIBOR Rates and the Effect of
         Prepayments and LIBOR Rates on
         Yields..................................S-16
     The Originators and the Transferor May
         Not Be Able to Repurchase or
         Replace Defective Loans.................S-17
     There Are Risks in Holding Subordinate
         Certificates, the Class 1-A-3
         Certificates and the Class A-X-3
         Certificates............................S-17
     Geographic Concentration Could
         Increase Losses on the Loans............S-18
     Failure of Master Servicer or Servicers
         to Perform May Adversely Affect
         Distributions on Certificates...........S-18
     Limited Liquidity May Adversely
         Affect Market Value of Certificates     S-18
     Rights of Beneficial Owners May Be
         Limited by Book-Entry System............S-19
     Risks Related to the Residual
         Certificate.............................S-19
     Recent Developments May Increase the
         Risk of Loss on the Loans               S-20
     Recent Developments - California
         Legislation.............................S-20
FORWARD-LOOKING STATEMENTS.......................S-21
DEFINED TERMS....................................S-21
DESCRIPTION OF THE LOANS.........................S-21
     General.....................................S-21
     Statistical Information.....................S-22
UNDERWRITING GUIDELINES..........................S-69
     General.....................................S-69
     Bank of America Underwriting Standards......S-69
     Washington Mutual Underwriting Standards....S-71
     Third Federal Underwriting Standards........S-72
THE MASTER SERVICER AND THE SERVICERS............S-73
     General.....................................S-73
     The Master Servicer.........................S-73
     The Servicers...............................S-73
DESCRIPTION OF THE OFFERED CERTIFICATES..........S-77
     General.....................................S-77
     Book-Entry Certificates.....................S-77
     Physical Certificates.......................S-79
     Allocation of Available Funds...............S-80
     Interest....................................S-83
     Principal...................................S-85
     Allocation of Losses........................S-86
     Subordination...............................S-88
Priority of Senior Certificates..................S-88
Priority Among Junior Certificates...............S-89
Cross-Collateralization..........................S-89
     Restrictions on Transfer of the Residual
         Certificates............................S-90
     Reports to Certificateholders...............S-91
PREPAYMENT AND YIELD CONSIDERATIONS..............S-93
     General.....................................S-93
     Prepayments, Defaults and LIBOR.............S-93
     The Offered Junior Certificates.............S-95
     Modeling Assumptions........................S-96
     Sensitivity of the Class A-P Certificates...S-98
     Sensitivity of the Interest-Only
         Certificates............................S-99
     Weighted Average Lives of the Offered
         Certificates...........................S-101
     Yield on the Residual Certificates.........S-109
THE POOLING AND SERVICING AGREEMENT.............S-110
     General....................................S-110
     Assignment of the Loans....................S-110
     Collection and Other Servicing Procedures..S-111
     Hazard Insurance...........................S-112
     Realization Upon Defaulted Loans...........S-113
     Servicing and Master Servicing
         Compensation and Payment of
         Expenses...............................S-113
     Protected Accounts.........................S-114
     Collection Account and Distribution
         Account................................S-114
     Certain Matters Regarding the Master
         Servicer...............................S-115
     Events of Default..........................S-115
     Advances...................................S-117
     Termination................................S-117
     Voting Rights..............................S-117
     Amendment..................................S-117
     The Trustee................................S-118
FEDERAL INCOME TAX CONSEQUENCEs.................S-119
     General....................................S-119

     Regular Certificates.......................S-119
     Residual Certificates......................S-119
     REMIC Taxes and Reporting..................S-120
STATE TAXES.....................................S-121
ERISA CONSIDERATIONS............................S-121
LEGAL INVESTMENT................................S-123
USE OF PROCEEDS.................................S-124
PLAN OF DISTRIBUTION............................S-124
RATINGS.........................................S-126
LEGAL MATTERS...................................S-126
GLOSSARY OF TERMS...............................S-127

--------------------------------------------------------------------------------

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

RELEVANT PARTIES
     Issuer............................  Morgan Stanley Dean Witter Capital I Inc. Trust 2002-WL1.  The trust will be established under a pooling and servicing agreement among Morgan Stanley Dean Witter Capital I Inc., as depositor, Wells Fargo Bank Minnesota, N.A., as master servicer, Bank One, N.A., as trustee, and Morgan Stanley Dean Witter Mortgage Capital Inc., as transferor.

     Depositor.........................  Morgan Stanley Dean Witter Capital I Inc., a Delaware corporation.  The depositor's address is 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. See
                                         "The Depositor" in the accompanying prospectus.

     Master Servicer...................  Wells Fargo Bank Minnesota, N.A., a national banking association.  The master servicer's address is P.O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, at 9062
                                         Old Annapolis Road, Columbia, Maryland 21045).  See "The Master Servicer and the
                                         Servicers--The Master Servicer" in this prospectus supplement.

     Servicers.........................  Washington Mutual Bank, FA, Bank of America, N.A. and Third Federal Savings and Loan
                                         Association of Cleveland.  See "The Master Servicer and the Servicers--The Servicers" in
                                         this prospectus supplement.

     Transferor........................  Morgan Stanley Dean Witter Mortgage Capital Inc.  The transferor's address is
                                         1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

     Originators.......................  Washington Mutual Bank, FA, Washington Mutual Bank, Bank of America, N.A. and Third
                                         Federal Savings and Loan Association of Cleveland.  See "Underwriting Guidelines" in this prospectus supplement.

     Trustee...........................  Bank One, N.A., a national banking association. The trustee's corporate trust office is 153
                                         West 51st Street, 5th Floor, New York, New York 10019, telephone number (800) 524-9472. See
                                         "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

RELEVANT DATES

     Cut-Off Date......................  August 1, 2002.

     Closing Date......................  On or about August 30, 2002.

     Distribution Date.................  The 25th day of each month or, if that day is not a business day, the next business day, beginning in September 2002.

     Servicer Remittance Date..........  The day that each servicer is required to remit collections on the loans to the master servicer, which is the 18th calendar day of each month or,

                                        if that day is not a business day, then the immediately
                                        following business day.

     Interest Accrual Period........... For each class of certificates (other than the Class 1-A-5, Class 1-A-6, Class 2-A-3,
                                        Class 2-A-4, Class 3-A-3 and Class 3-A-4 certificates), the calendar month immediately prior to the month in which the relevant distribution date occurs.  For the Class 1-A-5,
                                        Class 1-A-6, Class 2-A-3, Class 2-A-4, Class 3-A-3 and Class 3-A-4 certificates, the period from and including the 25th day of the month preceding the month in which the relevant distribution date occurs to and including the 24th day of the month in which that distribution date occurs.

     Record Date....................... For each class of certificates and any distribution date (other than the Class 1-A-5,
                                        Class 1-A-6, Class 2-A-3, Class 2-A-4, Class 3-A-3 and Class 3-A-4 certificates) the last day of the calendar month immediately prior to the month in which that distribution date occurs.  For the Class 1-A-5, Class 1-A-6, Class 2-A-3, Class 2-A-4, Class 3-A-3 and
                                        Class 3-A-4 certificates, and any distribution date, the business day immediately preceding that distribution date.

OFFERED CERTIFICATES................... We are offering the classes of certificates in the approximate original principal balance or notional amount, set forth on page S-3, subject to a permitted variance of plus or minus 5%.

                                        The certificates will consist of a total of 36 classes. The Class B-4, Class B-5, Class B-6,
                                        Class 3-B-4, Class 3-B-5 and Class 3-B-6 certificates are not being offered through this prospectus supplement and the accompanying prospectus.

     Interest Distributions............ The offered certificates, other than the Class A-P certificates, will bear interest at the rates per annum set forth on page S-3 of this prospectus supplement.

                                        The actual amount of interest you receive on your certificates on each distribution date will depend on:

                                        o      the amount of interest accrued on your certificates;

                                        o      the total amount of funds available for distribution; and

                                        o      the amount of any accrued interest not paid on your certificates on earlier distribution dates.

                                        Interest is required to be calculated on the basis of a 360-day year consisting of twelve
                                        30-day months.

                                        The Class A-P certificates are principal-only certificates and will not be entitled to distributions in respect of interest.

                                        See "Description of the Offered Certificates" in this prospectus supplement.

     Principal Distributions........... On each distribution date, one or more classes of the offered certificates will be entitled to distributions of principal.  The Class 1-A-6, Class 1-A-7, Class 2-A-4, Class
                                        3-A-4, Class A-X-1, Class A-X-2, Class A-X-3 and Class 3-A-X certificates are interest-only certificates and are not entitled to distributions of principal.  See
                                        "Description of the

                                        Offered Certificates--Principal" in this prospectus supplement for a detailed discussion of the amount and timing of principal distributions.

ASSETS OF THE POOL..................... The trust will be comprised primarily of fixed rate, closed-end loans secured by first priority mortgages or deeds of trust on residential one-to-four family properties.

                                        The loans will be divided into three loan groups. The loans in the first loan group will consist of loans originated or acquired by Washington Mutual Bank and Washington Mutual
                                        Bank, FA. The loans in the second loan group will consist of loans originated or acquired by Bank of America, N.A. Substantially all of the loans in the first and second loan group have original terms to maturity of approximately 15 years. The loans in the third loan group will consist only of loans originated or acquired by Third Federal Savings and Loan
                                        Association of Cleveland, substantially all of which have original terms to maturity of approximately 30 years.

                                        The loans in each loan group will be, except to the extent of cross-collateralization payments described in this prospectus supplement, the primary source of distributions to the holders of certificates in the related certificate groups, and, in the case of the first and second loan groups, the source of the distributions to the Class B certificates (other than the Class 3-B certificates) and, in the case of the third loan group, the source of distributions to the Class 3-B certificates.

                                        The loans are expected to have the following approximate characteristics based on the principal balances of the loans as of August 1, 2002:

         o    GROUP 1 MORTGAGE LOANS
         Number of Loans:.......................................................................................288
         Aggregate Scheduled Principal Balance:........................................................$140,664,502
         Range of Principal Balances:........................................................$134,221 to $1,381,401
         Average Principal Balance:........................................................................$488,418
         Range of Mortgage Interest Rates:.........................................................5.250% to 7.250%
         Weighted Average Mortgage Interest Rate:............................................................6.671%
         Range of Remaining Scheduled Terms to Maturity:...................................117 months to 178 months
         Weighted Average Remaining Scheduled
              Term to Maturity:..........................................................................176 months
         Range of Current Loan-to-Value Ratios:.....................................................6.75% to 89.11%
         Weighted Average Current Loan-to-Value Ratios:......................................................59.69%
         Range of Original Loan-to-Value Ratio:.....................................................6.81% to 89.99%
         Weighted Average Original Loan-to-Value Ratio:......................................................60.61%
         Geographic Concentration of Mortgaged Properties
              Securing Loans in Excess of 5% of the
              Aggregate Scheduled Principal Balance:....................................California           43.72%
                                                                                        New Jersey            8.60%
                                                                                        New York              7.35%
                                                                                        Washington            6.35%
                                                                                        Illinois              5.46%

         o    GROUP 2 MORTGAGE LOANS

         Number of Loans:.......................................................................................533
         Aggregate Scheduled Principal Balance:........................................................$252,310,326
         Range of Principal Balances:.........................................................$45,286 to $1,966,697
         Average Principal Balance:........................................................................$473,378
         Range of Mortgage Interest Rates:.........................................................6.250% to 9.425%
         Weighted Average Mortgage Interest Rate:............................................................6.846%
         Range of Remaining Scheduled Terms to Maturity:....................................72 months to 175 months
         Weighted Average Remaining Scheduled
              Term to Maturity:..........................................................................151 months
         Range of Current Loan-to-Value Ratios:.....................................................3.02% to 92.80%
         Weighted Average Current Loan-to-Value Ratios:......................................................53.39%
         Range of Original Loan-to-Value Ratios:...................................................16.67% to 95.00%
         Weighted Average Original Loan-to-Value Ratio:......................................................60.67%
         Geographic Concentration of Mortgaged Properties
              Securing Loans in Excess of 5% of the
              Aggregate Scheduled Principal Balance:....................................California           60.62%
                                                                                        Washington            5.23%

         o    GROUP 1 AND GROUP 2 MORTGAGE LOANS IN THE AGGREGATE

         Number of Loans:.......................................................................................821
         Aggregate Scheduled Principal Balance:........................................................$392,974,828
         Range of Principal Balances:.........................................................$45,286 to $1,966,697
         Average Principal Balance:........................................................................$478,654
         Range of Mortgage Interest Rates:.........................................................5.250% to 9.425%
         Weighted Average Mortgage Interest Rate:............................................................6.783%
         Range of Remaining Scheduled Terms to Maturity:....................................72 months to 178 months
         Weighted Average Remaining Scheduled
              Term to Maturity:..........................................................................160 months
         Range of Current Loan-to-Value Ratios:.....................................................3.02% to 92.80%
         Weighted Average Current Loan-to-Value Ratios:......................................................55.64%
         Range of Original Loan-to-Value Ratios:....................................................6.81% to 95.00%
         Weighted Average Original Loan-to-Value Ratio:......................................................60.65%
         Geographic Concentration of Mortgaged Properties
              Securing Loans in Excess of 5% of the
              Aggregate Scheduled Principal Balance:....................................California           54.57%
                                                                                        Washington            5.63%

         o    GROUP 3 MORTGAGE LOANS

         Number of Loans:.......................................................................................540
         Aggregate Scheduled Principal Balance:........................................................$211,619,116
         Range of Principal Balances:..........................................................$141,953 to $932,037
         Average Principal Balance:........................................................................$391,887
         Range of Mortgage Interest Rates:.........................................................6.875% to 8.250%
         Weighted Average Mortgage Interest Rate:............................................................7.100%
         Range of Remaining Scheduled Terms to Maturity:...................................189 months to 355 months
         Weighted Average Remaining Scheduled
              Term to Maturity:..........................................................................338 months
         Range of Current Loan-to-Value Ratios:....................................................27.74% to 99.26%
         Weighted Average Current Loan-to-Value Ratio:.......................................................75.26%
         Geographic Concentration of Mortgaged Properties
              Securing Loans in Excess of 5% of the
              Aggregate Scheduled Principal Balance:...................................Ohio                   95.5%
         Percent of Group 3 Loans with Documentation Level--
              Full Income Verification, No Asset Verification..................................................100%


                                        Unless the context indicates otherwise, any numerical or statistical information with respect to the loans (including the pools of loans by loan group or in the aggregate) presented in this prospectus supplement is based upon the characteristics of the loans as of August 1, 2002.

                                        See "Description of the Loans" in this prospectus supplement.

                                        See "Underwriting Guidelines" in this prospectus supplement.

SERVICING OF THE LOANS................  All of the loans in the first loan group will be serviced by Washington Mutual Bank, FA.
                                        All of the loans in the second loan group will be serviced by Bank of America, N.A. All of the loans in the third loan group will be serviced by Third Federal Savings and Loan
                                        Association of Cleveland.

                                        See "The Master Servicer and the Servicers--The Servicers" in this prospectus supplement.

                                        Pursuant to each of the underlying servicing agreements, the servicers will be required to:

                                        o      perform customary servicing functions with respect to the loans;

                                        o      provide certain reports to the master servicer; and

                                        o      make certain advances.

                                        Pursuant to the pooling and servicing agreement, the master servicer will be required to monitor the performance of the servicers.

                                        See "The Pooling and Servicing Agreement" in this prospectus supplement.

CREDIT ENHANCEMENT....................  Credit enhancements may reduce the harm caused to holders of certificates by shortfalls in payments collected on the loans.  Credit enhancements can reduce the effect of shortfalls on all classes of offered certificates, or they can allocate shortfalls so they affect some

                                        classes before others. On each distribution date, the classes of certificates in a group
                                        (and the subordinate certificates related to such group) that are lower in order of payment priority will not receive payments until the classes in such group and related to such group that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes in and related to a group, the most subordinate class in or related to such group is the first to forego payment. Additionally, the most subordinate classes of certificates will absorb losses, other than certain excess losses, on the loans up to the level described in this prospectus supplement.

                                        In addition, after the date on which the aggregate principal balance of the Class B certificates related to the first and second loan groups has been reduced to zero, certain losses allocated to the Class 1-A-2 certificates will be borne by the Class 1-A-3 certificates (in addition to other losses allocated to the Class 1-A-3 certificates) and not by the Class 1-A-2 certificates so long as the principal balance of the Class 1-A-3 certificates is greater than zero.

                                        See "Description of the Offered Certificates" in this prospectus supplement.

REGISTRATION AND DENOMINATIONS
OF THE CERTIFICATES...................  The offered certificates, other than the Class A-R and Class A-LR certificates, initially will be issued in book-entry form.  The offered certificates will be issued in the minimum denominations set forth in "Description of the Offered Certificates--General" in
                                        this prospectus supplement.  The Class A-R and Class A-LR certificates are expected to be issued in fully registered, certificated form with a denomination of $50.  No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing that person's interest in the trust fund, except under limited circumstances as described in this prospectus supplement.  Beneficial owners may elect to hold their interests through The Depository Trust Company.  Transfers within DTC, will be in accordance with the usual rules and operating procedures of DTC.
                                        See "Description of the Offered Certificates--General" in this prospectus supplement.

LAST SCHEDULED
DISTRIBUTION DATE.....................  July 25, 2017 will be the last scheduled distribution date for the Class A certificates in the first certificate group, April 25, 2017 will be the last scheduled distribution date for the Class A certificates in the second certificate group and the Class B certificates related to the first and second certificate group, and April 25, 2032 will be the last scheduled distribution date for all the certificates in the third certificate group.  These dates represent the distribution date occurring in the month following the maturity date of the latest maturing loan in the related loan groups.  It is possible that the principal of the certificates may not be fully paid by these dates.

TAX STATUS............................  The trustee will elect to treat the assets of the trust as two separate real estate mortgage investment conduits, or REMICs-- designated as the Upper-Tier REMIC and the
                                        Lower-Tier REMIC, respectively,  for federal income tax purposes.

                                        See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax
                                        Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS..................  If you are a fiduciary of any retirement plan or other employee benefit arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section
                                        4975 of the Internal Revenue Code of 1986, you should consult with counsel as to whether you can buy or hold an offered certificate.  See "ERISA Considerations" in this prospectus supplement.

LEGAL INVESTMENT......................  The offered certificates (other than the Class B-2, Class B-3, Class 3-B-2 and Class
                                        3-B-3 certificates) will constitute "mortgage related securities" for purposes of the
                                        Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by S&P, Fitch, Moody's or another nationally recognized statistical rating organization.

                                        The Class B-2, Class B-3, Class 3-B-2 and Class 3-B-3 certificates will not constitute
                                        "mortgage related securities." See "Legal Investment" in this prospectus supplement.

CERTIFICATE RATINGS...................  On the closing date, the offered certificates must have ratings not lower than those set forth on page S-3 by each of Standard & Poor's Ratings Services, a division of The
                                        McGraw-Hill Companies, Inc., Fitch Ratings and/or Moody's Investors Service, Inc.

                                        A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time. The ratings do not address the possibility that holders of the offered certificates may suffer a lower than anticipated yield.

                                        See "Ratings" in this prospectus supplement for a discussion of the primary factors on which the ratings are based.

                                  RISK FACTORS

     Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans. Therefore, you should carefully consider the risk factors relating to the loans.

CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

     o The amounts you receive on your certificates will depend on the amount of the payments borrowers make on the loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

     o The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments on the loans in the trust.

     o Rapid prepayment rates on the loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

     The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the factors described below and under "Prepayment and Yield Considerations" in this prospectus supplement and "Risk Factors" in the prospectus before purchasing the certificates.

CREDIT ENHANCEMENT MAY NOT BE ADEQUATE

     Loan Delinquencies, Defaults and Losses. A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement, is not enough to protect your certificates from these losses.

     As described in "Description of the Offered Certificates--Allocation of Losses" in this prospectus supplement, losses on a particular loan group will be allocated first to the subordinate certificates related to the group, in inverse order of priority. Losses may be severe enough, however, to reduce the aggregate principal balance of those subordinate certificates to zero. If this occurs, the senior certificates of the group may bear a portion of losses thereafter as described in this prospectus supplement; provided, however, that, after the date on which the aggregate principal balance of the Class B certificates related to the first and second loan groups has been reduced to zero, certain losses allocated to the Class 1-A-2 certificates will be borne by the Class 1-A-3 certificates (in addition to other losses allocated to the Class 1-A-3 certificates) and not by the Class 1-A-2 certificates so long as the principal balance of the Class 1-A-3 certificates is greater than zero. See "Description of the Offered Certificates -- Allocation of Losses" in this prospectus supplement.

     In addition, certain types of losses with respect to loans of a loan group, referred to in this prospectus supplement as "Excess Losses," will generally be borne pro rata by (i) the senior certificates of the related group and (ii) the Class B certificates (other than the Class 3-B certificates) for losses on the first and second loan groups, and the Class 3-B certificates for losses on the third loan group, after a specified amount of these losses are borne solely by such subordinate certificates. The method of allocating these losses is described in this prospectus supplement under "Description of the Certificates--Allocation of Losses."

     If the protection afforded by the credit enhancement is insufficient, you could experience a loss on your investment.

CERTAIN SUBORDINATE CERTIFICATES PROVIDE SUBORDINATION FOR MULTIPLE CERTIFICATE GROUPS

     Because the Class B certificates (other than the Class 3-B certificates) provide credit support for senior certificates in the first and second certificate groups, the protection provided to these senior certificates by the Class B certificates (other than the Class 3-B certificates) could be reduced to zero as a result of a disproportionate amount of realized losses on the loans related to one of these certificate groups. Therefore, losses on the loans related to one of these certificate groups will reduce the subordination provided by the Class B certificates (other than the Class 3-B certificates) to the senior certificates in the other certificate group and increase the likelihood that losses may be allocated to those senior certificates. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

     Certain limited amounts of losses on the loans in each loan group resulting from special hazards, mortgagor fraud and mortgagor bankruptcy will be allocated solely to the related subordinate certificates. Therefore, since the Class B certificates (other than the Class 3-B certificates) provide subordination for the senior certificates relating to both the first and second loan groups, in the event loans in either the first or second loan group suffer a high level of these losses, the available coverage for these losses for all senior certificates in those groups could be reduced. In the event loans in a loan group suffer these losses after the available coverage has been exhausted, the losses above the coverage will generally be allocated pro rata to the certificates related to the applicable loan group, as described above under "--Credit Enhancement May Not Be Adequate."

     Under certain circumstances principal otherwise payable to the Class B certificates (other than the Class 3-B certificates) will be paid to the senior certificates relating to the first and/or second loan groups (other than the Class A-P certificates) as described under "Description of the Certificates--Subordination--Cross-Collateralization" in this prospectus supplement. In addition, the Class A-P certificates will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable on the Class B certificates (other than the Class 3-B certificates) regardless of the loan group from which such payments are derived.

INADEQUACY OF VALUE OF PROPERTIES COULD AFFECT SEVERITY OF LOSSES

     Assuming that the properties provide adequate security for the loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the loans and thereby reduce the security for the loans. As a result, the risk that you will suffer losses could increase. If any of the properties fail to provide adequate security for the related loan, you may experience a loss. See "The Pooling and Servicing Agreement--Realization Upon Defaulted Loans" in this prospectus supplement, and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

     The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses. See "--Credit Enhancement May Not Be Adequate" above.

THERE ARE RISKS INVOLVING UNPREDICTABILITY OF PREPAYMENTS AND THE EFFECT OF PREPAYMENTS AND LIBOR RATES AND THE EFFECT OF PREPAYMENTS AND LIBOR RATES ON YIELDS

     Borrowers may generally prepay their loans in whole or in part at any time without penalty. We cannot predict the rate at which borrowers will repay their loans. A prepayment of a loan generally will result in more rapid payments on the certificates.


     o If you purchase your certificates at a discount or if you purchase the Class A-P certificates, and principal payments on the loans in the related loan group, or, in the case of the Class A-P certificates, loans in the first loan group having net mortgage rates below 6.00%, occur more slowly than you anticipate, then your yield may be lower than you anticipate. See "Prepayment and Yield Considerations-Sensitivity of the Class A-P Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Class A-P certificates, including a table demonstrating the particular sensitivities of the Class A-P certificates to the rate of prepayments.

     o If you purchase your certificates at a premium or if you purchase the Class 1-A-6, Class 1-A-7, Class 2-A-4, Class 3-A-4, Class A-X-1, Class A-X-2, Class A-X-3 or Class 3-A-X certificates, and principal payments on the loans in the related loan groups occur faster than you anticipate, then your yield may be lower than you anticipate.

     o If you purchase Class A-X-1, Class A-X-2, Class A-X-3 or Class 3-A-X certificates, you should consider the risk that a rapid rate of principal payments on the loans in the related loan groups could result in your failure to fully recover your initial investment. See "Prepayment and Yield Considerations-Sensitivity of the Interest-Only Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of these certificates, including tables demonstrating the particular sensitivities of such certificates to the rate of prepayments.

     o If you purchase Class 1-A-6, Class 1-A-7, Class 2-A-4 or Class 3-A-4 certificates, you should consider the risk that a rapid rate of principal payments of the loans in the related loan group could result in your failure to recover your initial investment. See "Prepayment and Yield Considerations-Sensitivity of the Interest-Only Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of these certificates, including tables demonstrating the particular sensitivities of these certificates to the rate of prepayments.

     o If you purchase Class 1-A-6, Class 2-A-4 or Class 3-A-4 certificates, you should also consider the risk that a high rate of LIBOR may result in a lower actual yield than you expected. In particular, if you purchase Class 1-A-6, Class 2-A-4 or Class 3-A-4 certificates, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the loans in the related loan group could result in your failure to recover your initial investment. See "Payment and Yield Considerations-Sensitivity of the Interest-Only Certificates" in this prospectus supplement for a more detailed description of the risks associated with the purchase of these certificates, including tables demonstrating the particular sensitivities of these certificates to the rate of prepayments and LIBOR.

     o If you purchase Class 1-A-5, Class 2-A-3 or Class 3-A-3 certificates, you should also consider the risk that a low rate of LIBOR may result in a lower actual yield than you expected.

     o The rate of prepayments on the loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the loans, the loans are more likely to prepay than if prevailing rates remain above the interest rates on the loans. Conversely, if prevailing interest rates rise significantly, the prepayments on the loans are likely to decrease.

     o The effective interest rate on your certificates may be less than the interest rate stated in this prospectus supplement. Your certificates will be allocated any interest shortfalls that are not compensated for as described in this prospectus supplement. The circumstances under which interest shortfalls will occur are described in "Description of the Offered Certificates--Interest" and "--Allocation of Available Funds" in this prospectus supplement.

     o Washington Mutual Bank, FA, Washington Mutual Bank, Bank of America, N.A. and Third Federal Savings and Loan Association of Cleveland (in their respective capacities as sellers of the loans) and Morgan Stanley Dean Witter Mortgage Capital Inc. (in its capacity as transferor) may each be required to purchase loans from the trust in the event certain breaches of representations and warranties have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of such loans.

     o If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect.

     See "Prepayment and Yield Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the loans.

THE ORIGINATORS AND THE TRANSFEROR MAY NOT BE ABLE TO REPURCHASE OR REPLACE DEFECTIVE LOANS

     Washington Mutual Bank, FA, Washington Mutual Bank, Bank of America, N.A. and Third Federal Savings and Loan Association of Cleveland (in their respective capacities as sellers of the loans) will make various representations and warranties related to the loans sold by them and ultimately acquired by Morgan Stanley Dean Witter Mortgage Capital Inc. Morgan Stanley Dean Witter Mortgage Capital Inc. (in its capacity as transferor) will make certain additional representations and warranties with respect to certain of the loans it purchased from Bank of America, N.A. and sold to Morgan Stanley Dean Witter Capital I Inc. covering the period of time between the dates on which it purchased those loans to the date on which it sold the loans to Morgan Stanley Dean Witter Capital I Inc. Those representations are summarized in "The Pooling and Servicing Agreement--Assignment of the Loans" in this prospectus supplement.

     If any of the parties listed above fails to cure a material breach of its representations and warranties with respect to any loan in a timely manner, then such party would be required to repurchase or replace the defective loan. See "The Pooling and Servicing Agreement--Assignment of the Loans" in this prospectus supplement. It is possible that these parties may not repurchase or replace any defective loans, for financial or other reasons. The inability of a party to repurchase or replace defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur. See "--Credit Enhancement May Not Be Adequate" above.

THERE ARE RISKS IN HOLDING SUBORDINATE CERTIFICATES, THE CLASS 1-A-3 CERTIFICATES AND THE CLASS A-X-3 CERTIFICATES

     The protections afforded the senior certificates create risks for the related subordinate certificates. Prior to any purchase of any subordinate certificates, consider the following factors that may adversely impact your yield:

     o Because the subordinate certificates related to a certificate group receive interest and principal distributions after the related senior certificates receive those distributions, there is a greater likelihood that those subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

     o If any servicer determines not to advance a delinquent payment on a loan because such servicer determines the amount is not recoverable from a borrower and the master servicer makes a similar determination and does not advance funds with respect to such delinquent payment, there may be a shortfall in distributions on the certificates which will impact the subordinate certificates for the related certificate group.

     o Losses resulting from the liquidation of defaulted loans in a loan group will be allocated to the subordinate certificates related to the loan group. A loss allocation results in a reduction in a certificate balance, potentially to zero, without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

     o The earlier in the transaction that a loss on a loan occurs, the greater the impact on yield.

     See "Description of the Offered Certificates" and "Prepayment and Yield Considerations" in this prospectus supplement.

     If you purchase Class 1-A-3 certificates, you should consider the risk that after the date on which the aggregate principal balance of the related subordinate certificates has been reduced to zero, the principal portion of losses, other than Excess Losses, allocated to the Class 1-A-2 certificates will be borne by the Class 1-A-3 certificates (in addition to other losses allocated to the Class 1-A-3 certificates) and not by the Class 1-A-2 certificates so long as the principal balance of your Class 1-A-3 certificates is greater than zero.

     Because the Class A-X-3 certificates accrue interest on a notional amount based on the principal balances of the Class B-1, Class B-2 and Class B-3 certificates, you should consider the risk that the principal portion of any losses allocated to the Class B-1, Class B-2 and Class B-3 certificates will result in a proportionate reduction to the notional amount of the Class A-X-3 certificates which could result in your failure to fully recover your initial investment.

GEOGRAPHIC CONCENTRATION COULD INCREASE LOSSES ON THE LOANS

     The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the loans. Any concentration of the mortgaged properties securing the loans related to your certificates in particular geographic regions might magnify the effect on the pool of loans of adverse economic conditions or of special hazards in these areas, such as earthquakes or tornadoes, and might increase the rate of delinquencies, defaults and losses on the loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified. See "Description of the Loans" in this prospectus supplement.

FAILURE OF MASTER SERVICER OR SERVICERS TO PERFORM MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

     The amount and timing of distributions on the certificates generally will be dependent on the servicers performing their respective servicing obligations and the master servicer performing its master servicing obligations in an adequate and timely manner. See "The Pooling and Servicing Agreement--Collection Account and Distribution Account" in this prospectus supplement. If any servicer fails to perform its servicing obligations, or if the master servicer fails to perform its master servicing obligations, this failure may result in the termination of such servicer or the master servicer, as applicable. That termination with its corresponding transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your certificates could occur.

LIMITED LIQUIDITY MAY ADVERSELY AFFECT MARKET VALUE OF CERTIFICATES

     A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your certificates. See "Risk Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates" in the accompanying prospectus.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Class 1-A-6, Class 1-A-7, Class 2-A-4, Class 3-A-4, Class

A-X-1, Class A-X-2, Class A-X-3, Class 3-A-X, Class A-P, Class B or Class 3-B certificates) will experience illiquidity.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM

     Unless you are the purchaser of a Class A-R or Class A-LR certificate, your ownership of the offered certificates will be registered electronically with DTC. The lack of physical certificates could:

     o result in payment delays on your certificates because the trustee will be sending distributions on the certificates to DTC instead of directly to you;

     o make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

     o hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Offered Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

RISKS RELATED TO THE RESIDUAL CERTIFICATE

     The holders of the Class A-R and Class A-LR certificates (which are also called the residual certificates) must include the taxable income or loss of the REMIC in determining its federal taxable income. Prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders of those certificates must have sufficient sources of funds to pay such tax liability. It is not anticipated that the residual certificateholders will receive distributions from the trust. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMIC includible by the holders of the residual certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     Under the provisions of the Code relating to REMICs, it is likely that the residual certificates will be considered to be a "non-economic residual interest," with the result that transfers of those certificates would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require each transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificate in excess of cash flows generated by it, (iii) intends to pay taxes associated with holding such residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit. Each transferor must certify in writing to the trustee that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. In addition, final regulations of the U.S. Department of the Treasury issued July 19, 2002 provide alternatives for either paying the transferee of the residual certificate a formula-specified minimum price or transferring the residual certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer. Finally, residual certificates generally may not be transferred to a person who is not a U.S. person unless the income thereon is effectively connected with the conduct of a U.S. trade or business and the transferee furnishes the transferor and the trustee with an effective Internal Revenue Service Form W-8ECI. See "Description of the Offered Certificates-Restrictions on Transfer of the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates," "-Excess Inclusions," "-Sale or Exchange of REMIC Residual Certificates," and "-Tax-Related Restrictions on Transfer of Residual Noneconomic REMIC Residual Certificates" in the prospectus.

     An individual, trust or estate that holds a residual certificate (whether the residual certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly allocable to such residual certificate in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the residual certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences-REMICS-Limitation on Deduction of Certain Expenses" in the prospectus. In addition, some portion of a purchaser's basis, if any, in a residual certificate may not be recovered until termination of the trust fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a residual certificate are unclear. Any transferee of a residual certificate receiving such consideration should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the residual certificates may be significantly lower than would be the case if the residual certificates were taxed as debt instruments and could be negative.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City and Washington, D.C. Although the damaged and destroyed properties consisted primarily of commercial and government buildings, these tragic events may nevertheless have an adverse effect on the value of residential real estate in the United States, particularly in the New York and Washington D.C. metropolitan areas, the number of delinquencies and foreclosures of the loans and on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally, or economic conditions in the New York or Washington D.C. metropolitan areas or other areas of the United States.

     As a result of the terrorist attacks, President Bush has authorized the placement of approximately 81,193 military reservists and members of the National Guard on active duty status as of March 27, 2002. To the extent that any such person is a borrower under a loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the loan during the period of active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil Relief Act. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Soldiers' and Sailors' Civil Relief Act. See "Description of the Offered Certificates--Allocation of Losses" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

RECENT DEVELOPMENTS - CALIFORNIA LEGISLATION

     In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty.

     The amendment could result in shortfalls in interest and could affect the ability of the servicer to foreclose on the affected mortgage loan in a timely fashion. In addition, the amendment, like the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. None of the depositor, the transferor, the servicers or the master servicer has undertaken a determination as to which mortgage loans, if any, may be affected. See "Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" and similar laws in the prospectus.

                           FORWARD-LOOKING STATEMENTS

     In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables set forth under "Risk Factors" and "Prepayment and Yield Considerations" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

     (1)  economic conditions and industry competition;

     (2)  political and/or social conditions; and

     (3)  the law and government regulatory initiatives.

     We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.


                                  DEFINED TERMS

     We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we use in this prospectus supplement under the caption "Glossary of Terms" beginning on page S-127 in this prospectus supplement. We define capitalized terms we use in the accompanying prospectus under the caption "Glossary of Terms" beginning on page 183 in the prospectus.


                            DESCRIPTION OF THE LOANS

GENERAL

     On or about August 30, 2002, Morgan Stanley Dean Witter Capital I Inc., the depositor, will acquire three Groups of Loans from Morgan Stanley Dean Witter Mortgage Capital Inc., who will have previously acquired the Loans from Washington Mutual Bank, FA, Washington Mutual Bank, Bank of America, N.A. and Third Federal Savings and Loan Association of Cleveland. The depositor will then transfer the Loans, together with its rights with respect to the Loans, to the trust pursuant to the Pooling and Servicing Agreement. The Group 1 Loans have an aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $140,664,502. The Group 2 Loans have an aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $252,310,326. The Group 1 Loans and the Group 2 Loans have an aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $392,974,828. The Group 3 Loans have an aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $211,619,116. The trust will be entitled to all scheduled payments of principal and interest in respect of the Loans due after the Cut-Off Date, the Cut-Off Date, and all unscheduled payments of principal and interest received after the Cut-Off Date.

     Unless otherwise stated, the statistical information presented in this prospectus supplement relates to the Loans as of the Cut-Off Date, and information as to percentages of Loans are based on Scheduled Principal Balances of the applicable Loans as of the Cut-Off Date.

     As of the close of business on the Cut-Off Date, approximately 0.51% of the Group 1 Loans, 0.65% of the Group 2 Loans, 0.43% of the Group 3 Loans and 0.60% of the Group 1 Loans and Group 2 Loans, in the aggregate, in each case by the Cut-Off Date Pool Balance of the applicable Loan Group or Loan Groups, were 30 days past due in any of their scheduled payments of principal or interest.

     The Loans are evidenced by Mortgage Notes, secured primarily by mortgages or deeds of trust on the Mortgaged Properties. As of the Cut-Off Date, all of the Loans were primarily secured by first liens on Mortgaged Properties.

     The scheduled monthly payment on each Loan includes a substantially equal payment consisting of interest plus principal in an amount that will amortize the outstanding principal balance of the Loan over its remaining term. All of the Loans provide for payments due as of the first day of each month. The latest scheduled maturity date of any Loan is March 1, 2032 (and is June 1, 2017 for the Group 1 Loans, March 1, 2017 for the Group 2 Loans and March 1, 2032 for the Group 3 Loans). However the actual date on which any Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. The borrowers may generally prepay their Loans at any time without penalty. Each of the Loans is subject to a due-on-sale clause. See "Legal Aspects of Mortgage Loans" in the prospectus.

     Approximately 1.09% of the Group 1 Loans, 1.69% of the Group 2 Loans, 0.80% of the Group 3 Loans and 1.48% of the Group 1 Loans and Group 2 Loans, in the aggregate, in each case by Cut-Off Date Pool Balance of the applicable Loan Group or Loan Groups, had LTV Ratios at origination of greater than 80% and the related borrowers were required to obtain primary mortgage guaranty insurance. However, primary mortgage guaranty insurance will not be required on any of these Loans:

     o after the date on which the LTV Ratio is 80% (in the case of Group 3 Loans, 85%) or less, or, based on a new appraisal, the principal balance of the Loan represents 80% (in the case of Group 3 Loans, 85%) or less of the new appraised value; or

     o    if maintaining the policy is prohibited by law.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values decline generally or in a particular geographic area decline, the LTV Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Loans.

STATISTICAL INFORMATION

     Statistical information regarding characteristics of the Loans, as of the Cut-Off Date, is set forth below.

     Before the closing date, the depositor may remove any of the Loans identified as of the date of this prospectus supplement or may substitute comparable loans for any of the Loans identified as of the date of this prospectus supplement. However, the aggregate principal balance of the substituted Loans will not vary by more than plus or minus 5% of the Loans, by Cut-Off Date Pool Balance for all Loans. As a result, the statistical information presented below regarding the characteristics of the Loans identified for inclusion in the trust may vary in some respects from comparable information based on the actual composition of the Loans included in the trust on the closing date. In addition, after the Cut-Off Date, the characteristics of the Loans may materially vary from the information below due to a number of factors. These factors include prepayments of the Loans after the Cut-Off Date and the substitution or repurchase of Loans after the closing date.

                             GROUP 1 MORTGAGE LOANS

                                  PRODUCT TYPES

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
PRODUCT TYPES                                    LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Fixed - 10 Year..........................           1        $      363,417          0.26%          6.625%        117        74.00%
Fixed - 15 Year..........................         287           140,301,084         99.74           6.672         177        60.58
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 Loans:....         288        $  140,664,502        100.00%          6.671%        176        60.61%
                                               =========    =================   =============     ========     =========   =========

                        RANGE OF MORTGAGE INTEREST RATES

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF MORTGAGE INTEREST RATES                 LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
5.001% - 5.500%..........................           1        $      832,705         0.59%           5.250%       177       42.10%
5.501% - 6.000%..........................           9             4,325,191         3.07            5.882        175       58.73
6.001% - 6.500%..........................          62            31,753,915        22.57            6.406        177       58.24
6.501% - 7.000%..........................         209            99,512,297        70.74            6.781        176       61.50
7.001% - 7.500%..........................           7             4,240,393         3.01            7.163        177       63.21
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 Loans:....         288       $  140,664,502        100.00%           6.671%       176       60.61%
                                               =========    =================   =============     ========     =========   =========

                 Minimum:  5.250%
                 Maximum:  7.250%
                 Weighted Average:  6.671%

                             GROUP 1 MORTGAGE LOANS

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES         LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
$ 0 - $300,000.00...........................         2       $      426,968          0.30%         6.532%         176        69.78%
$300,000.01 - $400,000.00...................       110           38,970,490         27.70          6.684          176        62.95
$400,000.01 - $500,000.00...................        79           35,430,090         25.19          6.714          177        63.53
$500,000.01 - $600,000.00...................        43           23,744,177         16.88          6.686          177        65.14
$600,000.01 - $700,000.00...................        27           17,082,045         12.14          6.596          176        53.53
$700,000.01 - $800,000.00...................         9            6,848,972          4.87          6.814          176        60.71
$800,000.01 - $900,000.00...................         4            3,342,003          2.38          6.377          177        44.63
$900,000.01 - $1,000,000.00.................         9            8,643,192          6.14          6.501          177        50.11
$1,000,000.01 - $1,100,000.00...............         1            1,086,457          0.77          6.375          177        60.00
$1,100,000.01 - $1,200,000.00...............         2            2,351,401          1.67          7.002          177        56.05
$1,300,000.01 - $1,400,000.00...............         2            2,738,708          1.95          6.686          176        49.75
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 Loans:.......       288       $  140,664,502        100.00%         6.671%         176        60.61%
                                               =========    =================   =============     ========     =========   =========

                 Minimum:  $134,221
                 Maximum:  $1,381,401
                 Average:  $488,418

                             GROUP 1 MORTGAGE LOANS

                                 ORIGINAL TERMS

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
ORIGINAL TERMS (MONTHS)                          LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
120......................................           1         $    363,417            0.26%          6.625%        117        74.00%
180......................................         287          140,301,084           99.74           6.672         177        60.58
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 Loans:....         288         $140,664,502          100.00%          6.671%        176        60.61%
                                               =========    =================   =============     ========     =========   =========

                 Minimum:  120 months
                 Maximum:  180 months
                 Weighted Average:  180 months


                            RANGE OF REMAINING TERMS


                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF REMAINING TERMS (MONTHS)                LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
109 - 120...............................             1        $     363,417           0.26%         6.625%        117        74.00%
157 - 168...............................             1              428,677           0.30          6.875         167        76.56
169 - 180...............................           286          139,872,407          99.44          6.671         177        60.53
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 Loans:...           288        $ 140,664,502         100.00%         6.671%        176        60.61%
                                               =========    =================   =============     ========     =========   =========

                 Minimum:  117 months
                 Maximum:  178 months
                 Weighted Average:  176 months

                             GROUP 1 MORTGAGE LOANS

                           RANGE OF CURRENT LTV RATIOS

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF CURRENT LTV RATIOS                      LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
(less than or equal to) 30.00%........            12          $   5,875,814          4.18%          6.705%        177        24.52%
30.01% - 40.00%.......................            21             10,017,939          7.12           6.568         177        35.76
40.01% - 50.00%.......................            28             17,911,205         12.73           6.576         176        46.28
50.01% - 60.00%.......................            62             31,065,723         22.08           6.664         176        56.32
60.01% - 70.00%.......................            72             34,568,155         24.57           6.736         177        66.85
70.01% - 80.00%.......................            89             39,687,618         28.21           6.683         176        75.59
80.01% - 90.00%.......................             4              1,538,047          1.09           6.716         177        87.49
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1
   Loans:.............................           288          $ 140,664,502        100.00%          6.671%        176        60.61%
                                               =========    =================   =============     ========     =========   =========

                 Minimum:  6.75%
                 Maximum:  89.11%
                 Weighted Average:  59.69%

                             GROUP 1 MORTGAGE LOANS

                          RANGE OF ORIGINAL LTV RATIOS

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF ORIGINAL LTV RATIOS                     LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
0% - 30.00%.............................           11        $    5,741,593         4.08%           6.701%        177        23.33%
30.01% - 40.00%.........................           20             9,390,160         6.68            6.572         177        35.43
40.01% - 50.00%.........................           27            17,372,455        12.35            6.556         176        45.73
50.01% - 60.00%.........................           56            28,344,077        20.15            6.665         177        55.28
60.01% - 70.00%.........................           72            34,787,305        24.73            6.736         177        65.76
70.01% - 80.00%.........................           98            43,490,865        30.92            6.686         176        75.34
80.01% - 90.00%.........................            4             1,538,047         1.09            6.716         177        87.49
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 Loans:...          288        $  140,664,502       100.00%           6.671%        176        60.61%
                                               =========    =================   =============     ========     =========   =========

                 Minimum:  6.81%
                 Maximum:  89.99%
                 Weighted Average:  60.61%

                             GROUP 1 MORTGAGE LOANS

                               RANGE OF SEASONING

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF SEASONING (MONTHS)                      LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
1 - 12................................           287           $140,235,824         99.70%         6.671%        176         60.57%
13 - 24...............................             1                428,677          0.30          6.875         167         76.56
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1
   Loans:.............................           288           $140,664,502        100.00%         6.671%        176         60.61%
                                               =========    =================   =============     ========     =========   =========

                 Minimum:  2
                 Maximum:  13
                 Weighted Average:  3.43

                             GROUP 1 MORTGAGE LOANS

                             GEOGRAPHIC DISTRIBUTION

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
GEOGRAPHIC DISTRIBUTION                          LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
California..............................          122        $   61,493,510         43.72%          6.669%         177       59.89%
New Jersey..............................           23            12,094,474          8.60           6.714          176       57.50
New York................................           21            10,333,139          7.35           6.655          176       59.20
Washington..............................           19             8,937,188          6.35           6.502          177       64.84
Illinois................................           17             7,676,925          5.46           6.768          177       66.16
Massachusetts...........................           12             5,674,449          4.03           6.595          177       54.88
Connecticut.............................           10             4,709,319          3.35           6.572          176       56.13
Florida.................................            7             3,493,044          2.48           6.688          177       60.46
Michigan................................            6             3,267,057          2.32           6.805          177       57.30
Tennessee...............................            6             2,880,896          2.05           6.882          176       74.16
Colorado................................            5             2,658,154          1.89           6.818          175       59.59
Arizona.................................            6             2,577,735          1.83           6.742          176       69.22
Missouri................................            5             2,396,771          1.70           6.548          176       58.77
Maryland................................            4             1,829,992          1.30           6.675          177       63.70
Texas...................................            4             1,798,686          1.28           6.725          177       62.05
Other...................................           21             8,843,164          6.29           6.674          176       62.82
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 Loans:...          288        $  140,664,502        100.00%          6.671%         176       60.61%
                                               =========    =================   =============     ========     =========   =========

                 Number of States/District of Columbia Represented:  29

                             GROUP 1 MORTGAGE LOANS

                                    OCCUPANCY

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
OCCUPANCY                                        LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Primary.................................         276          $135,432,519            96.28%         6.671%        176        60.67%
Second Home.............................          11             4,843,755             3.44          6.655         176        58.42
Investment..............................           1               388,228             0.28          6.875         177        70.00
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 Loans:...         288          $140,664,502          100.00%         6.671%        176        60.61%
                                               =========    =================   =============     ========     =========   =========


                                  PROPERTY TYPE

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
PROPERTY TYPES                                   LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Single Family Residence.................          271          $132,571,134         94.25%          6.661%        176        60.88%
Condominium.............................           15             7,308,989          5.20           6.842         176        55.07
2-4 Family..............................            2               784,379          0.56           6.875         177        66.97
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 Loans:...          288          $140,664,502        100.00%          6.671%        176        60.61%
                                               =========    =================   =============     ========     =========   =========

                             GROUP 1 MORTGAGE LOANS

                                  LOAN PURPOSE

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
LOAN PURPOSE                                     LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Refinance - Rate Term....................          165       $  83,226,462           59.17%         6.666%         176       57.73%
Refinance - Cashout......................           69          33,045,354           23.49          6.698          176       60.89
Purchase.................................           54          24,392,685           17.34          6.654          177       70.07
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 Loans:....          288       $ 140,664,502          100.00%         6.671%         176       60.61%
                                               =========    =================   =============     ========     =========   =========


                               DOCUMENTATION LEVEL

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
DOCUMENTATION LEVEL                              LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Full.....................................         210         $102,810,792           73.09%         6.647%        176        59.77%
Reduced..................................          77           36,866,854           26.21          6.742         177        63.36
Unknown..................................           1              986,855            0.70          6.625         176        46.51
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 Loans:....         288         $140,664,502          100.00%         6.671%        176        60.61%
                                               =========    =================   =============     ========     =========   =========

                             GROUP 1 MORTGAGE LOANS

                              RANGE OF FICO SCORES

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF FICO SCORES                             LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
601  - 650..............................           21         $  10,014,179          7.12%          6.542%        177        58.58%
651  - 700..............................           57            29,117,304         20.70           6.717         176        61.43
701  - 750..............................          108            53,939,947         38.35           6.714         176        59.57
751  - 800..............................          101            47,022,628         33.43           6.623         177        61.88
801  - 850..............................            1               570,444          0.410          6.625         175        49.36
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 Loans:....         288         $ 140,664,502        100.00%          6.671%        176        60.61%
                                               =========    =================   =============     ========     =========   =========

                Minimum:  620
                Maximum:  803
                Weighted Average:  726

                             GROUP 2 MORTGAGE LOANS

                                  PRODUCT TYPES

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
PRODUCT TYPES                                    LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Fixed - 10 Year..........................           4        $    1,941,559          0.77%        6.975%          103        40.64%
Fixed - 15 Year..........................         529           250,368,767         99.23         6.845           151        60.82
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2 Loans:....         533        $ 252,310,326        100.00%        6.846%          151        60.67%
                                               =========    =================   =============     ========     =========   =========

                             GROUP 2 MORTGAGE LOANS

                        RANGE OF MORTGAGE INTEREST RATES

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF MORTGAGE INTEREST RATES                 LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
6.001% - 6.500%..........................         106         $  47,598,456         18.87%          6.45%         150        59.34%
6.501% - 7.000%..........................         336           168,079,529         66.62           6.809         154        59.03
7.001% - 7.500%..........................          64            26,085,585         10.34           7.315         134        69.39
7.501% - 8.000%..........................          20             7,706,130          3.05           7.881         146        68.62
8.001% - 8.500%..........................           4             1,887,401          0.75           8.264         160        78.90
8.501% - 9.000%..........................           2               591,426          0.23           8.786         155        74.79
9.001% - 9.500%..........................           1               361,801          0.14           9.425         159        80.00
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2 Loans:....         533         $ 252,310,326        100.00%          6.846%        151        60.67%
                                               =========    =================   =============     ========     =========   =========

                  Minimum:  6.250%
                  Maximum:  9.425%
                  Weighted Average:  6.846%

                             GROUP 2 MORTGAGE LOANS

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF CUT-OFF PRINCIPAL BALANCES              LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
$ 0 - $300,000.00........................         112        $  27,854,821         11.04%          6.896%         127        64.70%
$300,000.01 - $400,000.00................         176           60,374,144         23.93           6.837          151        62.91
$400,000.01 - $500,000.00................          84           37,354,601         14.81           6.822          152        64.05
$500,000.01 - $600,000.00................          55           29,964,841         11.88           6.850          152        63.01
$600,000.01 - $700,000.00................          36           23,066,272          9.14           6.831          154        61.07
$700,000.01 - $800,000.00................          15           10,842,718          4.30           6.841          155        53.51
$800,000.01 - $900,000.00................          15           12,702,805          5.03           6.792          144        43.57
$900,000.01 - $1,000,000.00..............          17           16,036,527          6.36           6.895          161        57.07
$1,000,000.01 - $1,100,000.00............           2            2,158,687          0.86           6.626          156        60.15
$1,100,000.01 - $1,200,000.00............           2            2,329,233          0.92           6.811          167        53.89
$1,200,000.01 - $1,300,000.00............           4            4,991,643          1.98           6.749          153        45.42
$1,300,000.01 - $1,400,000.00............           2            2,716,713          1.08           6.875          168        58.37
$1,400,000.01 - $1,500,000.00............           2            2,959,933          1.17           6.875          170        62.45
$1,500,000.01 - $1,600,000.00............           3            4,634,855          1.84           6.627          161        58.37
$1,600,000.01 - $1,700,000.00............           2            3,275,048          1.30           6.873          170        69.15
$1,700,000.01 - $1,800,000.00............           2            3,456,695          1.37           6.687          159        53.68
$1,800,000.01 - $1,900,000.00............           3            5,624,092          2.23           7.417          165        61.83
$1,900,000.01 - $2,000,000.00............           1            1,966,697          0.78           6.500          175        57.14
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2 Loans:....         533        $ 252,310,326        100.00%          6.846%         151        60.67%
                                               =========    =================   =============     ========     =========   =========

                  Minimum:  $45,286
                  Maximum:  $1,966,697
                  Average:  $473,378

                             GROUP 2 MORTGAGE LOANS

                                 ORIGINAL TERMS

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
ORIGINAL TERMS (MONTHS)                          LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
120......................................           4         $   1,941,559          0.77%          6.975%        103        40.64%
156......................................           1               406,630          0.16           6.875         116        55.00
168......................................           1               530,941          0.21           6.875         130        37.31
172......................................           1               535,052          0.21           7.375         102        68.18
180......................................         526           248,896,144         98.65           6.844         151        60.87
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2 Loans.....         533         $ 252,310,326        100.00%          6.846%        151        60.67%
                                               =========    =================   =============     ========     =========   =========

                  Minimum:  120 months
                  Maximum:  180 months
                  Weighted Average:  179 months

                             GROUP 2 MORTGAGE LOANS

                            RANGE OF REMAINING TERMS

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF REMAINING TERMS (MONTHS)                LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
61 - 72..................................          1         $     184,154            0.07%        7.500%         72         80.00%
73 - 84..................................         15             3,741,848            1.48         6.922          77         65.37
85 - 96..................................          4               734,404            0.29         7.342          95         62.78
97 - 108.................................         15             4,702,005            1.86         7.086         104         59.89
109 - 120................................         31             9,807,546            3.89         7.329         113         69.55
121 - 132................................         21            10,100,354            4.00         6.936         130         59.34
133 - 144................................        213            93,532,994           37.07         6.689         139         60.25
145 - 156................................          7             3,204,402            1.27         7.791         151         69.76
157 - 168................................         79            46,877,826           18.58         7.046         165         60.79
169 - 180................................        147            79,424,792           31.48         6.778         171         59.55
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2 Loans:....        533         $ 252,310,326          100.00%        6.846%        151         60.67%
                                               =========    =================   =============     ========     =========   =========

                  Minimum:  72 months
                  Maximum:  175 months
                  Weighted Average:  151 months

                             GROUP 2 MORTGAGE LOANS

                           RANGE OF CURRENT LTV RATIOS

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF CURRENT LTV RATIOS                      LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
(less than or equal to) 30.00%........            46          $  18,729,414          7.42%          6.753%        144        28.58%
30.01% - 40.00%.......................            70             31,285,537         12.40           6.820         143        43.58
40.01% - 50.00%.......................            99             50,053,979         19.84           6.834         148        53.36
50.01% - 60.00%.......................           116             56,546,733         22.41           6.775         148        63.46
60.01% - 70.00%.......................           127             59,054,976         23.41           6.904         152        72.21
70.01% - 80.00%.......................            69             34,253,615         13.58           6.948         167        77.99
80.01% - 90.00%.......................             5              2,089,123          0.83           6.953         165        88.19
90.01% - 100.00%......................             1                296,949          0.12           6.625         173        95.00
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2
   Loans:.............................           533          $ 252,310,326        100.00%          6.846%        151        60.67%
                                               =========    =================   =============     ========     =========   =========

                 Minimum:  3.02%
                 Maximum:  92.80%
                 Weighted Average:  53.39%

                             GROUP 2 MORTGAGE LOANS

                          RANGE OF ORIGINAL LTV RATIOS

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF ORIGINAL LTV RATIOS                     LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
0% - 30.00%..............................          26        $  13,450,234            5.33%        6.746%          149        24.50%
30.01% - 40.00%..........................          35           18,618,236            7.38         6.789           153        36.21
40.01% - 50.00%..........................          71           35,979,706           14.26         6.793           155        45.83
50.01% - 60.00%..........................          77           39,174,472           15.53         6.773           154        55.46
60.01% - 70.00%..........................         126           65,044,859           25.78         6.845           148        65.68
70.01% - 80.00%..........................         186           75,775,960           30.03         6.946           149        76.97
80.01% - 90.00%..........................           9            3,054,835            1.21         6.634           152        86.54
90.01% - 100.00%.........................           3            1,212,024            0.48         7.069           162        92.94
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2 Loans:....         533        $ 252,310,326            100%         6.846%          151        60.67%
                                               =========    =================   =============     ========     =========   =========

                  Minimum:  16.67%
                  Maximum:  95.00%
                  Weighted Average:  60.67%

                             GROUP 2 MORTGAGE LOANS

                               RANGE OF SEASONING

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF SEASONING (MONTHS)                      LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
1 - 12................................           168          $  92,179,626         36.53%          6.791%        170        59.55%
13 - 24...............................            61             35,750,574         14.17           7.102         163        60.09
25 - 36...............................             8              3,514,399          1.39           7.787         150        69.79
37 - 48...............................           218             95,946,211         38.03           6.696         139        60.11
49 - 60...............................            17              8,097,747          3.21           6.915         129        60.41
61 - 72...............................            31              9,738,412          3.86           7.396         112        71.38
73 - 84...............................            12              2,934,098          1.16           6.975         102        69.20
85 - 96...............................             4                826,825          0.33           7.700          91        59.21
97 - 108..............................            14              3,322,433          1.32           6.828          76        66.43
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2
   Loans:.............................           533          $ 252,310,326        100.00%          6.846%        151        60.67%
                                               =========    =================   =============     ========     =========   =========

                 Minimum:  5
                 Maximum:  108
                 Weighted Average:  28.55

                             GROUP 2 MORTGAGE LOANS

                             GEOGRAPHIC DISTRIBUTION

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
GEOGRAPHIC DISTRIBUTION                          LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
California...............................         305          $152,943,779         60.62%          6.825%        151        57.90%
Washington...............................          25            13,183,527          5.23           6.828         136        55.35
Florida..................................          26            12,177,834          4.83           6.912         166        65.72
Texas....................................          27            11,820,604          4.68           6.974         143        65.42
Arizona..................................          17             6,985,531          2.77           6.861         146        61.29
Nevada...................................          21             6,411,483          2.54           6.962         135        65.83
North Carolina...........................          13             5,705,188          2.26           6.667         169        65.17
Maryland.................................          14             5,704,991          2.26           6.699         160        67.28
New York.................................           8             4,679,797          1.85           6.794         155        61.43
Georgia..................................          10             3,934,995          1.56           6.605         169        69.20
Virginia.................................           8             3,512,313          1.39           6.967         162        58.89
Tennessee................................           6             2,951,102          1.17           7.178         167        75.98
Oregon...................................           8             2,810,673          1.11           7.235         136        69.23
Illinois.................................           6             2,662,460          1.06           6.882         149        69.64
Missouri.................................           4             2,300,872          0.91           6.821         168        75.74
Other....................................          35            14,525,177          5.76           6.898         145        68.63
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2 Loans:....         533          $252,310,326        100.00%          6.846%        151        60.67%
                                               =========    =================   =============     ========     =========   =========

                  Number of States/District of Columbia Represented:  29

                             GROUP 2 MORTGAGE LOANS

                                    OCCUPANCY

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
OCCUPANCY                                        LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Primary...................................         494         $235,332,792         93.27%          6.816%        150        59.94%
Second Home...............................          30           12,190,869          4.83           7.005         155        69.32
Investment................................           9            4,786,665          1.90           7.899         163        74.15
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2 Loans:.....         533         $252,310,326        100.00%          6.846%        151        60.67%
                                               =========    =================   =============     ========     =========   =========



                                  PROPERTY TYPE

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
PROPERTY TYPES                                   LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Single Family Residence..................          378         $181,511,922          71.94%         6.855%        150       59.90%
Planned Unit Development.................          137           62,626,018          24.82          6.779         153       61.93
Condominium..............................           15            6,788,080           2.69          7.106         151       71.30
2-4 Family...............................            3            1,384,306           0.55          7.407         157       51.69
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2 Loans:....          533         $252,310,326         100.00%         6.846%        151       60.67%
                                               =========    =================   =============     ========     =========   =========

                             GROUP 2 MORTGAGE LOANS

                                  LOAN PURPOSE

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
LOAN PURPOSE                                     LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Refinance - Rate Term....................         278          $133,424,808          52.88%         6.798%         151        56.53%
Purchase.................................         150            70,137,350          27.80          6.936          150        68.76
Refinance - Cashout......................         105            48,748,169          19.32          6.846          151        60.34
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2 Loans:....         533          $252,310,326         100.00%         6.846%         151        60.67%
                                               =========    =================   =============     ========     =========   =========


                               DOCUMENTATION LEVEL

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
DOCUMENTATION LEVEL                              LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Full......................................        168          $112,478,862         44.58%          6.884%       160         59.86%
Unknown...................................        223            81,831,610         32.43           6.826        129         62.63
Reduced...................................        140            57,345,263         22.73           6.792        164         59.29
Stated....................................          2               654,591          0.26           7.469        166         74.67
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2 Loans:.....        533          $252,310,326        100.00%          6.846%       151         60.67%
                                               =========    =================   =============     ========     =========   =========

                             GROUP 2 MORTGAGE LOANS

                              RANGE OF FICO SCORES

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF FICO SCORES                             LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
501  - 550..............................            3          $   1,320,372         0.52%          7.017%        147        69.26%
551  - 600..............................            4              1,571,135         0.62           6.810         144        76.13
601  - 650..............................           33             18,100,248         7.17           6.985         153        68.76
651  - 700..............................           93             49,604,581        19.66           6.831         154        64.27
701  - 750..............................          145             67,281,686        26.67           6.850         153        60.36
751  - 800..............................          245            109,938,175        43.57           6.823         148        57.97
801  - 850..............................           10              4,494,129         1.78           6.899         149        50.93
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 2 Loans:...          533           $252,310,326       100.00%          6.846%        151        60.67%
                                               =========    =================   =============     ========     =========   =========

                Minimum:  522
                Maximum:  812
                Weighted Average:  730

                       GROUP 1 AND GROUP 2 MORTGAGE LOANS

                              ORIGINAL LOAN SELLER

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
ORIGINAL LOAN SELLER                             LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
BOA......................................         533         $252,310,326         64.21%         6.846%         151         60.67%
WAMU.....................................         288          140,664,502         35.79          6.671          176         60.61
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:........................         821         $392,974,828        100.00%         6.783%         160         60.65%
                                               =========    =================   =============     ========     =========   =========

                                  PRODUCT TYPES

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
PRODUCT TYPES                                    LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Fixed - 10 Year..........................           5       $    2,304,977          0.59%          6.919%        105         45.90%
Fixed - 15 Year..........................         816          390,669,851         99.41           6.783         160         60.73
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:........................         821       $  392,974,828        100.00%          6.783%        160         60.65%
                                               =========    =================   =============     ========     =========   =========

                       GROUP 1 AND GROUP 2 MORTGAGE LOANS

                        RANGE OF MORTGAGE INTEREST RATES

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF MORTGAGE INTEREST RATES                 LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
5.001% - 5.500%..........................           1       $       832,705          0.21%        5.250%         177         42.10%
5.501% - 6.000%..........................           9             4,325,191          1.10         5.882          175         58.73
6.001% - 6.500%..........................         168            79,352,371         20.19         6.433          161         58.90
6.501% - 7.000%..........................         545           267,591,826         68.09         6.799          162         59.95
7.001% - 7.500%..........................          71            30,325,978          7.72         7.293          140         68.53
7.501% - 8.000%..........................          20             7,706,130          1.96         7.881          146         68.62
8.001% - 8.500%..........................           4             1,887,401          0.48         8.264          160         78.90
8.501% - 9.000%..........................           2               591,426          0.15         8.786          155         74.79
9.001% - 9.500%..........................           1               361,801          0.09         9.425          159         80.00
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:........................         821       $   392,974,828        100.00%        6.783%         160         60.65%
                                               =========    =================   =============     ========     =========   =========

                  Minimum:  5.250%
                  Maximum:  9.425%
                  Weighted Average:  6.783%

                       GROUP 1 AND GROUP 2 MORTGAGE LOANS

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF CUT-OFF PRINCIPAL BALANCES              LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
$0 - $300,000.00.........................        114         $  28,281,789          7.20%          6.890%        128         64.77%
$300,000.01 - $400,000.00................        286            99,344,634         25.28           6.777         161         62.93
$400,000.01 - $500,000.00................        163            72,784,691         18.52           6.769         164         63.80
$500,000.01 - $600,000.00................         98            53,709,018         13.67           6.777         163         63.95
$600,000.01 - $700,000.00................         63            40,148,317         10.22           6.731         163         57.86
$700,000.01 - $800,000.00................         24            17,691,690          4.50           6.831         163         56.30
$800,000.01 - $900,000.00................         19            16,044,808          4.08           6.706         151         43.79
$900,000.01 - $1,000,000.00..............         26            24,679,719          6.28           6.757         166         54.63
$1,000,000.01 - $1,100,000.00............          3             3,245,144          0.83           6.542         163         60.10
$1,100,000.01 - $1,200,000.00............          4             4,680,634          1.19           6.907         172         54.97
$1,200,000.01 - $1,300,000.00............          4             4,991,643          1.27           6.749         153         45.42
$1,300,000.01 - $1,400,000.00............          4             5,455,421          1.39           6.780         172         54.04
$1,400,000.01 - $1,500,000.00............          2             2,959,933          0.75           6.875         170         62.45
$1,500,000.01 - $1,600,000.00............          3             4,634,855          1.18           6.627         161         58.37
$1,600,000.01 - $1,700,000,00............          2             3,275,048          0.83           6.873         170         69.15
$1,700,000.01 - $1,800,000.00............          2             3,456,695          0.88           6.687         159         53.68
$1,800,000.01 - $1,900,000.00............          3             5,624,092          1.43           7.417         165         61.83
$1,900,000.01 - $2,000,000.00............          1             1,966,697          0.50           6.500         175         57.14
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:........................        821         $ 392,974,828        100.00%          6.783%        160         60.65%
                                               =========    =================   =============     ========     =========   =========

                  Minimum:  $45,286
                  Maximum:  $1,966,697
                  Average:  $478,654

                       GROUP 1 AND GROUP 2 MORTGAGE LOANS

                                 ORIGINAL TERMS

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
ORIGINAL TERMS (MONTHS)                          LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
120......................................           5        $    2,304,977          0.59%          6.919%        105        45.90%
156......................................           1               406,630          0.10           6.875         116        55.00
168......................................           1               530,941          0.14           6.875         130        37.31
172......................................           1               535,052          0.14           7.375         102        68.18
180......................................         813           389,197,228         99.04           6.782         161        60.76
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans.........................         821        $  392,974,828        100.00%          6.783%        160        60.65%
                                               =========    =================   =============     ========     =========   =========

                  Minimum:  120 months
                  Maximum:  180 months
                  Weighted Average:  180 months

                       GROUP 1 AND GROUP 2 MORTGAGE LOANS

                            RANGE OF REMAINING TERMS

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF REMAINING TERMS (MONTHS)                LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
61 - 72..................................            1        $      184,154          0.05%         7.500%         72        80.00%
73 - 84..................................           15             3,741,848          0.95          6.922          77        65.37
85 - 96..................................            4               734,404          0.19          7.342          95        62.78
97 - 108.................................           15             4,702,005          1.20          7.086         104        59.89
109 - 120................................           32            10,170,963          2.59          7.304         113        69.71
121 - 132................................           21            10,100,354          2.57          6.936         130        59.34
133 - 144................................          213            93,532,994         23.80          6.689         139        60.25
145 - 156................................            7             3,204,402          0.82          7.791         151        69.76
157 - 168................................           80            47,306,503         12.04          7.045         165        60.94
169 - 180................................          433           219,297,199         55.80          6.710         175        60.17
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:........................          821         $ 392,974,828        100.00%         6.783%        160        60.65%
                                               =========    =================   =============     ========     =========   =========

                  Minimum:  72 months
                  Maximum:  178 months
                  Weighted Average:  160 months

                       GROUP 1 AND GROUP 2 MORTGAGE LOANS

                           RANGE OF CURRENT LTV RATIOS

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF CURRENT LTV RATIOS                      LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
(less than or equal to) 30.00%........             58          $ 24,605,228          6.26%          6.741%        152        27.61%
30.01% - 40.00%.......................             91            41,303,477         10.51           6.759         151        41.68
40.01% - 50.00%.......................            127            67,965,184         17.30           6.766         156        51.50
50.01% - 60.00%.......................            178            87,612,455         22.29           6.736         158        60.93
60.01% - 70.00%.......................            199            93,623,131         23.82           6.842         161        70.23
70.01% - 80.00%.......................            158            73,941,233         18.82           6.806         172        76.70
80.01% - 90.00%.......................              9             3,627,171          0.92           6.852         170        87.89
90.01% - 100.00%......................              1               296,949          0.08           6.625         173        95.00
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:.....................            821         $ 392,974,828        100.00%          6.783%        160        60.65%
                                               =========    =================   =============     ========     =========   =========

                 Minimum:  3.02%
                 Maximum:  92.80%
                 Weighted Average:  55.64%

                       GROUP 1 AND GROUP 2 MORTGAGE LOANS

                          RANGE OF ORIGINAL LTV RATIOS

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF ORIGINAL LTV RATIOS                     LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
0% - 30.00%..............................           37        $  19,191,827           4.88%         6.732%       157         24.15%
30.01% - 40.00%..........................           55           28,008,396           7.13          6.716        161         35.95
40.01% - 50.00%..........................           98           53,352,161          13.58          6.716        162         45.79
50.01% - 60.00%..........................          133           67,518,549          17.18          6.728        164         55.38
60.01% - 70.00%..........................          198           99,832,164          25.40          6.807        158         65.70
70.01% - 80.00%..........................          284          119,266,825          30.35          6.851        159         76.38
80.01% - 90.00%..........................           13            4,592,883           1.17          6.662        160         86.86
90.01% - 100.00%.........................            3            1,212,024           0.31          7.069        162         92.94
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:........................          821        $ 392,974,828         100.00%         6.783%       160         60.65%
                                               =========    =================   =============     ========     =========   =========

                  Minimum:  6.81%
                  Maximum:  95.00%
                  Weighted Average:  60.65%

                       GROUP 1 AND GROUP 2 MORTGAGE LOANS

                               RANGE OF SEASONING

                                                                                                  WEIGHTED     WEIGHTED
                                                                                 % OF CUT-OFF      AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE         DATE POOL       MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID         BALANCE OF THE    INTEREST       TERM      ORIGINAL
RANGE OF SEASONING (MONTHS)                      LOANS      PRINCIPAL BALANCE   GROUP 1 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
1 - 12...................................         455         $  232,415,451         59.14%         6.719%        174        60.16%
13 - 24..................................          62             36,179,251          9.21          7.099         163        60.29
25 - 36..................................           8              3,514,399          0.89          7.787         150        69.79
37 - 48..................................         218             95,946,211         24.42          6.696         139        60.11
49 - 60..................................          17              8,097,747          2.06          6.915         129        60.41
61 - 72..................................          31              9,738,412          2.48          7.396         112        71.38
73 - 84..................................          12              2,934,098          0.75          6.975         102        69.20
85 - 96..................................           4                826,825          0.21          7.700          91        59.21
97 - 108.................................          14              3,322,433          0.85          6.828          76        66.43
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:........................         821         $  392,974,828        100.00%         6.783%        160        60.65%
                                               =========    =================   =============     ========     =========   =========

                  Minimum:  2
                  Maximum:  108
                  Weighted Average:  19.56

                       GROUP 1 AND GROUP 2 MORTGAGE LOANS

                             GEOGRAPHIC DISTRIBUTION


                                                                                 % OF CUT-OFF     WEIGHTED     WEIGHTED
                                                                                  DATE POOL        AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE       BALANCE OF THE    MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID          GROUP 1 AND      INTEREST       TERM      ORIGINAL
GEOGRAPHIC DISTRIBUTION                          LOANS      PRINCIPAL BALANCE   GROUP 2 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
California...............................         427          $214,437,289        54.57%          6.780%         158        58.47%
Washington...............................          44            22,120,714         5.63           6.697          153        59.19
Florida..................................          33            15,670,878         3.99           6.862          169        64.55
New York.................................          29            15,012,937         3.82           6.698          169        59.90
Texas....................................          31            13,619,290         3.47           6.941          148        64.97
New Jersey...............................          26            13,371,096         3.40           6.723          174        56.81
Illinois.................................          23            10,339,386         2.63           6.797          170        67.06
Arizona..................................          23             9,563,266         2.43           6.829          154        63.43
Maryland.................................          18             7,534,983         1.92           6.693          164        66.41
Nevada...................................          22             7,055,161         1.80           6.943          139        66.41
Tennessee................................          12             5,831,998         1.48           7.032          171        75.08
North Carolina...........................          13             5,705,188         1.45           6.667          169        65.17
Massachusetts............................          12             5,674,449         1.44           6.595          177        54.88
Connecticut..............................          11             5,035,454         1.28           6.567          173        55.83
Georgia..................................          12             4,863,250         1.24           6.633          169        69.48
Other....................................          85            37,139,490         9.45           6.849          161        65.20
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:........................         821          $392,974,828       100.00%          6.783%         160        60.65%
                                               =========    =================   =============     ========     =========   =========

                  Number of States/District of Columbia Represented:  37

                       GROUP 1 AND GROUP 2 MORTGAGE LOANS

                                    OCCUPANCY


                                                                                 % OF CUT-OFF     WEIGHTED     WEIGHTED
                                                                                  DATE POOL        AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE       BALANCE OF THE    MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID          GROUP 1 AND      INTEREST       TERM      ORIGINAL
OCCUPANCY                                        LOANS      PRINCIPAL BALANCE   GROUP 2 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Primary...................................        770          $370,765,311         94.35%          6.763%        160        60.21%
Second Home...............................         41            17,034,624          4.33           6.905         161        66.22
Investment................................         10             5,174,893          1.32           7.822         164        73.84
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:.........................        821          $392,974,828        100.00%          6.783%        160        60.65%
                                               =========    =================   =============     ========     =========   =========


                                  PROPERTY TYPE

                                                                                 % OF CUT-OFF     WEIGHTED     WEIGHTED
                                                                                  DATE POOL        AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE       BALANCE OF THE    MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID          GROUP 1 AND      INTEREST       TERM      ORIGINAL
PROPERTY TYPES                                   LOANS      PRINCIPAL BALANCE   GROUP 2 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Single Family Residence...................        649          $314,083,056          79.92%         6.773%        161        60.32%
Planned Unit Development..................        137            62,626,018          15.94          6.779         153        61.93
Condominium...............................         30            14,097,069           3.59          6.969         164        62.89
2-4 Family................................          5             2,168,684           0.55          7.215         164        57.22
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:.........................        821          $392,974,828         100.00%         6.783%        160        60.65%
                                               =========    =================   =============     ========     =========   =========

                       GROUP 1 AND GROUP 2 MORTGAGE LOANS

                                  LOAN PURPOSE

                                                                                 % OF CUT-OFF     WEIGHTED     WEIGHTED
                                                                                  DATE POOL        AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE       BALANCE OF THE    MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID          GROUP 1 AND      INTEREST       TERM      ORIGINAL
LOAN PURPOSE                                     LOANS      PRINCIPAL BALANCE   GROUP 2 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Refinance - Rate Term....................         443          $216,651,270         55.13%          6.748%        161        56.99%
Purchase.................................         204            94,530,034         24.05           6.863         157        69.10
Refinance - Cashout......................         174            81,793,523         20.81           6.786         162        60.56
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:........................         821          $392,974,828         100.00%         6.783%        160        60.65%
                                               =========    =================   =============     ========     =========   =========


                               DOCUMENTATION LEVEL

                                                                                 % OF CUT-OFF     WEIGHTED     WEIGHTED
                                                                                  DATE POOL        AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE       BALANCE OF THE    MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID          GROUP 1 AND      INTEREST       TERM      ORIGINAL
DOCUMENTATION LEVEL                              LOANS      PRINCIPAL BALANCE   GROUP 2 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
Full.....................................         378          $215,289,654         54.78%          6.771%        168        59.82%
Reduced..................................         217            94,212,117         23.97           6.772         169        60.88
Unknown..................................         224            82,818,466         21.07           6.823         130        62.43
Stated...................................           2               654,591          0.17           7.469         166        74.67
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:........................         821          $392,974,828        100.00%          6.783%        160        60.65%
                                                =========    =================   =============     ========     =========   ========

                       GROUP 1 AND GROUP 2 MORTGAGE LOANS

                              RANGE OF FICO SCORES


                                                                                 % OF CUT-OFF     WEIGHTED     WEIGHTED
                                                                                  DATE POOL        AVERAGE      AVERAGE    WEIGHTED
                                                                AGGREGATE       BALANCE OF THE    MORTGAGE     REMAINING    AVERAGE
                                               NUMBER OF         UNPAID          GROUP 1 AND      INTEREST       TERM      ORIGINAL
RANGE OF FICO SCORES                             LOANS      PRINCIPAL BALANCE   GROUP 2 LOANS       RATE       (MONTHS)    LTV RATIO
-----------------------------------------      ---------    -----------------   -------------     --------     --------    ---------
501  - 550..............................            3         $   1,320,372          0.34%          7.017%        147        69.26%
551  - 600..............................            4             1,571,135          0.40           6.810         144        76.13
601  - 650..............................           54            28,114,427          7.15           6.828         161        65.13
651  - 700..............................          150            78,721,885         20.03           6.789         162        63.22
701  - 750..............................          253           121,221,633         30.85           6.789         164        60.01
751  - 800..............................          346           156,960,803         39.94           6.763         157        59.14
801  - 850..............................           11             5,064,573          1.29           6.868         152        50.76
                                               ---------    -----------------   -------------     --------     --------    ---------
Total/Weighted Average/
   Pool Balance of the Group 1 and
   Group 2 Loans:.......................          821         $ 392,974,828        100.00%          6.783%        160        60.65%
                                               =========    =================   =============     ========     =========   =========

                Minimum:  522
                Maximum:  812
                Weighted Average:  729

                             GROUP 3 MORTGAGE LOANS

                                  PRODUCT TYPES

                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
                                          NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM       TERM      CURRENT
PRODUCT TYPES                               LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
Fixed - 20 Year........................        7      $    2,646,657         1.25%         7.019%       240       214        74.36%
Fixed - 25 Year........................        4           1,267,900         0.60          7.038        300       260        67.58
Fixed - 30 year........................      529         207,704,559        98.15          7.102        359       340        75.32
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans:..      540      $  211,619,116       100.00%         7.100%       358       338        75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========

                             GROUP 3 MORTGAGE LOANS

                        RANGE OF MORTGAGE INTEREST RATES

                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
                                          NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM       TERM      CURRENT
RANGE OF MORTGAGE INTEREST RATES            LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
6.751% - 7.000%........................      281         $109,386,584       51.69%         6.962%       357       335        75.66%
7.001% - 7.250%........................      206           81,610,929       38.57          7.160        358       343        74.37
7.251% - 7.500%........................       27           11,001,145        5.20          7.400        358       337        74.79
7.501% - 7.750%........................       14            5,173,315        2.44          7.667        357       331        78.31
7.751% - 8.000%........................        7            2,593,713        1.23          7.880        360       334        81.72
8.001% - 8.250%........................        5            1,853,430        0.88          8.182        360       336        76.54
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans:..      540         $211,619,116      100.00%         7.100%       358       338        75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========

                Minimum:  6.875%
                Maximum:  8.250%
                Weighted Average:  7.100%

                             GROUP 3 MORTGAGE LOANS

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
RANGE OF CUT-OFF DATE                     NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM       TERM      CURRENT
PRINCIPAL BALANCES                          LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
$100,001 - $150,000....................       1       $      141,953          0.07%         7.500%      344       323        28.91%
$200,001 - $250,000....................       4              911,132          0.43          7.086       360       317        44.66
$250,001 - $300,000....................      24            6,971,975          3.29          7.102       357       321        73.67
$300,000 - $350,000....................     212           68,806,693         32.51          7.102       356       337        76.52
$350,001 - $400,000....................     118           43,910,666         20.75          7.093       359       339        76.71
$400,001 - $450,000....................      68           28,796,776         13.61          7.089       360       343        74.81
$450,001 - $500,000....................      41           19,314,605          9.13          7.083       357       339        75.47
$500,001 - $550,000....................      21           11,005,447          5.20          7.136       354       336        74.66
$550,001 - $600,000....................      38           22,126,311         10.46          7.082       360       345        73.20
$600,001 - $650,000....................       1              638,538          0.30          7.500       360       347        50.08
$650,001 - $700,000....................       5            3,400,762          1.61          7.200       357       333        72.59
$700,001 - $750,000....................       3            2,168,300          1.02          7.043       360       317        75.80
$800,001 - $850,000....................       3            2,493,922          1.18          7.208       360       327        71.37
$900,001 - $950,000....................       1              932,037          0.44          7.250       347       324        65.41
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans:..     540       $  211,619,116        100.00%         7.100%      358       338        75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========

                Minimum:  $141,953
                Maximum:  $932,037
                Weighted Average:  $391,887

                             GROUP 3 MORTGAGE LOANS

                      RANGE OF ORIGINAL PRINCIPAL BALANCES

                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
                                          NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM       TERM      CURRENT
RANGE OF ORIGINAL PRINCIPAL BALANCES        LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
$300,001 - $350,000....................      215       $  68,382,379         32.31%        7.098%      357        337        76.32%
$350,001 - $400,000....................      135          49,160,983         23.23         7.092       358        336        76.49
$400,001 - $450,000....................       66          27,621,610         13.05         7.098       360        343        74.68
$450,001 - $500,000....................       47          21,381,951         10.10         7.082       357        339        74.51
$500,001 - $550,000....................       23          11,915,003          5.63         7.127       360        342        75.35
$550,001 - $600,000....................       41          23,523,632         11.12         7.094       357        341        72.80
$600,001 - $650,000....................        1             638,538          0.30         7.500       360        347        50.08
$650,001 - $700,000....................        4           2,701,452          1.28         7.251       356        337        71.27
$700,001 - $750,000....................        2           1,416,062          0.67         7.127       360        313        76.97
$750,001 - $800,000....................        2           1,451,548          0.69         6.940       360        320        75.58
$800,001 - $850,000....................        1             830,457          0.39         7.250       360        346        69.20
$850,001 - $900,000....................        2           1,663,465          0.79         7.187       360        317        72.45
$950,001 - $1,000,000..................        1             932,037          0.44         7.250       347        324        65.41
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans...      540       $ 211,619,116        100.00%        7.100%      358        338        75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========

               Minimum:  $301,000
               Maximum:  $952,000
               Average:  $402,037

                             GROUP 3 MORTGAGE LOANS

                           RANGE OF CURRENT LTV RATIOS


                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
                                          NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM       TERM      CURRENT
RANGE OF CURRENT LTV RATIOS                 LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
25.01% - 30.00%.........................       3       $     739,366         0.35%         7.502%      350        332        28.84%
30.01% - 35.00%.........................       1             213,984         0.10          7.375       360        308        32.92
35.01% - 40.00%.........................       3           1,165,084         0.55          7.049       360        339        38.53
40.01% - 45.00%.........................       2             766,745         0.36          7.121       360        340        40.74
45.01% - 50.00%.........................       8           3,205,856         1.51          7.078       360        344        48.32
50.01% - 55.00%.........................      11           4,605,116         2.18          7.107       360        335        52.14
55.01% - 60.00%.........................      23           9,702,162         4.58          7.105       357        340        57.84
60.01% - 65.00%.........................      23           8,978,191         4.24          7.099       360        344        62.67
65.01% - 70.00%.........................      46          20,797,272         9.83          7.065       354        333        67.47
70.01% - 75.00%.........................      64          24,734,201        11.69          7.045       355        333        72.75
75.01% - 80.00%.........................     133          50,989,421        24.09          7.096       357        337        77.88
80.01% - 85.00%.........................     211          81,328,405        38.43          7.122       359        341        82.87
85.01% - 90.00%.........................      11           4,065,756         1.92          7.128       358        344        88.07
95.01% - 100.00%........................       1             327,557         0.15          7.625       360        326        99.26
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans:...     540       $ 211,619,116       100.00%         7.100%      358        338        75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========

               Minimum:  27.74%
               Maximum:  99.26%
               Weighted Average:  75.26%

                             GROUP 3 MORTGAGE LOANS

                          RANGE OF ORIGINAL LTV RATIOS

                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
                                          NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM       TERM      CURRENT
RANGE OF ORIGINAL LTV RATIOS                LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
35.01% - 40.00%........................        2        $    829,376        0.39%         7.119%        360       348       38.13%
40.01% - 45.00%........................        2             877,080        0.41          7.060         360       336       40.24
45.01% - 50.00%........................        7           2,958,993        1.40          7.085         360       346       48.53
50.01% - 55.00%........................       11           4,471,824        2.11          7.168         359       339       48.92
55.01% - 60.00%........................       20           8,760,864        4.14          7.106         359       341       56.74
60.01% - 65.00%........................       23           8,809,292        4.16          7.092         358       342       61.33
65.01% - 70.00%........................       42          18,558,689        8.77          7.075         355       337       66.37
70.01% - 75.00%........................       48          19,823,104        9.37          7.043         358       338       71.70
75.01% - 80.00%........................      128          47,838,882       22.61          7.104         357       336       76.55
80.01% - 85.00%........................      241          92,744,163       43.83          7.113         359       339       82.24
85.01% - 90.00%........................       13           4,991,290        2.36          7.090         348       327       86.06
90.01% - 95.00%........................        2             628,004        0.30          7.072         349       332       88.96
100.01% (greater than or equal to).....        1             327,557        0.15          7.625         360       326       99.26
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans:..      540       $ 211,619,116      100.00%         7.100%        358       338       75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========

                Minimum:  38.46%
                Maximum:  102.24%
                Weighted Average by Original Balance:  76.90%
                Weighted Average by Current Balance:  76.96%

                             GROUP 3 MORTGAGE LOANS

                               RANGE OF SEASONING

                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
                                          NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM       TERM      CURRENT
RANGE OF SEASONING (MONTHS)                 LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
1 - 12.................................     168        $  66,416,930         31.39%        7.094%      358        348        75.60%
13 - 24................................     240           95,627,895         45.19         7.112       358        343        75.12
25 - 36................................      43           16,010,206          7.57         7.187       354        321        78.32
37 - 48................................      69           26,400,310         12.48         7.017       357        315        74.88
49 - 60................................      20            7,163,775          3.39         7.125       352        301        68.68
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans:..     540        $ 211,619,116        100.00%        7.100%      358        338        75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========

                Minimum:  5
                Maximum:  53
                Weighted Average:  19

                             GROUP 3 MORTGAGE LOANS

                   RANGE OF REMAINING TERM TO STATED MATURITY

                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
RANGE OF REMAINING                        NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM       TERM      CURRENT
TERM TO STATED MATURITY (MONTHS)            LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
181 - 192..............................        1       $     334,157          0.16%        7.000%       240       189       69.62%
193 - 204..............................        2             872,328          0.41         6.969        240       199       76.03
217 - 228..............................        2             656,767          0.31         7.058        240       226       79.90
229 - 240..............................        2             783,405          0.37         7.051        240       231       69.87
241 - 252..............................        3             937,390          0.44         7.078        300       251       68.10
277 - 288..............................        1             330,510          0.16         6.925        300       286       66.10
301 - 312..............................       25           9,379,686          4.43         7.085        359       310       71.22
313 - 324..............................       83          32,336,542         15.28         7.047        358       320       74.39
325 - 336..............................       35          12,424,917          5.87         7.341        357       330       78.43
337 - 348..............................      263         104,710,475         49.48         7.110        360       345       75.63
349 - 360..............................      123          48,852,939         23.09         7.063        360       351       75.28
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans:..      540       $ 211,619,116        100.00%        7.100%       358       338       75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========

                Minimum:  189 months
                Maximum:  355 months
                Weighted Average:  338 months

                             GROUP 3 MORTGAGE LOANS

                                  MATURITY DATE

                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
                                          NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM       TERM      CURRENT
MATURITY DATE                               LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
2018...................................        2       $     692,457         0.33%        6.961%       240        191        70.68%
2019...................................        1             514,028         0.24         7.000        240        204        79.08
2021...................................        3           1,110,865         0.52         7.085        240        227        74.82
2022...................................        1             329,307         0.16         6.950        240        233        73.18
2023...................................        3             937,390         0.44         7.078        300        251        68.10
2026...................................        1             330,510         0.16         6.925        300        286        66.10
2028...................................       45          17,188,275         8.12         7.063        360        312        72.86
2029...................................       79          30,043,913        14.20         7.089        358        323        74.75
2030...................................       35          12,777,113         6.04         7.470        357        336        77.79
2031...................................      343         136,699,608        64.60         7.078        360        347        75.49
2032...................................       27          10,995,650         5.20         7.063        360        354        75.77
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans:..      540       $ 211,619,116       100.00%        7.100%       358        338        75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========

                             GROUP 3 MORTGAGE LOANS

                             GEOGRAPHIC DISTRIBUTION

                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
                                          NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM       TERM      CURRENT
GEOGRAPHIC DISTRIBUTION                     LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
Ohio...................................      516        $202,093,443        95.50%        7.100%       357        338        75.56%
Florida................................       15           6,010,290         2.84         7.134        360        347        65.52
Kentucky...............................        9           3,515,383         1.66         7.064        360        345        74.98
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans:..      540        $211,619,116       100.00%        7.100%       358        338        75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========

                  Number of States/District of Columbia Represented:  3


                                  PROPERTY TYPE

                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
                                          NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM       TERM      CURRENT
PROPERTY TYPE                               LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
Single Family Residence................      540        $211,619,116        100.00%        7.100%      358        338        75.26%
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans:..      540        $211,619,116        100.00%        7.100%      358        338        75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========

                             GROUP 3 MORTGAGE LOANS

                                    OCCUPANCY

                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
                                          NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM       TERM      CURRENT
OCCUPANCY                                   LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
Primary................................      539        $211,286,989         99.84%       7.100%       358       338         75.26%
Second Home............................        1             332,127          0.16        7.175        360       346         76.18
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans:..      540        $211,619,116        100.00%       7.100%       358       338         75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========

                             GROUP 3 MORTGAGE LOANS

                                  LOAN PURPOSE

                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
                                          NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM      TERM       CURRENT
LOAN PURPOSE                                LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
Purchase...............................      282        $107,888,309        50.98%        7.132%       358        338        77.69%
Refinance - Rate Term..................      163          65,475,298        30.94         7.065        357        338        72.35
Refinance - Cashout....................       95          38,255,509        18.08         7.072        356        339        73.39
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans:..      540        $211,619,116       100.00%        7.100%       358        338        75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========


                             GROUP 3 MORTGAGE LOANS

                              RANGE OF FICO SCORES

                                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                                                         % OF CUT-OFF    AVERAGE     AVERAGE    AVERAGE     WEIGHTED
                                                         AGGREGATE        DATE POOL      MORTGAGE    ORIGINAL  REMAINING    AVERAGE
                                          NUMBER OF        UNPAID       BALANCE OF THE   INTEREST      TERM      TERM       CURRENT
RANGE OF FICO SCORES                        LOANS    PRINCIPAL BALANCE  GROUP 3 LOANS      RATE     (MONTHS)   (MONTHS)    LTV RATIO
---------------------------------------   ---------  -----------------  --------------   --------   ---------  ---------  ----------
1 - 540................................        3        $   1,205,743        0.57%        7.054%       360        335        70.76%
541 - 580..............................        4            1,481,322        0.70         7.286        360        341        75.41
581 - 620..............................       11            4,577,522        2.16         7.085        360        338        76.09
621 - 660..............................       34           14,157,610        6.69         7.146        357        334        74.61
661 - 700..............................       86           35,476,242       16.76         7.069        356        335        76.05
701 - 740..............................      128           48,218,554       22.79         7.122        358        340        75.37
741 - 780..............................      201           78,219,638       36.96         7.099        357        338        74.79
781 - 820..............................       73           28,282,486       13.36         7.080        359        341        75.80
                                          ---------  -----------------  --------------   --------   ---------  ---------  ----------
Total/Weighted Average/
   Pool Balance of the Group 3 Loans:..      540        $ 211,619,116      100.00%        7.100%       358        338        75.26%
                                          =========  =================  ==============   ========   =========  =========  ==========

                Minimum:  531
                Maximum:  816
                Weighted Average:  731

                             UNDERWRITING GUIDELINES


GENERAL

     The Group 1 Loans and Group 2 Loans were originated or acquired by Washington Mutual Bank, FA, a savings association organized under the laws of the United States, Washington Mutual Bank, a Washington state chartered stock savings bank and Bank of America, N.A., a national banking association (each, an "Originator"). The following table shows the approximate percentages of Group 1 and Group 2 Loans by Cut-Off Date Pool Balance originated or acquired by each entity.

                                                              APPROXIMATE PERCENTAGE OF GROUP 1
                                                                     AND GROUP 2 LOANS BY
                         NAME OF ORIGINATOR                       CUT-OFF DATE POOL BALANCE
        ------------------------------------------------      ---------------------------------

        Washington Mutual Bank, FA and Washington Mutual                    35.79%
        Bank

        Bank of America, N.A.,                                              64.21%

     All of the Group 3 Loans were originated or acquired by Third Federal Savings and Loan Association of Cleveland, a federal savings association.

     Information relating to the loan underwriting guidelines of Washington Mutual Bank, FA, Washington Mutual Bank and Bank of America, N.A., and information relating to the loan underwriting guidelines of Third Federal Savings and Loan Association of Cleveland, is summarized below.

BANK OF AMERICA UNDERWRITING STANDARDS

     The following is a description of the underwriting policies customarily employed by Bank of America, N.A. with respect to residential mortgage loans which it originated during the same period as the origination of the Bank of America, N.A. Loans. The information regarding Bank of America, N.A.'s underwriting policies and procedures is based solely on information provided by Bank of America, N.A.

     Each Group 2 Loan underwritten by Bank of America, N.A. ("BofA") has been underwritten in accordance with guidelines established in BofA's Product and Policy Guides (the "Product Guides"). These underwriting standards applied by BofA in originating or acquiring mortgage loans are intended to evaluate the applicants' repayment ability, credit standing and assets available for downpayment, closing costs and cash reserves. Additionally, guidelines are established regarding the adequacy of the property as collateral for the loan requested. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

     The use of standardized underwriting guidelines does not imply that each specific criterion was satisfied individually. BofA will consider a mortgage loan to be originated in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines. Even if one or more specific criteria included in such underwriting guidelines were not satisfied, if other factors compensated for the standards that were not satisfied, the mortgage loan may be considered to be in substantial compliance with the underwriting guidelines.

     The real estate lending processes for one- to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to complete an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of loan desired. Information regarding the property to be financed may be provided by the prospective borrower after BofA has approved, subject to review of the property to be financed, a loan to the prospective borrower. As part of the description of the prospective borrower's financial condition, BofA generally requires a description of assets and liabilities and income and expenses and obtains a credit report, which summarizes the prospective borrower's credit history with merchants and lenders and any public records, such as bankruptcy. In general, an employment verification is obtained providing current and historical income information, and with respect to certain loans, a telephonic employment confirmation is obtained. Such employment verification may be obtained, either through analysis of the prospective borrower's W-2 forms for the most recent two years and year to-date earnings statement or most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit their federal tax returns for the past two years plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided.

     BofA may, as part of its overall evaluation of a prospective borrower's creditworthiness, use Credit Scores or a combination of Credit Scores and Mortgage Scores. "Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. A "Mortgage Score" takes into account not only a borrower's credit history but also uses statistics to predict how the majority of loans with common characteristics in a broad group of the population will perform in the future. The Mortgage Score used by BofA will either have been developed by BofA or by a third party and approved by BofA. Some mortgage loans originated by BofA may have no Credit Score or Mortgage Score or have a Credit Score that BofA believes, as a result of other factors, is not predictive of a borrower's capacity and willingness to pay. In those cases, BofA will obtain an alternative credit history that has at least three credit references, one of which is housing related. A prospective borrower with (i) a higher Credit Score or (ii) a higher Credit Score and Mortgage Score, which, in either event, indicates a more favorable credit history, is eligible for one of BofA's accelerated processing programs (the "Accelerated Processing Programs"). Loans in the Accelerated Processing Programs are subject to less stringent documentation requirements but require income verification. On occasion, BofA may originate loans under its "All-Ready Home" refinance program. Under this program, a borrower whose loan is serviced by BofA may be eligible for a reduced documentation refinancing if the borrower's mortgage loan has had no delinquent payments in the previous twelve months and the only change is the mortgage interest rate or term of the mortgage loan. BofA still requires a full application for this program and the satisfaction of all collateral requirements, including evaluation, title and insurance.

     Once all applicable employment and deposit documentation and the credit report are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available (i) to meet the mortgager's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes, hazard insurance and maintenance and utility costs) and (ii) to meet other financial obligations and monthly living expenses.

     To determine the adequacy of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. In certain instances the appraisal may be conducted by an employee of BofA or an affiliate. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property.

     Certain states where the mortgaged properties securing the Group 2 Loans are located are "anti-deficiency" states, where, in general, lenders providing credit on one-to-four family properties must look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus. BofA's underwriting guidelines in all states (including anti-deficiency states) require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

     BofA may provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan but only if the first mortgage loan does not have a Loan-to-Value Ratio exceeding 80% and a combined Loan-to-Value Ratio exceeding 90%. The underwriting guidelines applied to the first mortgage loan are based on the combined higher loan-to-value ratio with the exception of the requirement of primary mortgage insurance. Secondary financing by a lender other than BofA is not prohibited but the terms of such financing are subject to review by BofA and may not be as stringent as BofA's underwriting guidelines for secondary financings.

WASHINGTON MUTUAL UNDERWRITING STANDARDS

     The Group 1 Loans have been originated generally in accordance with the following underwriting guidelines established by Washington Mutual Bank, FA and Washington Mutual Bank (collectively, the "Washington Mutual Seller"). The following is a general summary of the underwriting guidelines generally applied by the Washington Mutual Seller. This summary does not purport to be a complete description of the underwriting standards of the Washington Mutual Seller.

     All one- to four-family residential mortgage loans must meet acceptable credit, appraisal and underwriting criteria as established by the Washington Mutual Seller. The underwriting guidelines are applied in accordance with applicable state and federal laws and regulations. The underwriting guidelines are established to set acceptable criteria regarding credit history, repayment ability, adequacy of necessary liquidity, and adequacy of the collateral. These guidelines generally conform to secondary market standards.

     Additional loan-to-value ratio guidelines are established with respect to individual programs and loan amount ranges.

     Three general sets of underwriting guidelines are applicable: Standard, which includes all the basic guidelines and is applied to both fixed rate and adjustable rate mortgage products; Portfolio Feature, which includes some specific enhanced guidelines such as slightly higher loan-to-value ratios and 40 year terms, and is available only on adjustable rate mortgage products; and Subprime, which allows for deviations from basic guidelines for credit, collateral and income stability in return for risk-based pricing premiums. Documentation guidelines are established and are generally classified as "Full Documentation," "Low Documentation," "Reduced Documentation" and "Streamline Refinance Documentation." Full Documentation loans may include two years of tax returns for self-employed applicants, paystubs and W-2's for salaried applicants and bank statements for verification of liquidity. Low Documentation utilizes income as stated by the mortgagor in the loan application and, for certain loan-to-value ratios and loan amounts, assets as stated by the mortgagor in the loan application as long as the mortgagor profile supports the stated amounts. In all Low Documentation transactions, independent confirmation of the source of income is obtained using various means such as an interview with the applicant, employer, clinic, clients, copies of licenses and bank statements. A Reduced Documentation program utilizes mortgagor paystubs and W-2 forms and a Streamline Refinance Documentation program utilizes mortgagor paystubs and original appraised value with a current drive-by inspection. All applicants must complete a standard residential loan application that includes information on income, employment, assets, debts, payments and specific questions regarding credit history. Credit history is reviewed and independently confirmed using merged in-file credit reports. Adequacy and stability of income is established through a review of the documentation and, for all non-self-employed applicants, a verbal verification of employment. Self-employed applicants are reviewed using an analysis of the tax returns provided, supported by financial information. Bank statements are utilized to support needed liquidity. Calculations are made to establish the relationship between fixed expenses and gross monthly income, which should not exceed established guidelines but are reviewed with respect to the applicant's overall ability to repay the mortgage loan, including other income sources, commitment to the property as evidenced by loan-to-value ratio, credit history, other liquid resources, ability to accumulate assets and other compensating factors.

     The adequacy of the collateral is established in all cases using an evaluation conforming to all applicable regulations. Both the property's value with respect to recent sales of comparable properties and its conformity to neighborhood standards are used to establish adequacy. All properties are physically inspected.

     All mortgage loans are subject to a sampling by the Washington Mutual Seller's internal quality assurance department, which reviews and verifies a statistical sampling of loans on a regular basis. Adequate title insurance and hazard insurance is required for all loans. From time to time, loan-to-value ratio exceptions may be made for creditworthy applicants who exhibit strong compensating factors and well supported collateral valuations.

THIRD FEDERAL UNDERWRITING STANDARDS

     The Group 3 Loans were originated by Third Federal Savings and Loan Association of Cleveland ("Third Federal"). The following is a description of the underwriting policies customarily employed by Third Federal with respect to residential mortgage loans which it originated during the same period as the origination of the Group 3 Loans. The information regarding Third Federal's underwriting policies and procedures is based solely on information provided by Third Federal.

     Each mortgage loan application is underwritten by Third Federal in accordance with guidelines established in the Third Federal Underwriting Standards (the "Standards"). These Standards applied by Third Federal in originating loans are intended to evaluate the applicants' repayment ability, credit standing, available down payment and other credit criteria to determine the likelihood that the loan will be repaid as agreed. Additionally, guidelines are established regarding the adequacy and acceptability of the property being proposed as collateral for the loan request. The Standards are periodically updated to reflect prevailing conditions in the residential market and new mortgage products.

     The existence of standardized underwriting criteria does not imply that each specific criterion was individually satisfied. Third Federal will consider a mortgage loan application, if based on the overall evaluation the loan is in substantial compliance with the Standards. If sufficient compensating factors exist to mitigate any risk then Third Federal may approve and originate the mortgage loan.

     The real estate lending process for one- to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. Initially, the applicant is required to complete a standard FNMA application (form 1003) designed to provide pertinent information about the prospective borrower(s) financial condition including income, assets and liabilities; credit history; employment history and personal information; the property to be financed; authorization to obtain a credit; and the type of loan desired. The credit report is merged report from two of the three national repositories and includes a credit score, credit history on individual tradelines and any public records, such as bankruptcy or foreclosure

     The applicant's stable monthly income is supported with current paystubs and the most recent W-2 or tax return. Self employed applicants are required to provided their personal 1040 tax returns for the most recent two years. The applicant is qualified using regular recurring income to ensure that the monthly mortgage obligation including principal, income, property taxes and condominium dues, if applicable, do not exceed a specified percentage. The applicant's income is also qualified against their total monthly indebtedness including the proposed monthly mortgage payment and other obligations that will not be paid off in less than 10 months. The percentages used are determined based on the applicable loan-to-value ratio.

     To determine the adequacy of the mortgaged property as collateral an independent appraisal is made. The appraisal procedures generally require the appraiser to have inspected the property and verify whether the property was in good condition and that construction, if new, had been substantially complete. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. All appraisals conform to the Uniform Standards for Professional Appraisal Practice and are documented with a Uniform Residential Appraisal Report (form 1004).

     The underwriting guidelines generally permit loans to have a loan-to-value not to exceed 97% based on the loan amount, credit history, repayment ability and loan program selected. Under the underwriting guidelines, various risk characteristics are used to evaluate the likelihood that the mortgagor will meet the repayment terms and conditions. These characteristics include proposed loan-to-value ratio, income ratios and qualifications, credit history and quality. In evaluating credit history the underwriters will consider the credit bureau risk scores, a statistical ranking of likely future credit performance developed by Fair, Isaac and Company and the national credit data repositories. Specific credit score cut-offs are not applied.

     Third Federal will consider all relevant and appropriate information when considering an application for a mortgage loan including the applicant's credit history, income and property. The underwriter may consider all appropriate compensating factors when evaluating the application so long as the request would not present credit risk that is not considered manageable.

                      THE MASTER SERVICER AND THE SERVICERS


GENERAL

     Wells Fargo Bank Minnesota, N.A., will act as the master servicer of the Loans pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2002 (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc., as depositor, Wells Fargo, as master servicer, Bank One, N.A., as trustee, and Morgan Stanley Dean Witter Mortgage Capital Inc., as transferor.

     Primary servicing of the Loans will be provided for by Washington Mutual Bank, FA, Bank of America, N.A. and Third Federal Savings and Loan Association of Cleveland in accordance with the applicable Sale and Servicing Agreements, each of which will be assigned to the trust (only with respect to the related Loans being transferred to the trust). Each servicer will be responsible for the servicing of those Loans subject to the related Sale and Servicing Agreement, and the master servicer will be required to monitor the performance of each servicer. In the event of a default by a servicer under the related Sale and Servicing Agreement, the master servicer will be required to enforce any remedies against the servicer, including, in its discretion, terminating the servicer and either finding a successor servicer or assuming (after a transition period not to exceed 90 days) the primary servicing obligations for the related Loans.

     The information set forth in this section has been provided by Wells Fargo, Washington Mutual Bank, FA, Bank of America, N.A. and Third Federal Savings and Loan Association of Cleveland, respectively. None of the depositor, the trustee, the underwriter nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of this information.

THE MASTER SERVICER

     Wells Fargo is a national banking association, with the address for its master servicing offices at P.O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045). Among other things, Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

THE SERVICERS

     All of the Group 1 Loans will be serviced by Washington Mutual Bank, FA. All of the Group 2 Loans will be serviced by Bank of America, N.A.,. All of the Group 3 Loans will be serviced by Third Federal Savings and Loan Association of Cleveland.

     Information relating to the servicing activities of Washington Mutual Bank, FA., Bank of America, N.A. and Third Federal Savings and Loan Association of Cleveland, is summarized below.

Washington Mutual Bank

     Washington Mutual Bank, FA ("WMBFA"), is a federally chartered savings association. WMBFA's principal executive offices are located at 1201 Third Avenue, Seattle, WA 98101, telephone (206) 461-2000. The primary mortgage loan servicing office of WMBFA is located at 19850 Plummer Street, Chatsworth, California 91311. Its telephone number is (818) 775-2278. WMBFA is subject to regulation and examination by the Office of Thrift Supervision, which is its primary regulator. Its deposit accounts are insured by the FDIC, primarily through the Savings Association Insurance Fund. As a result, the FDIC also has some authority to regulate WMBFA.

     The following table sets forth information concerning single-family residential ("SFR") loans, which WMBFA holds in its own portfolio and services, as well as SFR nonaccrual loans and foreclosed assets. Assets considered to be nonperforming include nonaccrual loans and foreclosed assets. Loans are generally placed on nonaccrual status when they are four payments or more past due or when the timely collection of the principal of the loan, in whole or in part, is not expected. Management's classification of a loan as nonaccrual does not necessarily indicate that the principal of the loan is uncollectible in whole or in part.



                                         JUNE 30,                                DECEMBER 31,
                                    ------------------    ----------------------------------------------------------
                                           2002                 2001                 2000                 1999
                                                                  (DOLLARS IN THOUSANDS)
Nonaccrual SFR loans(1)(2)                  $865,041           $779,447              $396,236             $487,290

Total SFR loans held in portfolio        $73,100,016        $67,713,217           $63,765,143          $63,753,819
(excluding loans serviced by
others)

Nonaccrual SFR loans as a                  1.18%                1.15%                0.62%                0.76%
percentage of total SFR loans
held in portfolio (excluding
loans serviced by others)

Foreclosed SFR assets                        $79,616            $67,958               $58,793             $106,165

---------------------------------------

(1)  Nonaccrual SFR loans exclude nonaccrual SFR loans held for sale.

(2) Nonaccrual SFR loans exclude foreclosed assets. Foreclosed assets are listed separately in the table above.

     The above information represents the recent experience of WMBFA as a servicer of loans held in its portfolio. However, there can be no assurance that such information for the Group 1 Loans will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the Group 1 Loans. When delivered, the Group 1 Loans were not chosen on the basis of any methodology that could or would make them representative of the total pool of mortgage loans in the servicer's portfolio.

     The experience on the Group 1 Loans will depend on, among other things, the value of the real estate or other collateral securing such Group 1 Loans and the ability of the mortgagors to make required payments. If WMBFA undertakes litigation or retains outside attorneys or investigators, the related costs will be borne by the trust or the certificateholders. WMBFA will not be required to advance funds for the conduct of such litigation or the hiring of such outside attorneys or investigators, if it reasonably believes that such advances will not be promptly reimbursed. The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to a mortgagor's personal circumstances, including, for example, unemployment or a change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic or other conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on Group 1 Loans to the extent that mortgaged properties are concentrated in certain geographic areas.

Bank of America

     Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general commercial banking business, offering a full range of commercial, corporate, international, financial and retail banking services to corporations, governments and individuals. Bank of America originates and services residential mortgage loans and performs subservicing functions for affiliates.

     Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is
(704) 388-5000. Bank of America is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, Ginnie Mae, Fannie Mae and Freddie Mac.

Foreclosure and Delinquency Experience of Bank of America

     The following table summarizes the delinquency and foreclosure experience on the portfolio of one- to four-family first mortgage loans originated or acquired by Bank of America or certain of its affiliates and serviced or subserviced by Bank of America, or serviced by Bank of America for others, other than (i) mortgage loans acquired through certain mergers with previously unaffiliated entities, (ii) mortgage loans with respect to which the servicing rights were acquired by Bank of America in bulk and (iii) certain other mortgage loans, to the extent such mortgage loans were originated at bank branches of Bank of America.

     The portfolio of mortgage loans serviced by Bank of America includes both fixed and adjustable interest rate mortgage loans, including "buydown" mortgage loans, loans with balances conforming to FHLMC's and FNMA's limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the Group 2 Loans. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the Group 2 Loans.

                           BANK OF AMERICA DELINQUENCY
                  AND FORECLOSURE EXPERIENCE ON MORTGAGE LOANS


                                        AT DECEMBER 31, 2000      AT DECEMBER 31, 2001        AT JUNE 30, 2002
                                     -------------------------------------------------------------------------------
                                       Number/%    Outstanding   Number/%    Outstanding   Number/%    Outstanding
                                          of        Principal       of        Principal       of        Principal
                                       Mortgage      Amount      Mortgage      Amount      Mortgage      Amount
                                        Loans     (In Millions)    Loans    (In Millions)    Loans    (In Millions)
                                     -------------------------------------------------------------------------------
Total Portfolio                       1,272,597    $ 179,461.5   1,273,067   $178,164.2    1,245,152   $173,944.8
Delinquencies
   One Installment delinquent           26,902      $ 3,010.8     28,120      $3,231.9      24,963      $2,827.8
   Percent Delinquent                   2.1%         1.7%         2.2%         1.8%         2.0%         1.6%
   Two Installments                     4,937        $ 489.0       5,910       $619.1        5,273       $547.8
      delinquent
   Percent Delinquent                    0.4%         0.3%         0.5%         0.3%         0.4%         0.3%
   Three or more installments           5,147        $ 492.7       5,874       $592.8        5,473       $550.3
      delinquent
   Percent Delinquent                    0.4%         0.3%         0.5%         0.3%         0.4%         0.3%
In Foreclosure                          4,216        $ 420.0       5,717       $578.3        5,041       $509.8
   Percent in Foreclosure                0.3%         0.2%         0.4%         0.3%         0.4%         0.3%
Delinquent and in Foreclosure           41,202        4,413       45,621        5,022       40,750        4,436
Percent Delinquent and in                3.2%         2.5%         3.6%         2.8%         3.3%         2.6%
   Foreclosure

Third Federal

     Third Federal was founded in 1938 by Ben and Gerome Stefanski. Headquartered in Cleveland, Third Federal serves Ohio from 29 branches and 8 loan offices and in Florida from 14 branches. As of June 30, 2002, Third Federal had about 950 associates and total assets of $7.54 billion. Since 1987 Third Federal has grown from a $1.8 billion thrift into a $7.54 thrift by focusing on internal growth and ongoing technological improvements. Third Federal deposits grew to $6.60 billion as of June 30, 2002. Third Federal mortgage production in 2001 exceeded $3 billion in mortgage loans, all originated through its retail branch network and loan offices. Third Federal is an approved Fannie Mae servicer with a servicing portfolio of $4.4 billion in mortgage loans serviced for Fannie Mae as of June 30, 2002. Third Federal also originates home equity lines of credit and has a portfolio of $750 million as of June 30, 2002.

                            THIRD FEDERAL DELINQUENCY
                  AND FORECLOSURE EXPERIENCE ON MORTGAGE LOANS

                            FISCAL YEAR ENDED SEPTEMBER 30, 2000          FISCAL YEAR ENDED SEPTEMBER 30, 2001
                        --------------------------------------------------------------------------------------------
                                                  Percent   Percent                             Percent   Percent
                                                     of        of                                  of        of
                         By Number    By Dollar    Number    Dollar    By Number    By Dollar    Number    Dollar
                         of Loans      Amount     of Loans   Amount    of Loans      Amount     of Loans   Amount
                        --------------------------------------------------------------------------------------------
Total Portfolio           72,833  $6,254,620,781    100.00%   100.00%   80,403   $7,583,359,810  100.00%   100.00%
Period of Delinquencies
   30- 59 days               246  $   16,365,091      0.34%     0.26%      288   $   18,958,889    0.36%     0.25%
   60-89 days                 61  $    3,688,035      0.08%     0.06%      114   $    7,443,235    0.14%     0.10%
   90 days or more           311  $   21,426,708      0.43%     0.34%      309   $   22,915,183    0.38%     0.30%

Total Delinquent             618  $   41,479,834      0.85%     0.66%      711   $   49,317,306    0.88%     0.65%
   Loans
Loans in Foreclosure          21  $    1,497,674      0.03%     0.02%       68   $    5,344,214    0.08%     0.07%
Loss/Gain Experience          80  $     (134,959)     0.11%     0.00%       43   $      (81,939)   0.05%     0.00%


                                      AT JUNE 30, 2002
                        ----------------------------------------------
                                                  Percent   Percent
                                                     of        of
                        By Number    By Dollar    Number     Dollar
                         of Loans      Amount     of Loans   Amount
                        ----------------------------------------------
Total Portfolio           85,407   $8,533,809,386   100.00% 100.00%
Period of Delinquencies
   30- 59 days               315   $   24,399,816     0.37%   0.29%
   60-89 days                115   $    7,998,028     0.13%   0.09%
   90 days or more           350   $   27,799,264     0.41%   0.33%

Total Delinquent             780   $   60,197,108     0.91%   0.71%
   Loans
Loans in Foreclosure         172   $   13,293,596     0.20%   0.16%
Loss/Gain Experience          23   $      (95,748)    0.03%   0.00%

                     DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the certain material terms and provisions pursuant to which the offered certificates will be issued.

     The trust will issue 24 classes of Senior Certificates divided into 3 Certificate Groups and 12 classes of Junior Certificates. The Group 1&2 Junior Certificates will provide credit support only for the Group 1 Certificates and the Group 2 Certificates. The Group 3 Junior Certificates will provide credit support for only the Group 3 Certificates. Of the Junior Certificates, only the Class B-1, Class B-2, Class B-3, Class 3-B-1, Class 3-B-2 and Class 3-B-3 certificates are offered hereby.

     The offered certificates will have the respective initial Certificate Principal Balances or Notional Amount specified in the table on page S-3, subject to a permitted variance of plus or minus 5%.

     The offered certificates, other than the Residual Certificates, will be issued in book-entry form as described below. The offered certificates will be issued in the minimum dollar denominations described in the table below, except that one certificate of each class may be issued in a different denomination.

                 FORMS AND DENOMINATIONS OF OFFERED CERTIFICATES

                                             ORIGINAL CERTIFICATE                               INCREMENTAL
                  CLASS                              FORM           MINIMUM DENOMINATION       DENOMINATION
----------------------------------------    ---------------------   --------------------        -----------
Offered Certificates (other than
   Interest-Only Certificates,
   Class A-P certificates)..............    Book-Entry              $          25,000                 $1
Interest-Only Certificates..............    Book-Entry                              *                 $1
Class A-P                                   Book-Entry              $         100,000                 $1
Class A-R and Class A-L.................    Physical                $              50                N/A

----------
* Approximately 50% of the initial Notional Amount of such class.

     Distributions on the offered certificates are required to be made by the trustee on the 25th day of each month, or if that day is not a business day, on the first business day after the 25th day, commencing in September 2002, to the persons in whose names the certificates are registered at the close of business on the Record Date.

BOOK-ENTRY CERTIFICATES

     The offered certificates of each class, other than the Residual Certificates, will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through DTC, or indirectly through organizations which are participants in that system. The book-entry certificates of each class will be issued in one or more certificates which equal the aggregate Certificate Principal Balance or Notional Amount of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant.

     Beneficial owners will receive all distributions of principal of and interest on the book-entry certificates from the trustee through DTC and the participants of DTC. While the book-entry certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among the DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants of DTC with whom beneficial owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not participants of DTC may transfer ownership of book-entry certificates only through participants of DTC and indirect participants of DTC by instructing the participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants of DTC. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants of DTC will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

     For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC-Regular Certificates-Non-U.S. Persons" and "REMICs-Taxation of Owners of REMIC Regular Certificates-Information Reporting and Backup Withholding" in the prospectus.

     Transfers between participants of DTC will occur in accordance with DTC rules.

     In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

     Distributions on the book-entry certificates will be made on each Distribution Date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of those certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports relating to the trust will be provided to Cede & Co., as nominee of DTC. These reports may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC participants to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. DTC may take actions, at the direction of the related participants of DTC, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

     Definitive Certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

       (1) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor;

       (2) the depositor, with the consent of the trustee, elects to terminate this book-entry system through DTC; or

       (3) beneficial owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue Definitive Certificates. The trustee will then recognize the holders of the Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the depositor, the master servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PHYSICAL CERTIFICATES

     The Residual Certificates will be issued in fully-registered, certificated form. The Residual Certificates will be transferable and exchangeable on a certificate register to be maintained at the corporate trust office of the trustee. Under the Pooling and Servicing Agreement, the trustee will be required to maintain, or cause to be maintained, a register of certificates. No service charge will be made for any registration of transfer or exchange of the Residual Certificates but payment of a sum sufficient to cover any tax or other governmental charge may be required by the trustee. The Residual Certificates will be subject to certain restrictions on transfer. See "-Restrictions on Transfer of the Residual Certificates" below.

     Distributions of principal and interest, if any, on each Distribution Date on the Residual Certificates will be made to the persons in whose names such certificates are registered at the close of business on the Record Date. Distributions will be made by check or money order mailed to the person entitled to them at the address appearing in the certificate register or, to the extent permitted in the Pooling and Servicing Agreement, upon written request by the certificateholder to the trustee, by wire transfer to a United States depository institution designated by such certificateholder and acceptable to the trustee or by such other means of payment as such certificateholder and the trustee may agree; provided, however, that the final distribution in retirement of the Residual Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the trustee specified in the notice to the holders of the Residual Certificates of such final distribution.

ALLOCATION OF AVAILABLE FUNDS

         Distributions to holders of each class of Senior Certificates in a Group will be made on each Distribution Date from Available Funds related to such Group and, with respect to the Group 1 or Group 2 Certificates, to the extent of cross-collateralization payments described in this prospectus supplement, from Available Funds from the other such Group remaining after payment of Senior Certificates in such other Group. Distributions to holders of each class of offered Group 1&2 Junior Certificates will be made on each Distribution Date from Available Funds for Group 1 and Group 2 in the aggregate remaining after payment of amounts due to all Group 1 and Group 2 Certificates. Distributions to holders of each class of offered Group 3 Junior Certificates will be made on each Distribution Date from Available Funds related to Group 3 remaining after payment of amounts due to all Group 3 Certificates. Available Funds for a particular Certificate Group will be determined by reference to amounts received and expenses incurred in connection with the Loans of the corresponding Loan Group.

     On each Distribution Date, the Available Funds will be distributed in the following order of priority among the certificates to the extent available. However, (i) with respect to priorities first through third, the Available Funds for each Loan Group will be distributed among the Senior Certificates related to the Loan Group to the extent available; and (ii) with respect to priorities fourth through ninth, (A) the remaining Available Funds for Group 1 and Group 2 in the aggregate will be distributed among the Group 1&2 Junior Certificates, only after the Group 1 and Group 2 Certificates have received the amounts to which they are entitled on that Distribution Date pursuant to priorities first through third and payments under "-Subordination-Cross Collateralization" below and (B) the remaining Available Funds for Group 3 will be distributed among the Group 3 Junior Certificates, subject to payment of the Group 3 Certificates pursuant to priorities first through third:

         first, concurrently, to the Classes of Senior Certificates (other than the Class A-P certificates) in such Group, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided, that the aggregate amount of Accrued Certificate Interest distributable to the Class 1-A-2 and Class 1-A-3 certificates pursuant to this priority first shall be distributable first to the Class 1-A-2 certificates, in an amount equal to its Accrued Certificate Interest for that Distribution Date and then to the Class 1-A-3 certificates, in an amount equal to its Accrued Certificate Interest for that Distribution Date;

         second, concurrently, to the Classes of Senior Certificates (other than the Interest-Only Certificates) in the applicable Certificate Group as follows:

       (1) to the Classes of Senior Certificates (other than the Class A-P certificates and Interest-Only Certificates) in such Group, the Senior Optimal Principal Amount for such Group for that Distribution Date, in the order of priority set forth below; and

       (2) to the Class A-P certificates, the Class A-P Principal Distribution Amount for that Distribution Date;

         third, to the Class A-P certificates, the Class A-P Deferred Amount for that Distribution Date; provided that, (1) on any Distribution Date, distributions pursuant to this priority third will not exceed the Junior Principal Distribution Amount related to the Group 1&2 Junior Certificates for that Distribution Date, (2) such distributions will not reduce the Certificate Principal Balance of such Class A-P certificates, (3) in the event the Junior Principal Distribution Amount related to the Group 1&2 Junior Certificates is insufficient to pay the Class A-P Deferred Amounts on such Distribution Date, the entire Junior Principal Distribution Amount related to the Group 1&2 Junior Certificates will be distributable to the Class A-P certificates, and (4) no distribution will be made in respect of the Class A-P Deferred Amount after the related Cross-Over Date;

         fourth, (A) from the remaining Available Funds for Group 1 and Group 2 in the aggregate, to the Class B-1 certificates in the following order:
     (1) the Accrued Certificate Interest on the Class B-1 certificates for that Distribution Date and (2) the Class B-1 certificates' Allocable Share for that Distribution Date and (B) from the remaining Available Funds for Group 3, to the Class 3-B-1 certificates in the following order: (1) the Accrued Certificate Interest on the Class 3-B-1 certificates for that Distribution Date and (2) the Class 3-B-1 certificates' Allocable Share for that Distribution Date;

         fifth, (A) from the remaining Available Funds for Group 1 and Group 2 in the aggregate, to the Class B-2 certificates in the following order:
     (1) the Accrued Certificate Interest on the Class B-2 certificates for that Distribution Date and (2) the Class B-2 certificates' Allocable Share for that Distribution Date and (B) from the remaining Available Funds for Group 3, to the Class 3-B-2 certificates in the following order: (1) the Accrued Certificate Interest on the Class 3-B-2 certificates for that Distribution Date and (2) the Class 3-B-2 certificates' Allocable Share for that Distribution Date;

         sixth, (A) from the remaining Available Funds for Group 1 and Group 2 in the aggregate, to the Class B-3 certificates in the following order:
     (1) the Accrued Certificate Interest on the Class B-3 certificates for that Distribution Date and (2) the Class B-3 certificates' Allocable Share for that Distribution Date and (B) from the remaining Available Funds for Group 3, to the Class 3-B-3 certificates in the following order: (1) the Accrued Certificate Interest on the Class 3-B-3 certificates for that Distribution Date and (2) the Class 3-B-3 certificates' Allocable Share for that Distribution Date;

         seventh, (A) from the remaining Available Funds for Group 1 and Group 2 in the aggregate, to the Class B-4 certificates in the following order:
     (1) the Accrued Certificate Interest on the Class B-4 certificates for that Distribution Date and (2) the Class B-4 certificates' Allocable Share for that Distribution Date and (B) from the remaining Available Funds for Group 3, to the Class 3-B-4 certificates in the following order: (1) the Accrued Certificate Interest on the Class 3-B-4 certificates for that Distribution Date and (2) the Class 3-B-4 certificates' Allocable Share for that Distribution Date;

         eighth, (A) from the remaining Available Funds for Group 1 and Group 2 in the aggregate, to the Class B-5 certificates in the following order:
     (1) the Accrued Certificate Interest on the Class B-5 certificates for that Distribution Date and (2) the Class B-5 certificates' Allocable Share for that Distribution Date and (B) from the remaining Available Funds for Group 3, to the Class 3-B-5 certificates in the following order: (1) the Accrued Certificate Interest on the Class 3-B-5 certificates for that Distribution Date and (2) the Class 3-B-5 certificates' Allocable Share for that Distribution Date;

         ninth, (A) from the remaining Available Funds for Group 1 and Group 2 in the aggregate, to the Class B-6 certificates in the following order:
     (1) the Accrued Certificate Interest on the Class B-6 certificates for that Distribution Date and (2) the Class B-6 certificates' Allocable Share for that Distribution Date and (B) from the remaining Available Funds for Group 3, to the Class 3-B-6 certificates in the following order: (1) the Accrued Certificate Interest on the Class 3-B-6 certificates for that Distribution Date and (2) the Class 3-B-6 certificates' Allocable Share for that Distribution Date; and

         tenth, to the Class A-R certificates, any remaining portion (which is expected to be zero) of the Available Funds in the Upper-Tier REMIC for that Distribution Date and to the Class A-LR certificates, any remaining portion (which is expected to be zero) of the Available Funds in the Lower-Tier REMIC for that Distribution Date.

     Pro rata distributions among classes of certificates (a) in respect of interest are required to be made in proportion to the then current amount of interest to which those certificates are entitled, and (b) in respect of principal are required to be made in proportion to the then-current Certificate Principal Balances of the classes or, in the case of the allocation pursuant to clauses (1) and (2) of priority second above, in proportion to the Senior Optimal Principal Amount of the applicable Group and the Class A-P Principal Distribution Amount.

     Principal amounts allocated to the certificates pursuant to clause (1) of priority second above will be distributed to such certificates of the applicable Certificate Group, as follows:

                                     GROUP 1

     Concurrently, to the Class 1-A-1 certificates, the Class 1-A-2 and Class 1-A-3 certificates in the aggregate, the Class 1-A-4 certificates and Class 1-A-5 certificates, pro rata, until the Certificate Principal Balance of such class has been reduced to zero; provided, that the aggregate amount (the "Group 1 Aggregate Amount") distributable to the Class 1-A-2 and Class 1-A-3 certificates in this sentence will be distributed as set forth below.

     The Group 1 Aggregate Amount for any Distribution Date will be distributed as follows:

          (a) the portion of the Group 1 Aggregate Amount that represents Scheduled Payments will be distributed to the Class 1-A-2 and Class 1-A-3 certificates, pro rata, which amounts will be distributed first, to the Class 1-A-2 certificates and then to the Class 1-A-3 certificates, in that order, in each case until the Certificate Principal Balance of each such class has been reduced to zero; and

          (b) the portion of the Group 1 Aggregate Amount that represents Unscheduled Payments will be distributed in the following order of priority:

              (i) first, to the Class 1-A-2 certificates, in an amount equal to the Class 1-A-2 Unscheduled Principal Distribution Amount for that Distribution Date, until the Certificate Principal Balance of such class has been reduced to zero;

              (ii) second, to the Class 1-A-3 certificates, in an amount equal to the Class 1-A-3 Unscheduled Principal Distribution Amount for that Distribution Date, until the Certificate Principal Balance of such class has been reduced to zero; and

              (iii) third, to the Class 1-A-3 certificates, until the
                    Certificate Principal Balance of such class has been reduced to zero.

                                     GROUP 2

     (1) first, to the Class A-R and Class A-LR certificates, pro rata, until the Certificate Principal Balance of each such class has been reduced to zero; and

     (2) second, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 certificates, pro rata, until the Certificate Principal Balance of each such class has been reduced to zero.

                                     GROUP 3

     Concurrently, to the Class 3-A-1 certificates and the Class 3-A-2, Class 3-A-3, Class 3-A-5 and Class 3-A-6 certificates in the aggregate, pro rata, until the Certificate Principal Balance of each such class has been reduced to zero; provided that the aggregate amount (the "Group 3 Aggregate Amount") distributable to the Class 3-A-2, Class 3-A-3, Class 3-A-5 and Class 3-A-6 certificates in this sentence will be distributed as set forth below.

     The Group 3 Aggregate Amount for any Distribution Date will be distributed in the following order of priority:

     (1) first, to the Class 3-A-6 certificates, in an amount equal to the Class 3-A-6 Principal Distribution Amount for that Distribution Date, until the Certificate Principal Balance of such class has been reduced to zero;

     (2) second, to the Class 3-A-2 and Class 3-A-3 certificates, pro rata, until the Certificate Principal Balance of each such class is reduced to zero;

     (3) third, to the Class 3-A-5 certificates, until the Certificate Principal Balance of such class is reduced to zero; and

     (4) fourth, to the Class 3-A-6 certificates, until the Certificate Principal Balance of such class is reduced to zero.

INTEREST

     Interest will accrue on the certificates on their respective Certificate Principal Balance or Notional Amount, other than the Class A-P certificates, at the respective interest rates set forth in the table on page S-3 during each Interest Accrual Period. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest will accrue on the Notional Amount of the Class 1-A-6 certificates during each Interest Accrual Period at a variable per annum rate equal to (i) 8.00% minus (ii) LIBOR, subject to a maximum rate of 8.00% and a minimum rate of 0.00%. The per annum pass-through rate on the Class 1-A-6 certificates for the first Interest Accrual Period is expected to be 6.1925%. The "Notional Amount" of the Class 1-A-6 certificates with respect to each Distribution Date will be equal to the Certificate Principal Balance of the Class 1-A-5 certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the Certificate Principal Balance of the Class 1-A-5 certificates will result in a proportional reduction in the Notional Amount of the Class 1-A-6 certificates. See "-Principal" and "-Allocation of Losses" below. The Notional Amount of the Class 1-A-6 certificates with respect to the first Distribution Date is expected to be approximately $17,214,000.

     Interest will accrue on the Notional Amount of the Class 1-A-7 certificates during each Interest Accrual Period at a per annum rate equal to 6.00%. The "Notional Amount" of the Class 1-A-7 certificates with respect to each Distribution Date will be equal to the product of (a) the aggregate Certificate Principal Balance of the Class 1-A-2 and Class 1-A-3 certificates immediately prior to such Distribution Date and (b) 0.041666666667. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the Certificate Principal Balance of the Class 1-A-2 or Class 1-A-3 certificates will result in a proportional reduction in the Notional Amount of the Class 1-A-7 certificates. See "-Principal" and "-Allocation of Losses" below. The Notional Amount of the Class 1-A-7 certificates with respect to the first Distribution Date is expected to be approximately $1,049,583.

     Interest will accrue on the Notional Amount of the Class 2-A-4 certificates during each Interest Accrual Period at a variable per annum rate equal to (i) 8.00% minus (ii) LIBOR, subject to a maximum rate of 8.00% and a minimum rate of 0.00%. The per annum pass-through rate on the Class 2-A-4 certificates for the first Interest Accrual Period is expected to be 6.1925%. The "Notional Amount" of the Class 2-A-4 certificates with respect to each Distribution Date will be equal to the Certificate Principal Balance of the Class 2-A-3 certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the Certificate Principal Balance of the Class 2-A-3 certificates will result in a proportional reduction in the Notional Amount of the Class 2-A-4 certificates. See "-Principal" and "-Allocation of Losses" below. The Notional Amount of the Class 2-A-4 certificates with respect to the first Distribution Date is expected to be approximately $39,692,000.

     Interest will accrue on the Notional Amount of the Class 3-A-4 certificates during each Interest Accrual Period at a variable per annum rate equal to (i) 7.95% minus (ii) LIBOR, subject to a maximum rate of 7.95% and a minimum rate of 0.00%. The per annum pass-through rate on the Class 3-A-4 certificates for the first Interest Accrual Period is expected to be 6.1425%. The "Notional Amount" of the Class 3-A-4 certificates with respect to each Distribution Date will be equal to the Certificate Principal Balance of the Class 3-A-3 certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the Certificate Principal Balance of the Class 3-A-3 certificates will result in a proportional reduction in the Notional Amount of the Class 3-A-4 certificates. See "-Principal" and "-Allocation of Losses" below. The Notional Amount of the Class 3-A-4 certificates with respect to the first Distribution Date is expected to be approximately $25,584,000.

     Interest will accrue on the Notional Amount of the Class A-X-1 certificates during each Interest Accrual Period at a fixed per annum rate of 6.00%. With respect to any Distribution Date, the "Notional Amount" of the Class A-X-1 certificates will be an amount equal to the product of (i) the aggregate Certificate Principal Balance of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 certificates immediately prior to such Distribution Date and (ii) the Weighted Average Group 1 Stripped Interest Rate for that Distribution Date. The Notional Amount of the Class A-X-1 certificates for the first Interest Accrual Period is expected to be approximately $10,182,711.

     Interest will accrue on the Notional Amount of the Class A-X-2 certificates during each Interest Accrual Period at a fixed per annum rate of 6.00%. With respect to any Distribution Date, the "Notional Amount" of the Class A-X-2 certificates will be an amount equal to the product of (i) the aggregate Certificate Principal Balance of the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class A-R certificates immediately prior to such Distribution Date and (ii) the Weighted Average Group 2 Stripped Interest Rate for that Distribution Date. The Notional Amount of the Class A-X-2 certificates for the first Interest Accrual Period is expected to be approximately $24,739,862.

     Interest will accrue on the Notional Amount of the Class A-X-3 certificates during each Interest Accrual Period at a fixed per annum rate of 6.00%. With respect to any Distribution Date, the "Notional Amount" of the Class A-X-3 certificates will be an amount equal to the product of (i) the aggregate Certificate Principal Balance of the Class B-1, Class B-2 and Class B-3 certificates immediately prior to such Distribution Date and (ii) the weighted average of the Weighted Average Group 1 Stripped Interest Rate and the Weighted Average Group 2 Stripped Interest Rate, weighted on the basis of related Group Subordinate Amounts for that Distribution Date. The Notional Amount of the Class A-X-3 certificates for the first Interest Accrual Period is expected to be approximately $336,327.

     Interest will accrue on the Notional Amount of the Class 3-A-X certificates during each Interest Accrual Period at a fixed per annum rate of 6.25%. With respect to any Distribution Date, the "Notional Amount" of the Class 3-A-X certificates will be an amount equal to the product of (i) the aggregate Certificate Principal Balance of the Class 3-A-2, Class 3-A-3, Class 3-A-5 and Class 3-A-6 certificates immediately prior to such Distribution Date and (ii) the Weighted Average Group 3 Stripped Interest Rate for that Distribution Date. The Notional Amount of the Class 3-A-X certificates for the first Interest Accrual Period is expected to be approximately $16,962,766.

     Interest will accrue on the Class B-4, Class B-5 and Class B-6 certificates during each Interest Accrual Period at a variable rate per annum equal to the weighted average of the Group 1 Non-A-P Net WAC Rate and the Group 2 Net WAC Rate for the related Distribution Date, weighted on the basis of the related Group Subordinate Amount for that Distribution Date.

     The Class A-P certificates are principal-only certificates and will not accrue interest.

     The "Accrued Certificate Interest" for each class of certificates and each Distribution Date will be an amount equal to (1) the interest accrued at such class's pass-through rate during the related Interest Accrual Period on the Certificate Principal Balance (or, in the case of each class of Interest-Only Certificates, the Notional Amount) of such class of certificates, minus each class's pro rata share of any Net Interest Shortfall related to that class's Group, the interest portion of any Excess Losses through the Cross-Over Date to the extent allocated to such class and, after the Cross-Over Date, the interest portion of Realized Losses, including Excess Losses to the extent allocated to such class plus (2) any Accrued Certificate Interest for that class remaining undistributed from previous Distribution Dates.

     For any Distribution Date, the "Net Interest Shortfall" for any Loan Group will equal the aggregate Interest Shortfalls with respect to that Distribution Date less any Compensating Interest for that Loan Group. See "The Pooling and Servicing Agreement-Servicing and Master Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to any Distribution Date, an "Interest Shortfall" in respect of a Loan will result from:

          (1) any voluntary full or partial prepayment of principal on the Loan by the borrower during the month preceding the Distribution Date; or

          (2) a reduction in the interest rate on such Loan due to the application of the Relief Act whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service. See "Legal Aspects of Mortgage Loans-Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

     As to any Distribution Date and any Loan with respect to which a prepayment in full has occurred as described above, the resulting Prepayment Interest Shortfall generally will equal the difference between (a) one month's interest at the Net Mortgage Rate on the Scheduled Principal Balance of the Loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to the Loan. In the case of a partial prepayment, the resulting Prepayment Interest Shortfall will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

     With respect to each Loan Group, any Net Interest Shortfall, the interest portion of any Excess Losses through the Cross-Over Date and, after the Cross-Over Date, the interest portion of any Realized Losses will, on each Distribution Date, be allocated among all the related outstanding certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated to the applicable certificate in the absence of the shortfall and losses. See "-Allocation of Losses" below and "The Pooling and Servicing Agreement-Servicing and Master Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Funds for the related Group on the related Distribution Date. As a result of the subordination of the Junior Certificates, such losses will be borne first by the outstanding Junior Certificates in inverse order of priority (e.g., with respect to Loan Group 1 and Loan Group 2, first to Class B-6, then to Class B-5, and so forth, and with respect to Loan Group 3, first to Class 3-B-6, then to Class 3-B-5, and so forth).

     The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on those certificates entitled to distributions of interest on subsequent Distribution Dates in accordance with the definition of Accrued Certificate Interest in this prospectus supplement. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

PRINCIPAL

     Distributions in reduction of the Certificate Principal Balance of each certificate entitled to principal distributions will be made on each Distribution Date. The Interest-Only Certificates do not have a Certificate Principal Balance and will not be entitled to distributions of principal.

     Distributions in reduction of the Certificate Principal Balance of each class of Senior Certificates of a Group entitled to principal distributions will be made on each Distribution Date as described in the second paragraph under "-Allocation of Available Funds" above in accordance with priority second. The Available Funds related to such Group remaining after the distribution of interest will be allocated to the Senior Certificates of such Group (other than the Interest-Only Certificates) in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount for such Group and, in the case of the Group 1 Loans, the Class A-P Principal Distribution Amount for the respective Distribution Date.

     Distributions in reduction of the Certificate Principal Balances of the Class B-1, Class B-2, Class B-3, Class 3-B-1, Class 3-B-2 and Class 3-B-3 certificates will be made on each Distribution Date as described in the second paragraph under "-Allocation of Available Funds" above in accordance with priorities fourth, fifth and sixth, respectively, and, with respect to the Class B-1, Class B-2, and Class B-3 certificates, as adjusted for cross-collateralization as described under "-Subordination-Cross-Collateralization" below.

     If the Class Prepayment Distribution Trigger is not satisfied for a class of outstanding Class B Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking classes of the related Junior Certificates because the amount of partial or full principal prepayments and, in certain circumstances, net liquidation proceeds and net insurance proceeds otherwise distributable to such class will be distributable among the outstanding related Junior Certificates as to which the related Class Prepayment Distribution Trigger has been satisfied, on a pro rata basis subject to the priority of payments described in this prospectus supplement. On any Distribution Date, any reduction in funds available for distribution to the classes of Group 1&2 Junior Certificates resulting from a distribution of any Class A-P Deferred Amounts to the Class A-P certificates, or to cover any shortfalls in distributions of principal to the Group 1 Certificates or the Group 2 Certificates due to a shortfall in Available Funds for such Group, will be allocated to the Group 1&2 Junior Certificates, in inverse order of priority.

ALLOCATION OF LOSSES

     On each Distribution Date, the A-P Percentage of the principal portion of any Realized Loss (including any Excess Loss) on a Group 1 Discount Mortgage Loan will be allocated to the Class A-P certificates, until the Certificate Principal Balance of the Class A-P certificates is reduced to zero.

     With respect to the Group 1 Loans and any Distribution Date on or prior to the Cross-Over Date, the sum of (1) the A-P Percentage of the principal portion of Non-Excess Realized Losses on a Group 1 Discount Mortgage Loan allocated to the Class A-P certificates on such date and (2) all amounts previously allocated to such Class A-P certificates in respect of those losses and not distributed to the Class A-P certificates on prior Distribution Dates, will be the Class A-P Deferred Amount.

     On each Distribution Date prior to the Cross-Over Date, distributions in respect of the Class A-P Deferred Amounts will be made on the Class A-P certificates in accordance with priority third of the second paragraph under "-Allocation of Available Funds" to the extent of Available Funds for the Group 1 Loans remaining after distributions in accordance with priority second of such paragraph. Any distribution of such Available Funds in respect of the Class A-P Deferred Amount will not reduce the Certificate Principal Balance of the related Class A-P certificates. No interest will accrue on any Class A-P Deferred Amount. On each Distribution Date prior to the Cross-Over Date, the Certificate Principal Balance of the most subordinate class of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates then outstanding will be reduced by the amount of any distributions made to any Class A-P certificates in respect of any Class A-P Deferred Amount on the Distribution Date, through the operation of the Class A-P Deferred Payment Writedown Amount. After the Cross-Over Date, no distributions will be made in respect of any Class A-P Deferred Amount and Realized Losses will be allocated to the Class A-P certificates without a right of reimbursement from any other class of certificates.

     Prior to the Cross-Over Date (and on the Cross-Over Date under certain circumstances), (A) the Non-A-P Percentage of the principal portion of any Non-Excess Realized Loss will be allocated among the outstanding classes of Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates, with respect to losses in Loan Group 1 and Loan Group 2, and (B) the principal portion of any Non-Excess Realized Loss will be allocated among the outstanding classes of Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6, with respect to losses in Loan Group 3, in each case, in inverse order of priority, until the Certificate Principal Balance of each class has been reduced to zero (i.e., Non-Excess Realized Losses in Loan Group 1 and Loan Group 2, will be allocated first to the Class B-6 certificates while they are outstanding, second to the Class B-5 certificates, and so on, and in Loan Group 3, will be allocated first to the Class 3-B-6 certificates while they are outstanding, second to the Class 3-B-5 certificates, and so on). Fraud Losses, Special Hazard Losses and Deficient Valuations occurring prior to the reduction of the Fraud Loss Coverage Amount, the Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, to zero will also be allocated to the Junior Certificates in the same manner.

     Commencing on the Cross-Over Date, the Non-A-P Percentage of the principal portion of any Realized Loss will be allocated among the outstanding classes of the Senior Certificates (other than the Class A-P certificates and the Interest-Only Certificates) of the Certificate Group related to the Loan affected by the Realized Loss; provided, however, that, after the Cross-Over Date, the Class 1-A-3 certificates will bear the principal portion of all Realized Losses allocable to the Class 1-A-2 certificates, other than Excess Losses, for so long as the Class 1-A-2 certificates are outstanding.

     Fraud Losses, Special Hazard Losses and Deficient Valuations occurring after the Fraud Loss Coverage Amount, Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, have been reduced to zero will be Excess Losses. With respect to any Loan Group, the Non-A-P Percentage of the principal portion of any Excess Loss on a Loan in such Loan Group for any Distribution Date (whether occurring before, on or after the Cross-Over Date) will be allocated (A) with respect to Group 1 and Group 2, pro rata among all outstanding classes of Senior Certificates entitled to principal distributions in the corresponding Group (other than the Class A-P certificates) and all the outstanding Group 1&2 Junior Certificates, and (B) with respect to Group 3, pro rata among all outstanding classes of Group 3 Certificates and all the outstanding Group 3 Junior Certificates, in each case, based on their Certificate Principal Balances.

     All allocations of Realized Losses to a class of certificates will be accomplished on a Distribution Date by reducing the Certificate Principal Balance of the class by the appropriate share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates commencing on the following Distribution Date. The aggregate amount of the principal portion of any Non-Excess Realized Losses to be allocated to the Class A-P certificates on any Distribution Date on or prior to the Cross-Over Date will also be taken into account in determining distributions in respect of the Class A-P Deferred Amounts for that Distribution Date.

     The interest portion of all Realized Losses in a Loan Group will be allocated among the applicable outstanding classes of certificates of the related Group entitled to distributions of interest as described under "-Interest" above.

     No reduction of the Certificate Principal Balance of any class will be made on any Distribution Date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the certificates of the related Group as of that Distribution Date to an amount less than the Pool Scheduled Principal Balance of the related Group as of the first day of the month of that Distribution Date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

     Debt Service Reductions are not Realized Losses, and the principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any certificate. However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the portion of the Senior Optimal Principal Amount relating to a Group, the Class A-P Principal Distribution Amount (if related to the Group 1 Loans) and Junior Optimal Principal Amount relating to a Group representing scheduled principal payments will be reduced by the amount of the principal portion of any Debt Service Reductions related to such Loan Group. Regardless of when they occur, Debt Service Reductions related to a Loan Group may reduce the amount of Available Funds of such Group, otherwise available for distribution on a Distribution Date. As a result of the subordination of the Junior Certificates, the reduction in Available Funds of any Group resulting from any Debt Service Reductions before the Bankruptcy Loss Coverage Amount has been reduced to zero will be borne by the Group 1&2 Junior Certificates, with respect to Group 1 and Group 2, and the Group 3 Junior Certificates, with respect to Group 3 (to the extent then outstanding) in inverse order of priority.

SUBORDINATION

Priority of Senior Certificates

         As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Group 1&2 Junior Certificates will equal approximately 1.25% of the aggregate Certificate Principal Balance of the Group 1 and Group 2 Certificates plus the Group 1&2 Junior Certificates, and the aggregate Certificate Principal Balance of the Group 3 Junior Certificates will equal approximately 4.75% of the aggregate Principal Balance of the Group 3 Certificates plus the Group 3 Junior Certificates. The rights of the holders of the Junior Certificates to receive distributions with respect to the Loans will be subordinate to such rights of the holders of the Senior Certificates, to the extent described above. The subordination of the Junior Certificates is intended:

          (1) to enhance the likelihood of timely receipt by the holders of the Senior Certificates (to the extent of the subordination of the Junior Certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the related Senior Certificates; and

          (2) to afford the holders of the related Senior Certificates (to the extent of the subordination of the Junior Certificates) protection against Realized Losses, to the extent described above.

     If Realized Losses in a Loan Group exceed the credit support provided to the Senior Certificates of the related Certificate Group through subordination, or if Excess Losses in a Loan Group occur, all or a portion of such losses will be borne by such Senior Certificates.

         The protection afforded to the holders of Senior Certificates of each Certificate Group by means of the subordination feature will be accomplished by:

          (1) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Junior Certificates related to such Certificate Group, in accordance with the paydown rules specified under "-Allocation of Available Funds" above, the amounts due to the Senior Certificateholders on each Distribution Date out of the Available Funds on that Distribution Date and, if necessary, by the right of holders to receive future distributions on the Loans that would otherwise have been payable to the holders of the Junior Certificates related to such Certificate Group;

          (2) the allocation to Junior Certificates related to such Certificate Group of the Non-A-P Percentage of the principal portion of any Non-Excess Realized Loss to the extent set forth in this prospectus supplement; and

          (3) the allocation to the Group 1&2 Junior Certificates of the A-P Percentage of the principal portion of any Non-Excess Realized Loss on any Group 1 Discount Mortgage Loan to the extent set forth in this prospectus supplement through the operation of any Class A-P Deferred Payment Writedown Amount.

     The allocation of the principal portion of Realized Losses described in this prospectus supplement to the Junior Certificates on any Distribution Date will decrease the protection provided to the related Senior Certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of such Junior Certificates then outstanding.

     In addition, in order to extend the period during which the Junior Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of the Non-A-P Percentage of any prepayment or other unscheduled recovery of principal with respect to a Loan of a Group may be allocated to the Senior Certificates of such Group then entitled to principal distributions (other than the Class A-P certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described in this prospectus supplement. This allocation has the effect of accelerating the amortization of the Senior Certificates as a group (other than the Class A-P certificates) while, in the absence of losses in respect of the Loans, increasing the percentage interest in the principal balance of the Loans evidenced by the related Junior Certificates.

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     After the payment of amounts distributable in respect of the Senior
Certificates on each Distribution Date, the Junior Certificates related to the Certificate Group (i.e., the Group 1&2 Junior Certificates, with respect to Group 1 and Group 2, and the Group 3 Junior Certificates, with respect to Group
3) will be entitled to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on such Junior Certificates for that Distribution Date (which includes any remaining undistributed Accrued Certificate Interest from previous Distribution Dates) and the sum of the Allocable Shares of the related classes of Junior Certificates. These amounts distributed to such Junior Certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent Distribution Dates.

Priority Among Junior Certificates

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Class B-4, Class B-5 and Class B-6 certificates, all of which are subordinate in right of distribution to the Class B-1, Class B-2 and Class B-3 certificates offered under this prospectus supplement, will equal approximately 0.30% of the initial aggregate Certificate Principal Balance of all of the Group 1 and Group 2 Certificates plus the Group 1&2 Junior Certificates and approximately 24.00% of the initial aggregate Certificate Principal Balance of all of the Group 1&2 Junior Certificates. On each Distribution Date, the holders of any particular class of Group 1&2 Junior Certificates, other than the Class B-6 certificates, will have a preferential right to receive the amounts due them on such Distribution Date out of Available Funds for Group 1 and Group 2, prior to any distribution being made on such date on each class of Group 1&2 Junior Certificates ranking junior to such class.

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Class 3-B-4, Class 3-B-5 and Class 3-B-6 certificates, all of which are subordinate in right of distribution to the Class 3-B-1, Class 3-B-2 and Class 3-B-3 certificates offered under this prospectus supplement, will equal approximately 1.50% of the initial aggregate Certificate Principal Balance of the Group 3 Certificates plus Group 3 Junior Certificates and approximately 31.58% of the initial aggregate Certificate Principal Balance of all of the Group 3 Junior Certificates. On each Distribution Date, the holders of any particular class of Group 3 Junior Certificates, other than the Class 3-B-6 certificates, will have a preferential right to receive the amounts due them on such Distribution Date out of Available Funds for Group 3, prior to any distribution being made on such date on each class of Group 3 Junior Certificates ranking junior to such class. In addition, except as described in this prospectus supplement, with respect to a Group, the Non-A-P Percentage of the principal portion of any Non-Excess Realized Loss with respect to a Loan and any Class A-P Deferred Payment Writedown Amount will be allocated, to the extent set forth in this prospectus supplement, in reduction of the Certificate Principal Balances of the related Junior Certificates in inverse order of priority of such certificates. The effect of the allocation of such Realized Losses and of any Class A-P Deferred Payment Writedown Amount to a class of Junior Certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of certificates of the related Group.

     In order to maintain the relative levels of subordination among the Junior Certificates, the applicable Non-A-P Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Loans (which, in certain cases, may not be distributable to those certificates for at least the first five years after the date of initial issuance of the certificates, except as otherwise described in this prospectus supplement on or following the related Senior Final Distribution Date) will not be distributable to the holders of any class of Junior Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "-Principal" above. If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of Junior Certificates, the amortization of more senior ranking classes of related Junior Certificates may occur more rapidly than would otherwise have been the case.

     As a result of the subordination of any class of certificates, the class of certificates will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the Loans, and under certain circumstances investors in such certificates may not recover their initial investment.

Cross-Collateralization

     On each Distribution Date prior to the Cross-Over Date, funds otherwise payable to the Group 1&2 Junior Certificates are required to be applied to payment of Group 1 or Group 2 Certificates (i) first, to cover any Accrued

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Certificate Interest on such Senior Certificates remaining unpaid, (ii) second, in respect of Class A-P Deferred Amounts for the Class A-P certificates then payable but not paid from Available Funds for the Group 1 Loans, (iii) third, to pay principal of one or both undercollateralized groups of Group 1 and Group 2 Certificates, and (iv) fourth, to maintain overcollateralization levels under limited circumstances where the Group 1 or Group 2 Certificates have been paid in full.

     To the extent any Accrued Certificate Interest with respect to any class of Group 1 or Group 2 Certificates remains unpaid, Available Funds remaining from such other Group after payments on Senior Certificates in such Group will be applied to cover such unpaid Accrued Certificate Interest, and will be applied pro rata based on the amounts of such unpaid Accrued Certificate Interest to the extent there are insufficient funds to pay such amounts above in full. Such amounts will be paid to the Group 1 or Group 2 Certificates in accordance with the priorities set forth under "-Allocation of Available Funds."

     To the extent any Class A-P Deferred Amount then payable has not been paid from Available Funds for the Group 1 Loans, the Junior Principal Distribution Amount related to the Group 1&2 Junior Certificates (the amount which would be payable as principal to such Junior Certificates absent such cross-collateralization, other than in respect of amounts applied to pay unpaid Accrued Certificate Interest of Senior Certificates as described in the preceding paragraph) will be applied to pay any such unpaid Class A-P Deferred Amount.

     If on any Distribution Date Group 1 or Group 2 is an Undercollateralized Group, then all amounts otherwise distributable as principal on the Group 1&2 Junior Certificates as the Junior Principal Distribution Amount for the related Group (other than amounts needed to pay any Class A-P Deferred Amount as described above) will be paid to the Undercollateralized Group as principal to the Senior Certificates (other than the Class A-P certificates) of such Undercollateralized Group in accordance with the priorities set forth above under "-Allocation of Available Funds" until the aggregate Certificate Principal Balance of the Senior Certificates of the Undercollateralized Group (other than the related Class A-P certificates) equals the Pool Balance of the related Loan Group (net of the A-P Percentage of the Discount Loans in such Group).

     On or after the date on which the Certificate Principal Balances of the Group 1 or Group 2 Certificates (other than the Class A-P certificates) have been reduced to zero, amounts otherwise distributable as principal on the Group 1&2 Junior Certificates, up to the applicable Apportioned Class B Principal Distribution Amount (representing generally the portion of the Junior Principal Distribution Amount attributable to Loans in the Group with respect to which the Group 1 or Group 2 Certificates have been paid in full), will be paid as principal to the remaining Senior Certificates of the other Group (other than the Class A-P certificates) in accordance with the priorities set forth above for the applicable Group under "-Allocation of Available Funds," provided that on such Distribution Date (a) the Aggregate Subordinate Percentage related to Group 1 and Group 2 for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage related to Group 1 and Group 2 or (b) the average outstanding principal balance of the Loans in Loan Group 1 or Loan Group 2 delinquent 60 days or more over the last six months as a percentage of the related Group Subordinated Amount is greater than or equal to 50%.

     Any application of the Junior Principal Distribution Amount pursuant to the preceding three paragraphs will reduce distributions of such amount in reverse order of priority pursuant to priorities set forth above in "-Allocation of Available Funds."

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership") with regard to the Residual Certificates to the extent it has received an affidavit from each owner of a Residual Certificate indicating that such owner is not a disqualified organization or a nominee for a disqualified organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the trustee an affidavit, substantially in the form set forth in the Pooling and Servicing Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman of the Residual

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Certificate) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the trustee that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in a writing to the trustee in the form set forth in the Pooling and Servicing Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i), (iii) and (iv) were false.

     In addition, final Treasury Regulations issued July 19, 2002 require either that (i) the transferor of a Residual Certificate pay the transferee a formula-specified minimum amount designed to compensate the transferee for assuming the related tax liability or (ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the Pooling and Servicing Agreement will not require that they be met as a condition to transfer of the Residual Certificates. Holders of the Residual Certificates are advised to consult its tax advisors as to whether and in what amount any payment should be made upon transfer of a Residual Certificate. See "Federal Income Tax Consequences-REMICs-Taxation of Owners of Residual Certificates-Tax-Related Restrictions on Transfer of REMIC Residual Certificates -Noneconomic REMIC Residual Certificates" in the prospectus.

     Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a "U.S. Person" unless (i) such person holds a Residual Certificate in connection with the conduct of trade or business within the United States and furnishes the transferor and the trustee with an effective Internal Revenue Service Form W-8ECI or (ii) the transferee delivers to both the transferor and the trustee an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State of the United States or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     The Pooling and Servicing Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates. Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

     The Residual Certificates may not be purchased by or transferred to any person which is a Plan or any plan or arrangement subject to Similar Law. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

     The Residual Certificates will contain a legend describing the foregoing restrictions.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the master servicer will be required to prepare and make available to each certificateholder, the parties to the Pooling and Servicing Agreement and any other interested parties, a Distribution Date statement, based in part on information provided by each servicer, which generally will set forth, among other things:

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          (1) the amount of the distribution on the Distribution Date made to the holders of each class of certificates allocable to principal;

          (2) the amount of the distribution on the Distribution Date made to the holders of each class of certificates allocable to interest;

          (3) any unpaid Interest Shortfalls included in such distribution and the aggregate Interest Shortfalls remaining unpaid as of such Distribution Date;

          (4) the Certificate Principal Balance or Notional Amount of each class of certificates after giving effect to distribution of principal on that Distribution Date;

          (5) the Pool Balance for each Loan Group for the Distribution Date;

          (6) the Senior Percentage and the Junior Percentage for each Group;

          (7) the aggregate amount of Servicing Fees paid to or retained by each servicer with respect to the related Distribution Date;

          (8) the pass-through rate of interest on each class of certificates for that Distribution Date;

          (9) the aggregate amount of Advances included in the distribution for the applicable Distribution Date and the aggregate amount of Advances outstanding as of the Distribution Date;

          (10) (a) the number and aggregate unpaid principal balance of Loans (exclusive of Loans in foreclosure) delinquent:

                  (i)   1 to 30 days;

                  (ii)  31 to 60 days;

                  (iii) 61 to 90 days; and

                  (iv)  91 or more days.

               (b) the number and aggregate unpaid principal balance of Loans in foreclosure and delinquent;

          (11) with respect to any Loan that became an REO Property during the preceding calendar month, the loan number of the related Loan, the unpaid principal balance of the related Loan and the principal balance of the related Loan as of the date it became an REO Property;

          (12) the book value of any REO Property as of the close of business on the last business day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the determination date under the related Sale and Servicing Agreement;

          (13) the Senior Prepayment Percentage for each Group for the Distribution Date;

          (14) the aggregate Realized Losses incurred during the prior calendar month; and

          (15) each Special Hazard Loss Coverage Amount, each Fraud Loss Coverage Amount and each Bankruptcy Loss Coverage Amount, in each case as of the determination date under the related Sale and Servicing Agreement.

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     The master servicer will make the Distribution Date statement available each month via the master servicer's internet website. The master servicer's internet website will initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the master servicer's customer service desk at 301-815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the master servicer's customer service desk and indicating such. The master servicer will have the right to change the way the Distribution Date statement is distributed in order to make such distribution more convenient and/or more accessible and the master servicer shall provide timely and adequate notification to the certificateholders and the parties to the Pooling and Servicing Agreement regarding any such changes.

     The master servicer shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date statement and may affix to it any disclaimer it deems appropriate in its reasonable discretion.

     As a condition to access the master servicer's internet website, the master servicer may require registration and the acceptance of a disclaimer. Neither the trustee nor the master servicer will be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.


                       PREPAYMENT AND YIELD CONSIDERATIONS


GENERAL

     The effective yield on the certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) on the Loans in the related Loan Group, or in both Loan Group 1 and Loan Group 2 in the case of the Group 1&2 Junior Certificates, underlying the certificates. If significant principal prepayments are made on the Loans, which will result in principal distributions on your certificates (other than the Interest-Only Certificates), you may not be able to reinvest those distributions in a comparable alternative investment having a comparable yield or, in the case of the Interest-Only Certificates (because the notional amount of such certificates is based on the Certificate Principal Balances of the related classes of certificates), you may not fully recover your initial investment. No prediction can be made as to the rate of prepayments on the Loans in either stable or changing interest rate environments. The final distribution of principal on your certificates (other than the Interest-Only Certificates) could occur significantly earlier than you anticipated. You will bear entirely any reinvestment risk resulting from the rate of prepayments on the Loans.

PREPAYMENTS, DEFAULTS AND LIBOR

     The rate of principal distributions on each class of offered certificates (other than the Interest-Only Certificates), the aggregate amount of each interest distribution on each class and the yield to maturity on each class will be directly related to and affected by:

          (1) the amortization schedules of the Loans;

          (2) the prepayment experience of the Loans; and

          (3) under some circumstances, the rates or delinquencies, defaults or losses experienced on the Loans.

     The borrowers may generally prepay their Loans at any time without penalty. Each of the Loans is subject to a due-on-sale clause. See "Legal Aspects of Mortgage Loans" in the prospectus. Additionally, repurchases by the Originators or Morgan Stanley Dean Witter Mortgage Capital Inc. of any Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan therefor) or any optional repurchase of the Loans in connection with a termination of the trust will have the same effect as a prepayment and result in distributions on the offered certificate which would otherwise be distributed over the remaining terms of the Loans.

     The rate of principal prepayments on the Loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among the Loans at any time because of specific factors relating to the Loans. These factors include:

          (1) the age of the Loans;

          (2) the geographic location of the related properties and the extent of the related borrowers' equity in those properties; and

          (3) changes in the borrowers' housing needs, job transfers and employment.

     Furthermore, because the characteristics of the Loans in each Loan Group differ, the Loans of each Loan Group as a whole may be expected to prepay at different rates.

     In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, Loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above those at the time those loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, Loans may experience a lower prepayment rate than if prevailing interest rates remained at or below those existing at the time those Loans were originated. We cannot make assurances as to the prepayment rate of the Loans. In addition, we cannot make assurances that the Loans will conform to the prepayment experience of other loans or to any past prepayment experience or any published prepayment forecast.

     In general, if an offered certificate is purchased at a premium over its face amount or if an Interest-Only Certificate is purchased and payments of principal on the Loans in the related Loan Group occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase and, in the case of the Interest-Only Certificate, the investor may not recover its initial investment. Conversely, if an offered certificate, particularly the Class A-P certificate, is purchased at a discount from its face amount and payments of principal on the Loans in the related Loan Group, or in the case of the Group 1&2 Junior Certificates, the Group 1 and Group 2 Loans, occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

     As described under "Description of the Offered Certificates-Principal" in this prospectus supplement, the applicable Senior Prepayment Percentage of the Non-A-P Percentage of all principal prepayments related to a Loan Group will be initially distributed to the classes of Senior Certificates of such Group (other than the Class A-P certificates and Interest-Only Certificates of such Group) then entitled to receive principal distributions. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of such classes of Senior Certificates of such Group (other than the Class A-P certificates and Interest-Only Certificates of such Group) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the related Junior Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     Investors in the Class 1-A-5 and Class 2-A-3 certificates should understand that if LIBOR is greater than or equal to 8.00% per annum, the pass-through rate of such class will remain at its maximum rate of 8.50% per annum. Investors in the Class 3-A-3 certificates should understand that if LIBOR is greater than or equal to 7.95% per annum, the pass-through rate of such class will remain at its maximum rate of 8.50% per annum. Investors in the Class 1-A-5, Class 2-A-3 and Class 3-A-3 certificates should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the assumed yields.

     Conversely, investors in the Class 1-A-6, Class 2-A-4 and Class 3-A-4 certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields. Investors in the Class 1-A-6 and Class 2-A-4 certificates should also understand that if LIBOR is greater than or equal to approximately 8.00% per annum, the Class 1-A-6 and Class 2-A-4 certificates will accrue interest at the minimum rate of 0.00% per annum. Investors in the Class 3-A-4 certificates should also understand that if LIBOR is greater than or equal to approximately 7.95% per annum, the Class 3-A-4 certificates will accrue interest at the minimum rate of 0.00% per annum. Further, based on the modeling assumptions set forth under "-Modeling Assumptions" below, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates on the Loans, are expected to produce a negative yield to investors in the Class 1-A-6, Class 2-A-4 and Class 3-A-4 certificates. See "-Sensitivity of the Interest-Only Certificates" below.

     Investors in the Class 1-A-5, Class 1-A-6, Class 2-A-3, Class 2-A-4, Class 3-A-3, and Class 3-A-4 certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase such certificates.

     As described under "Description of the Offered Certificates-Principal" in this prospectus supplement, unless the Certificate Principal Balance of the Class 1-A-2 certificates has been reduced to zero, the Class 1-A-3 certificates will not be entitled to any distributions of Unscheduled Payments for five years and during the following five years the percentage of principal Unscheduled Payments allocated to the Class 1-A-3 certificates in the aggregate will gradually increase.

     As described under "Description of the Offered Certificates-Principal" in this prospectus supplement, unless the Certificate Principal Balances of the other Group 3 Certificates (other than the Class 3-A-1 certificates) have been reduced to zero, the Class 3-A-6 certificates will not be entitled to any distributions of principal payments for five years and during the following five years the percentage of principal payments (including prepayments) allocated to the Class 3-A-6 certificates in the aggregate will gradually increase.

     The rate and timing of defaults on the Loans will also affect the rate and timing of principal payments on the Loans and thus the yield on the offered certificates. We cannot make assurances as to the rate of losses or delinquencies on any of the Loans. To the extent that any losses are incurred on any of the Loans, the certificateholders of the offered certificates will bear the risk of losses resulting from default by borrowers. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The weighted average life of the offered certificates will be influenced by, among other factors, the rate of principal payments on the Loans.

     The last scheduled Distribution Date for the Group 1 Certificates is July 25, 2017. The last scheduled Distribution Date for the Group 2 Certificates and the Group 1&2 Junior Certificates is July 25, 2017. The last scheduled Distribution Date for the Group 3 Certificates and the Group 3 Junior Certificates is April 25, 2032. These dates represent the Distribution Dates occurring in the months following the maturity dates of the latest maturing Loan expected to be in the related Loan Groups on the closing date. It is possible that the principal of the certificates may not be fully paid by this date.

     The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed under "Description of the Offered Certificates-Reports to Certificateholders" in this prospectus supplement. These statements will include information as to the outstanding Certificate Principal Balance or Notional Amount of the certificates. We cannot assure that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

THE OFFERED JUNIOR CERTIFICATES

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the offered Junior Certificates will be affected by the rate of prepayments on the Loans in Loan Group 1 and Loan Group 2, in the case of the Class B-1, Class B-2 and Class B-3 Certificates, and in Loan Group 3, in the case of the Class 3-B-1, 3-B-2 and 3-B-3 Certificates, as well as the rate of borrower defaults resulting in Realized Losses, by the severity of those losses and by the timing of those losses. See "Description of the Offered Certificates-Allocation of Losses" in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Junior Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted Loans in Loan Groups applicable to such certificates than will the yields on such classes with lower numerical designations, and the yields to maturity on all of the Class B Certificates will be more sensitive to such losses than will the yields on the other classes of certificates. The yields to maturity on the Class B-1 or Class 3-B-1 certificates will be more sensitive to such losses than will the yields on the related Senior Certificates and less sensitive than the yields on the Class B-2 and Class B-3 certificates or Class 3-B-2 and Class 3-B-3 Certificates, as applicable. The Junior Certificates will be more sensitive to losses due to liquidations of defaulted Loans in related Loan Groups because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the applicable Junior Certificate Writedown Amount and in the case of the Class B-1, Class B-2 and Class B-3 certificates, the Class A-P Deferred Payment Writedown Amount, except as provided in this prospectus supplement. To the extent not covered by a servicer's or the master servicer's advances of delinquent monthly payments of principal and interest, delinquencies on the Loans in Loan Group 1 and Loan Group 2, in the case of the Class B-1, Class B-2 and Class B-3 Certificates, and in Loan Group 3, in the case of the Class 3-B-1, 3-B-2 and 3-B-3 Certificates may also have a relatively greater effect:

          (1) on the yields to investors in the applicable Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations; and

          (2) on the yields to investors in the applicable Class B Certificates than on the yields to investors in the other classes of the certificates in the same Group, or, in the case of the Group 1&2 Junior Certificates, in Groups 1 and 2.

     As described above under "Description of the Offered Certificates-Interest," "-Principal," "-Allocation of Losses" and "-Subordination," amounts otherwise distributable to holders of any class of Class B Certificates will be made available to protect the holders of the more senior ranking classes of the certificates related to such Class B Certificate against interruptions in distributions due to certain borrower delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Junior Certificates.

     To the extent that a Junior Certificate is being purchased at a discount from its initial Certificate Principal Balance, if the purchaser of such certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

MODELING ASSUMPTIONS

         For purposes of preparing the tables below, the following modeling assumptions have been made:

          (1) no delinquencies or losses occur on the Loans and all scheduled principal payments on the Loans are timely received on the due date;

          (2) the scheduled payments on the Loans have been calculated on the outstanding principal balance, prior to giving effect to prepayments, the mortgage interest rate, and the remaining amortization term such that the Loans will fully amortize by their remaining amortization term;

          (3) all Loans prepay monthly at the specified percentages of the Prepayment Standard Assumption;

               (a) no early termination of the offered certificates occurs; and

               (b) no substitutions or repurchases of the Loans occur;

          (4) all prepayments in respect of the Loans include 30 days' accrued interest and are received on the last day of each month;

          (5) the closing date for the offered certificates is August 30, 2002;

          (6) each year will consist of twelve 30-day months;

          (7) cash distributions are received by the holders of the offered certificates on the 25th day of each month, commencing in September 2002; and

          (8) each Loan Group consists of the following loans with the following characteristics:

                          ASSUMED LOAN CHARACTERISTICS

GROUP 1
                                                                                   REMAINING
 AUGUST 1, 2002                MORTGAGE                                          AMORTIZATION      SEASONING
PRINCIPAL BALANCE           INTEREST RATE            SERVICING FEE RATE          TERM (MONTHS)     (MONTHS)
-----------------           -------------            ------------------          ------------      --------
$  6,464,368.22             5.8497005835%                   0.25%                    175               4
$134,200,133.33             6.7110461808%                   0.25%                    175               3


GROUP 2
                                                                                  REMAINING
 AUGUST 1, 2002                MORTGAGE                                          AMORTIZATION     SEASONING
PRINCIPAL BALANCE           INTEREST RATE            SERVICING FEE RATE          TERM (MONTHS)     (MONTHS)
-----------------           -------------            ------------------          -------------     --------
$122,181,188.52             6.8694024331%                   0.25%                    168              11
$ 92,374,815.82             6.7517132102%                   0.25%                    138              40
$ 23,043,974.47             6.9782781451%                   0.25%                    119              48
$  8,469,847.38             7.0796213625%                   0.25%                     96              60
$  6,240,499.92             6.9685661097%                   0.25%                     67              82


GROUP 3
                                                                                 REMAINING
 AUGUST 1, 2002                MORTGAGE                                         AMORTIZATION      SEASONING
PRINCIPAL BALANCE           INTEREST RATE            SERVICING FEE RATE         TERM (MONTHS)      (MONTHS)
-----------------           -------------            ------------------         -------------      --------
$  2,646,656.98             7.0194386108%                   0.25%                    214              26
$  1,267,899.97             7.0380558188%                   0.25%                    258              40
$156,795,313.85             7.1096592347%                   0.25%                    346              13
$ 50,909,245.17             7.0777963599%                   0.25%                    308              38

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement to describe prepayments on the is the Prepayment Standard Assumption ("PSA") model, which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of loans for the life of such loans. A 100% Prepayment Standard Assumption assumes a CPR of 0.2% per annum of the outstanding principal balance of the loans in the first month of the life of the loans and an additional approximate 0.2% (for example, 0.4% per annum in the second month) per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% Prepayment Standard Assumption assumes a CPR of 6% per annum each month. Multiples may be calculated from this prepayment rate sequence. For example, 350% PSA assumes prepayment rates will be 0.7% per annum in month one, 1.4% per annum in month two, and increase by 0.7% in each succeeding month until reaching a rate of 21.0% per annum in month 30 and remain constant at 21.0% per annum thereafter. 275% PSA assumes prepayment rates will be 0.55% per annum in month one, 1.1% in month two, and increase by 0.55% in each succeeding month until reaching a rate of 16.5% per annum in month 30 and remain constant at 16.5% per annum thereafter. 0% PSA assumes no prepayments.

     The Prepayment Standard Assumption model does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans. Neither the master servicer, the depositor, the trustee nor the underwriter makes any representations about the appropriateness of the Prepayment Standard Assumption or the CPR model.

SENSITIVITY OF THE CLASS A-P CERTIFICATES

     THE CLASS A-P CERTIFICATES WILL BE "PRINCIPAL-ONLY" CERTIFICATES AND WILL NOT BEAR INTEREST. AS INDICATED IN THE TABLE BELOW, A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE GROUP 1 DISCOUNT MORTGAGE LOANS WILL HAVE AN ADVERSE EFFECT ON THE YIELD TO INVESTORS IN THE RELATED CLASS A-P CERTIFICATES.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class A-P certificates to various constant percentages of PSA. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class A-P certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of the related Class A-P certificates and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificate when such reinvestment rates are considered.

     As described under "Description of the Offered Certificates-Principal" in this prospectus supplement, the Class A-P Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Group 1 Discount Mortgage Loans. These Group 1 Discount Mortgage Loans will have lower Net Mortgage Rates (and lower Mortgage Interest Rates) than the other Group 1 Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, these Group 1 Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class A-P certificates.

     The information set forth in the following table has been prepared on the basis of the modeling assumptions and on the assumption that the aggregate purchase price of the Class A-P certificates (expressed as a percentage of the initial Certificate Principal Balance of such class) is 70.00%:

            SENSITIVITY OF THE CLASS A-P CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                             PERCENTAGES OF PSA
                                                           ------------------------------------------------------
                        CLASS                                0%          100%        350%        400%        600%
--------------------------------------------------------   -----         ----        ----        ----        ----
Class A-P...............................................   4.54%         5.97%      10.18%      11.06%      14.58%

     It is unlikely that the Group 1 Discount Mortgage Loans will have the precise characteristics described in this prospectus supplement or that the Group 1 Discount Mortgage Loans will all prepay at the same rate until maturity or that all of the Group 1 Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class A-P certificates is likely to differ from those shown in the table above, even if all of the Group 1 Discount Mortgage Loans prepay at the indicated percentages of PSA. No representation is made as to the actual rate of principal payments on the Group 1 Discount Mortgage Loans for any period or over the life of the Class A-P certificates or as to the yield on the Class A-P certificates. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class A-P certificates.

SENSITIVITY OF THE INTEREST-ONLY CERTIFICATES

     THE INTEREST-ONLY CERTIFICATES WILL NOT BE ENTITLED TO DISTRIBUTIONS OF PRINCIPAL. AS INDICATED IN THE TABLE BELOW, A HIGHER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE LOANS OF THE RELATED LOAN GROUP, COULD RESULT IN THE FAILURE OF INVESTORS IN THE INTEREST-ONLY CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENT.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Interest-Only Certificates to various constant percentages of PSA. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such certificates and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificate when such reinvestment rates are considered.

     The information set forth in the following tables has been prepared on the basis of the modeling assumptions and on the assumption that the aggregate purchase price of each of the Class 1-A-7, Class A-X-1, Class A-X-2, Class A-X-3 and Class 3-A-X certificates (expressed as a percentage of the initial Notional Amount of each such class) is 15.00%, plus accrued interest.

                           SENSITIVITY TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                           PERCENTAGES OF PSA
                             -----------------------------------------------
               CLASS           0%       100%       350%       400%      600%
---------------------------  ------    ------     ------     ------    ------
Class 1-A-7................  35.42%    30.55%     17.91%     15.29%     4.45%
Class A-X-1................  35.44%    30.57%     17.94%     15.33%     4.50%
Class A-X-2................  32.49%    26.14%      9.29%      5.72%    (9.57)%
Class A-X-3................  33.40%    33.13%     32.54%     32.43%    32.03%


           SENSITIVITY OF THE CLASS 3-A-X CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                           PERCENTAGES OF PSA
                             -------------------------------------------------
               CLASS           0%       100%       275%       400%      600%
---------------------------  -----     -----      -----      ------    -------
Class 3-A-X................  42.38%    35.57%     22.89%     12.99%    (5.96)%

     It is unlikely that Loans of any Loan Group will have the precise characteristics described in this prospectus supplement or that the Loans of any Loan Group will all prepay at the same rate until maturity or that all of the Loans of a particular Loan Group will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Interest-Only Certificates are likely to differ from those shown in the table above, even if all of the Loans of a particular Loan Group prepay at the indicated percentages of the Prepayment Standard Assumption. No representation is made as to the actual rate of principal payments on the Loans of any Loan Group for any period or over the life of such certificates or as to the yield on such certificates. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Interest-Only Certificates.

     THE YIELD TO INVESTORS IN THE CLASS 1-A-6, CLASS 2-A-4 AND CLASS 3-A-4 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO CHANGES IN THE RATE OF LIBOR. INCREASES IN LIBOR MAY HAVE AN ADVERSE EFFECT ON YIELD TO SUCH INVESTORS. IN ADDITION, THE CLASS 1-A-6, CLASS 2-A-4 AND CLASS 3-A-4 CERTIFICATES WILL BE "INTEREST-ONLY" CERTIFICATES AND WILL NOT BE ENTITLED TO DISTRIBUTIONS OF PRINCIPAL. AS INDICATED IN THE TABLES BELOW, A HIGHER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE GROUP 1, GROUP 2 AND GROUP 3

LOANS COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS 1-A-6, CLASS 2-A-4 AND CLASS 3-A-4 CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENT.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class 1-A-6, Class 2-A-4 and Class 3-A-4 certificates to various constant percentages of PSA and rates of LIBOR. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 1-A-6, Class 2-A-4 and Class 3-A-4 certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of the Class 1-A-6, Class 2-A-4 and Class 3-A-4 certificates, respectively, and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificate when such reinvestment rates are considered.

     The information set forth in the following table has been prepared on the basis of the modeling assumptions set forth under "-Modeling Assumptions" above and on the assumption that (i) on the first LIBOR Determination Date LIBOR will be 1.8075% and on each LIBOR Determination Date thereafter, LIBOR will be as indicated, and (ii) the aggregate purchase price of the Class 1-A-6 certificates (expressed as a percentage of the initial Notional Amount of such class) is 5.75%, plus accrued interest:

 SENSITIVITY OF THE CLASS 1-A-6 CERTIFICATES TO PREPAYMENTS AND CHANGES IN LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                            PERCENTAGES OF PSA
                         -------------------------------------------------------
          LIBOR            0%         100%        350%        400%         600%
-----------------------  -------    -------     -------     -------      -------
1.8075%................  127.85%    123.53%     112.51%     110.26%      101.13%
2.8075%................  103.80%     99.41%      88.19%      85.90%       76.57%
3.8075%................   80.69%     76.19%      64.64%      62.28%       52.65%
8.00% and above........    **          **          **          **           **
----------
** Less than (99.9)%.

     The information set forth in the following table has been prepared on the basis of the modeling assumptions set forth under "-Modeling Assumptions" above and on the assumption that (i) on the first LIBOR Determination Date LIBOR will be 1.8075% and on each LIBOR Determination Date thereafter, LIBOR will be as indicated, and (ii) the aggregate purchase price of the Class 2-A-4 certificates (expressed as a percentage of the initial Notional Amount of such class) is 5.75%, plus accrued interest:

 SENSITIVITY OF THE CLASS 2-A-4 CERTIFICATES TO PREPAYMENTS AND CHANGES IN LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                            PERCENTAGES OF PSA
                         -------------------------------------------------------
         LIBOR             0%         100%         350%        400%        600%
-----------------------  -------    -------       ------      ------      ------
1.8075%................  125.23%    117.34%       96.54%      92.17%      73.83%
2.8075%................  101.26%     93.77%       73.99%      69.83%      52.34%
3.8075%................   78.18%     71.06%       52.26%      48.29%      31.59%
8.00% and above........    **          **           **          **          **
----------
** Less than (99.9)%.

     The information set forth in the following table has been prepared on the basis of the modeling assumptions set forth under "-Modeling Assumptions" above and on the assumption that (i) on the first LIBOR Determination Date LIBOR will be 1.8075% and on each LIBOR Determination Date thereafter, LIBOR will be as indicated, and (ii) the aggregate purchase price of the Class 3-A-4 certificates (expressed as a percentage of the initial Notional Amount of such class) is 5.00%, plus accrued interest:

 SENSITIVITY OF THE CLASS 3-A-4 CERTIFICATES TO PREPAYMENTS AND CHANGES IN LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                             PERCENTAGES OF PSA
                         -------------------------------------------------------
          LIBOR            0%         100%         275%       400%         600%
-----------------------  -------    -------      -------     -------      ------
1.8075%................  156.20%    145.57%      125.36%     109.24%      80.25%
2.8075%................  127.07%    116.92%       97.35%      81.41%      52.67%
3.8075%................   99.29%     89.57%       70.39%      54.32%      25.46%
7.95% and above........   **          **           **           **         **
----------
** Less than (99.9)%.

     It is unlikely that the Loans will have the precise characteristics described in this prospectus supplement or that the Loans will all prepay at the same rate until maturity. As a result of these factors, the pre-tax yield on the Class 1-A-6, Class 2-A-4 and Class 3-A-4 certificates is likely to differ from those shown in the tables above, even if all of the Loans prepay at the indicated percentages of PSA. No representation is made as to the actual rate of principal payments on the Loans or the actual rates of LIBOR for any period or over the life of the Class 1-A-6, Class 2-A-4 and Class 3-A-4 certificates or as to the yield on the those certificates. You must make your own decision as to the appropriate prepayment assumptions and rates of LIBOR to be used in deciding whether to purchase the Class 1-A-6, Class 2-A-4 and Class 3-A-4 certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The following tables indicate at the specified percentages of the Prepayment Standard Assumption, the percentages of the original Certificate Principal Balances of the classes of offered certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the PSA and the corresponding weighted average lives of each class of certificates. The tables were prepared based on the modeling assumptions. As used in the following tables, the weighted average life of a class is determined by:

          (1) multiplying the amount of each distribution of principal to that class by the number of years from the date of issuance to the related Distribution Date;

          (2) summing the results; and

          (3) dividing the sum by the aggregate distributions of principal referred to in clause (1) and rounding to two decimal places.

             PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT STANDARD ASSUMPTION

                                               CLASS 1-A-1,
                                        CLASS 1-A-4 AND CLASS 1-A-5                        CLASS 1-A-2
                                   -------------------------------------      --------------------------------------
                                            PERCENTAGES OF PSA                          PERCENTAGES OF PSA
                                   -------------------------------------      --------------------------------------
       DISTRIBUTION DATE            0%    100%     350%     400%    600%       0%    100%     350%    400%      600%
-----------------------------      ---    ----     ----     ----    ----      ---    ----     ----    ----      ----
Initial Percentage...........      100     100      100      100     100      100     100      100     100       100
August 2003..................       96      94       89       88      85       96      94       89      88        85
August 2004..................       91      86       72       69      59       91      86       72      69        59
August 2005..................       87      76       54       50      36       87      76       54      50        35
August 2006..................       81      67       40       35      21       81      67       39      35        21
August 2007..................       76      59       29       25      12       76      59       29      24        12
August 2008..................       70      51       21       17       7       70      51       21      17         7
August 2009..................       64      44       15       12       4       64      44       15      12         4
August 2010..................       57      37       11        8       2       57      37       10       8         2
August 2011..................       50      30        7        5       1       50      30        7       5         1
August 2012..................       42      24        5        3       1       42      24        5       3         1
August 2013..................       34      18        3        2       *       34      18        3       2         *
August 2014..................       25      13        2        1       *       25      13        2       1         *
August 2015..................       16       8        1        1       *       16       8        1       1         *
August 2016..................        6       3        *        *       *        6       3        *       *         *
August 2017..................        0       0        0        0       0        0       0        0       0         0
Weighted Average Life
   (in years)................     8.48    6.62     4.01     3.70    2.81     8.48    6.61     3.99    3.68      2.78

----------
* Less than 0.5%, but greater than zero.

             PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT STANDARD ASSUMPTION

                                                CLASS 1-A-3
                                   -------------------------------------
                                            PERCENTAGES OF PSA
                                   -------------------------------------
       DISTRIBUTION DATE            0%    100%     350%     400%    600%
-----------------------------      ---    ----     ----     ----    ----
Initial Percentage...........      100     100      100      100     100
August 2003..................       96      96       96       96      96
August 2004..................       91      91       91       91      91
August 2005..................       87      87       87       87      87
August 2006..................       81      81       81       81      81
August 2007..................       76      76       76       76      76
August 2008..................       70      69       65       64      61
August 2009..................       64      61       54       52      46
August 2010..................       57      53       42       40      31
August 2011..................       50      44       30       28      19
August 2012..................       42      35       20       18      10
August 2013..................       34      26       13       11       5
August 2014..................       25      19        8        6       2
August 2015..................       16      11        4        3       1
August 2016..................        6       4        1        1       *
August 2017..................        0       0        0        0       0
Weighted Average Life (in
years).......................     8.48    8.04     7.19     7.05    6.57
----------
* Less than 0.5%, but greater than zero.

             PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT STANDARD ASSUMPTION

                                                CLASS 2-A-1,
                                        CLASS 2-A-2 AND CLASS 2-A-3
                                   --------------------------------------
                                             PERCENTAGES OF PSA
                                   --------------------------------------
       DISTRIBUTION DATE            0%    100%     350%     400%     600%
-----------------------------      ---    ----     ----     ----     ----
Initial Percentage...........      100     100      100      100      100
August 2003..................       94      90       78       76       67
August 2004..................       88      79       58       54       40
August 2005..................       82      69       42       38       24
August 2006..................       75      59       30       26       14
August 2007..................       67      50       22       18        8
August 2008..................       60      42       15       12        4
August 2009..................       52      34       10        8        2
August 2010..................       43      27        7        5        1
August 2011..................       34      20        4        3        1
August 2012..................       25      14        3        2        *
August 2013..................       17       9        1        1        *
August 2014..................       10       5        1        *        *
August 2015..................        5       2        *        *        *
August 2016..................        0       0        0        0        0
Weighted Average Life (in
years).......................     7.05    5.51     3.23     2.94     2.10
----------
* Less than 0.5%, but greater than zero.

             PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT STANDARD ASSUMPTION

                                                 CLASS 3-A-1                         CLASS 3-A-2 AND CLASS 3-A-3
                                   ---------------------------------------      --------------------------------------
                                             PERCENTAGES OF PSA                           PERCENTAGES OF PSA
                                   ---------------------------------------      --------------------------------------
       DISTRIBUTION DATE           0%      100%     275%     400%     600%      0%      100%    275%     400%     600%
----------------------------       ---     ----     ----     ----     ----      --      ----    ----     ----     ----
Initial Percentage..........       100      100      100      100      100      100      100     100      100      100
August 2003.................        99       94       86       80       71       98       93      83       75       64
August 2004.................        98       87       70       60       44       97       84      63       49       29
August 2005.................        96       81       57       43       26       95       76      46       29        7
August 2006.................        95       74       46       31       15       93       68      33       14        0
August 2007.................        93       68       37       22        8       91       60      21        3        0
August 2008.................        91       63       30       16        4       89       54      13        0        0
August 2009.................        89       58       24       11        2       87       48       7        0        0
August 2010.................        88       53       19        8        1       85       43       2        0        0
August 2011.................        85       49       16        6        *       83       38       0        0        0
August 2012.................        83       44       13        4        *       80       34       0        0        0
August 2013.................        81       41       10        3        *       77       30       0        0        0
August 2014.................        78       37        8        2        *       74       26       0        0        0
August 2015.................        75       33        7        2        *       71       22       0        0        0
August 2016.................        72       30        5        1        *       68       19       0        0        0
August 2017.................        69       27        4        1        *       64       15       0        0        0
August 2018.................        66       24        3        1        *       60       12       0        0        0
August 2019.................        62       21        3        *        *       56       10       0        0        0
August 2020.................        58       19        2        *        *       52        7       0        0        0
August 2021.................        54       16        2        *        *       47        4       0        0        0
August 2022.................        49       14        1        *        *       42        2       0        0        0
August 2023.................        44       12        1        *        *       37        0       0        0        0
August 2024.................        39       10        1        *        *       31        0       0        0        0
August 2025.................        34        8        1        *        *       25        0       0        0        0
August 2026.................        28        6        *        *        *       18        0       0        0        0
August 2027.................        22        5        *        *        *       11        0       0        0        0
August 2028.................        15        3        *        *        *        4        0       0        0        0
August 2029.................        10        2        *        *        *        0        0       0        0        0
August 2030.................         5        1        *        *        *        0        0       0        0        0
August 2031.................         0        0        0        0        0        0        0       0        0        0
Weighted Average Life
   (in years)...............      18.30    10.34    5.01     3.46     2.20     16.92    7.95    3.20     2.21     1.49

----------
* Less than 0.5%, but greater than zero.

             PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT STANDARD ASSUMPTION

                                                 CLASS 3-A-5                                 CLASS 3-A-6
                                   ---------------------------------------      --------------------------------------
                                             PERCENTAGES OF PSA                           PERCENTAGES OF PSA
                                   ---------------------------------------      --------------------------------------
       DISTRIBUTION DATE           0%      100%     275%     400%     600%      0%      100%    275%     400%     600%
----------------------------       ---     ----     ----     ----     ----      --      ----    ----     ----     ----
Initial Percentage..........       100      100      100      100      100      100      100     100      100      100
August 2003.................       100      100      100      100      100      100      100     100      100      100
August 2004.................       100      100      100      100      100      100      100     100      100      100
August 2005.................       100      100      100      100      100      100      100     100      100      100
August 2006.................       100      100      100      100       45      100      100     100      100      100
August 2007.................       100      100      100      100        0      100      100     100      100       75
August 2008.................       100      100      100       68        0       98       96      93       89       36
August 2009.................       100      100      100       35        0       96       92      84       77       15
August 2010.................       100      100      100       18        0       94       87      73       62        5
August 2011.................       100      100       93       10        0       92       80      61       48        2
August 2012.................       100      100       76        8        0       89       73      50       36        1
August 2013.................       100      100       62        6        0       87       67      40       26        1
August 2014.................       100      100       50        4        0       84       61      33       19        *
August 2015.................       100      100       40        3        0       81       55      26       14        *
August 2016.................       100      100       32        2        0       78       50      21       10        *
August 2017.................       100      100       26        2        0       74       45      17        8        *
August 2018.................       100      100       20        1        0       70       40      13        5        *
August 2019.................       100      100       16        1        0       66       35      11        4        *
August 2020.................       100      100       13        1        0       62       31       8        3        *
August 2021.................       100      100       10        *        0       58       27       6        2        *
August 2022.................       100      100        7        *        0       53       23       5        1        *
August 2023.................       100       97        6        *        0       48       20       4        1        *
August 2024.................       100       81        4        *        0       42       17       3        1        *
August 2025.................       100       66        3        *        0       36       13       2        *        *
August 2026.................       100       51        2        *        0       30       10       1        *        *
August 2027.................       100       37        1        *        0       23        8       1        *        *
August 2028.................       100       25        1        *        0       17        5       1        *        *
August 2029.................        90       16        *        *        0       11        3       *        *        *
August 2030.................        42        7        *        *        0        5        1       *        *        *
August 2031.................         0        0        0        0        0        0        0       0        0        0
Weighted Average Life
   (in years)...............      27.86    24.32    13.15    7.14     3.99     19.47   14.94    11.05    9.59     5.94

----------
* Less than 0.5%, but greater than zero.

             PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT STANDARD ASSUMPTION

                                    CLASS B-1, CLASS B-2 AND CLASS B-3
                                   -------------------------------------
                                            PERCENTAGES OF PSA
                                   -------------------------------------
       DISTRIBUTION DATE           0%     100%     350%     400%    600%
-----------------------------      ---    ----     ----     ----    ----
Initial Percentage...........      100     100      100      100     100
August 2003..................       95      95       95       95      95
August 2004..................       89      89       89       89      89
August 2005..................       83      83       84       84      84
August 2006..................       77      77       77       77      78
August 2007..................       70      70       71       71      71
August 2008..................       63      62       59       59      56
August 2009..................       56      54       48       47      42
August 2010..................       48      44       36       34      28
August 2011..................       40      35       25       23      16
August 2012..................       31      26       15       14       8
August 2013..................       23      18        9        8       4
August 2014..................       16      11        5        4       2
August 2015..................        9       6        2        2       1
August 2016..................        2       1        *        *       *
August 2017..................        0       0        0        0       0
Weighted Average Life
   (in years)................     7.56    7.26     6.67     6.57    6.23
----------
* Less than 0.5%, but greater than zero.

             PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT STANDARD ASSUMPTION

                                                CLASS 3-B-1,
                                          CLASS 3-B-2, CLASS 3-B-3
                                   ---------------------------------------
                                             PERCENTAGES OF PSA
                                   ---------------------------------------
       DISTRIBUTION DATE           0%      100%     275%     400%     600%
----------------------------       ---     ----     ----     ----     ----
Initial Percentage..........       100      100      100      100      100
August 2003.................        99       99       99       99       99
August 2004.................        98       98       98       98       98
August 2005.................        96       96       96       96       96
August 2006.................        95       95       95       95       95
August 2007.................        93       93       93       93       93
August 2008.................        91       90       87       84       80
August 2009.................        89       86       79       74       66
August 2010.................        88       81       69       61       49
August 2011.................        85       75       59       48       34
August 2012.................        83       69       48       36       21
August 2013.................        81       63       39       26       13
August 2014.................        78       57       31       19        8
August 2015.................        75       52       25       14        5
August 2016.................        72       47       20       10        3
August 2017.................        69       42       16        8        2
August 2018.................        66       37       13        5        1
August 2019.................        62       33       10        4        1
August 2020.................        58       29        8        3        *
August 2021.................        54       25        6        2        *
August 2022.................        49       22        5        1        *
August 2023.................        44       19        4        1        *
August 2024.................        39       15        3        1        *
August 2025.................        34       13        2        *        *
August 2026.................        28       10        1        *        *
August 2027.................        22        7        1        *        *
August 2028.................        15        5        1        *        *
August 2029.................        10        3        *        *        *
August 2030.................         5        1        *        *        *
August 2031.................         0        0        0        0        0
Weighted Average Life
   (in years)...............      18.30    14.11    10.56    9.30     8.15
----------
* Less than 0.5%, but greater than zero.

             PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT STANDARD ASSUMPTION

                                                 CLASS A-P
                                   -------------------------------------
                                            PERCENTAGES OF PSA
                                   -------------------------------------
       DISTRIBUTION DATE           0%     100%     350%     400%    600%
-----------------------------      ---    ----     ----     ----    ----
Initial Percentage...........      100     100      100      100     100
August 2003..................       96      94       88       87      83
August 2004..................       91      85       71       68      58
August 2005..................       86      75       53       49      35
August 2006..................       80      66       39       35      21
August 2007..................       75      58       29       25      12
August 2008..................       69      50       21       17       7
August 2009..................       62      43       15       12       4
August 2010..................       56      36       11        8       2
August 2011..................       49      29        7        5       1
August 2012..................       41      23        5        3       1
August 2013..................       33      18        3        2       *
August 2014..................       24      12        2        1       *
August 2015..................       15       7        1        1       *
August 2016..................        6       3        *        *       *
August 2017..................        0       0        0        0       0
Weighted Average Life
   (in years)................     8.34    6.52     3.97     3.66    2.78
----------
* Less than 0.5%, but greater than zero.


             PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT STANDARD ASSUMPTION

                                         CLASS A-R AND CLASS A-LR
                                   -------------------------------------
                                            PERCENTAGES OF PSA
                                   -------------------------------------
       DISTRIBUTION DATE           0%     100%     350%     400%    600%
-----------------------------      ---    ----     ----     ----    ----
Initial Percentage...........      100     100      100      100     100
August 2003..................        0       0        0        0       0
Weighted Average Life
   (in years)................     0.07    0.07     0.07     0.07    0.07

     The above tables have been prepared based on the enumerated modeling assumptions and should be read in conjunction with these modeling assumptions. The modeling assumptions include the characteristics and performance of the loans which may differ from their actual characteristics and performance.

YIELD ON THE RESIDUAL CERTIFICATES

     The after-tax rate of return to each holder of a Residual Certificate will reflect its pre-tax rate of return (which may be zero), reduced by the taxes required to be paid with respect to such certificates. If you hold a Residual Certificate, you may have tax liabilities during the early years of the related REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Residual Certificate may substantially exceed the present value of any distributions on your Residual Certificate and of any tax benefits that may arise with respect to it. ACCORDINGLY, THE AFTER-TAX RATE OF RETURN ON A

RESIDUAL CERTIFICATE MAY BE NEGATIVE OR MAY BE OTHERWISE SIGNIFICANTLY ADVERSELY AFFECTED. The timing and amount of taxable income attributable to a Residual Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Loans. If you own a Residual Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Residual Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.


                       THE POOLING AND SERVICING AGREEMENT


GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement, among the depositor, the master servicer, the transferor and the trustee. The Pooling and Servicing Agreement requires the master servicer to enforce the servicers' obligations to service the Loans pursuant to the related Sale and Servicing Agreements. The trust created under the Pooling and Servicing Agreement will consist generally of:

          (1) all of the depositor's right, title and interest in the Loans (generally including the rights of the depositor with respect to the Loans under the mortgage loan purchase agreement, the Sale and Servicing Agreements, the related Mortgage Notes, mortgages and other related documents;

          (2) all payments on or collections in respect of the Loans due after the Cut-Off Date, together with any proceeds of those payments and collections; and

          (3) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from those properties.

     The certificates will be transferable and exchangeable at the corporate trust offices of the trustee.

ASSIGNMENT OF THE LOANS

     On the closing date the depositor will transfer to the trust all of its right, title and interest in and to each Loan (including substantially all of the rights of the depositor with respect to the Loans under the mortgage loan purchase agreement, the Sale and Servicing Agreements, the related Mortgage Notes, mortgages and other related documents, including all scheduled payments with respect to each Loan due after the Cut-Off Date and all unscheduled payments with respect to each Loan due after the Cut-Off Date). The trustee, concurrently with this transfer, will deliver the certificates to the depositor. Each Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the principal balance of each Loan as of the Cut-Off Date, its Mortgage Interest Rate as well as other information.

     The Pooling and Servicing Agreement will require that, on or prior to the closing date, the depositor will deliver or cause to be delivered to a custodian, on behalf of the trustee, the Mortgage Notes endorsed to the trustee on behalf of the certificateholders or in blank, the mortgages and other related documents.

     Assignments of the Loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except (i) in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the transferor, (ii) in states where recordation is not required by any Rating Agency to obtain the initial ratings on the Certificates described under "Ratings" in this prospectus supplement or (iii) with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, pursuant to each Sale and Servicing Agreement the applicable servicer will be required to take all actions as are necessary to cause the trust to be shown as the owner of the related Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     Each Originator will generally make, among others, the following representations and warranties with respect to each Loan originated (or acquired) by such Originator as of (i) with respect to each Originator (other than Bank of America, N.A.), the Closing Date, or (ii) with respect to Bank of America, N.A. the date that such Loan was sold to the transferor:

          (1) the information set forth in the mortgage loan schedule is true and correct in all material respects;

          (2) the Mortgage Note and the mortgage related to the Mortgage Note are genuine and each is the legal, valid and binding obligation of the maker of the Mortgage Note, enforceable in accordance with their terms, subject to certain standard limitations;

          (3) all requirements of any federal or state law applicable to the origination and servicing of such Loan have been complied with in all material respects;

          (4) the Mortgage Note and the mortgage are not subject to any right of set-off or defense; and

          (5) as of the origination date, the related Mortgaged Property is free of material damage by waste.

     Pursuant to the Pooling and Servicing Agreement, with respect to the Group 2 Loans, the transferor will represent and warrant to the depositor that, to the transferor's knowledge, no event has occurred from the date on which it purchased such Loans from Bank of America, N.A. to the date on which it sold such Loans to the depositor which would render the representations and warranties as to such Loans made by Bank of America, N.A. to be untrue in any material respect.

     Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Loan and related loan documents, the applicable Originator or the transferor, as the case may be, will have a period of up to 120 days after the earlier of discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 120-day period (subject to certain time extensions), the applicable Originator or the transferor will be obligated to purchase the Loan at a repurchase price generally equal to the unpaid principal balance of the Loan plus accrued and unpaid interest at the Net Mortgage Rate.

     The amount received from such repurchased Loan will be deposited in the Collection Account on or prior to the date the master servicer is required to remit amounts on deposit in the Collection Account to the trustee for deposit into the Distribution Account in the month after the purchase obligation arises. The obligation of an Originator or the transferor to purchase or substitute for a defective Loan is the sole remedy regarding breaches of representations and warranties relating to the Loans available to the trustee or the certificateholders.

     In connection with the substitution of a Loan, the applicable Originator or the transferor, as the case may be, will be required to remit the Substitution Adjustment Amount.

COLLECTION AND OTHER SERVICING PROCEDURES

     Each servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the Loans that it is servicing are collected, and will be required to follow collection procedures comparable to the collection procedures of mortgage lenders servicing mortgage loans for its own account, to the extent such procedures are consistent with the applicable Sale and Servicing Agreement and any primary mortgage insurance policy. Consistent with the foregoing, each servicer may in its discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any Loan that it is servicing, subject to the restrictions set forth in the applicable Sale and Servicing Agreement.

     If a Mortgaged Property has been or is about to be conveyed by the borrower and the applicable servicer has knowledge of the conveyance, that servicer will be required, subject to the terms of the applicable Sale and Servicing Agreement, to accelerate the maturity of the Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, the applicable servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the borrower, to the extent permitted by applicable law, remains liable thereon. Generally, the servicers will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans -Due-on-Sale Clauses" in the prospectus.

     As provided in the Sale and Servicing Agreements, the servicers will be required to establish and maintain one or more accounts (each, a "Servicing Account") into which the servicers will deposit and retain all collections from the borrower for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the borrower as provided in the Sale and Servicing Agreements. Each Servicing Account and the investment of deposits in that account must comply with the requirements of the Sale and Servicing Agreements. Withdrawals of amounts from the Servicing Accounts may be made to remit funds to the master servicer as required by the Sale and Servicing Agreements, effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer for any advances made with respect to such items, to refund to any borrower any sums as may be determined to be overages, to pay interest, if required, to borrowers on balances in the Servicing Accounts, to pay earnings not required to be paid to borrowers to the servicers, or to clear and terminate the Servicing Accounts at or at any time after the termination of the applicable Sale and Servicing Agreements.

     The servicers will be required to maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

     Each servicer will be required to maintain and keep, or cause to be maintained and kept, with respect to each Loan that it is servicing, other than a loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the unpaid principal balance of the Loan or the maximum insurable value of the improvements securing such Loan and containing a standard mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the borrower in accordance with normal servicing procedures) shall be deposited in a Protected Account (as defined below). Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the Loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the borrower or out of insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance to be maintained on the improvements securing the Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

     Where the Mortgaged Property securing a Loan is located at the time of origination in a federally designated flood area, the applicable servicer will be required to cause to be maintained with respect to such Loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of
(i) the unpaid principal balance of the related Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     The servicers, on behalf of the trustee and certificateholders, will be required to present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a Protected Account.

REALIZATION UPON DEFAULTED LOANS

     Each servicer will be required to take such action as it deems to be in the best interest of the trust with respect to defaulted Loans that it is servicing and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Sale and Servicing Agreement or any primary mortgage insurance policy, each servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure and liquidation of the related mortgaged property in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with mortgage servicing practices of mortgage lenders servicing mortgage loans of the same type as the applicable Loans.

     Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted Loan together with accrued interest thereon at its Mortgage Interest Rate.

SERVICING AND MASTER SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The master servicer will be entitled to compensation for its activities under the Pooling and Servicing Agreement equal to the investment earnings on amounts on deposit in the Collection Account and the Distribution Account. Each of the servicers will be entitled to receive a fee (the "Servicing Fee") as compensation for its activities under the related Sale and Servicing Agreement equal to the Servicing Fee Rate multiplied by the Scheduled Principal Balance of each Loan it services as of the due date in the month preceding the month in which the related Distribution Date occurs. The "Servicing Fee Rate" for each Loan will be 0.250% per annum. However, Interest Shortfalls on the Loans resulting from prepayments in full in any calendar month will be required to be offset by the related servicer (or the master servicer to the extent the related servicer fails to offset) on the Distribution Date in the following calendar month to the extent of Compensating Interest payments required to be made as described in this prospectus supplement.

     In addition to the primary compensation described above, the applicable servicer will retain all prepayment charges and penalties, if any, assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from borrowers.

     The applicable servicer will be required to pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in this prospectus supplement).

PROTECTED ACCOUNTS

     Each servicer will be required to establish and maintain one or more accounts (the "Protected Accounts") into which it will deposit daily all collections of principal and interest on any Loans that it is servicing, including principal prepayments, insurance proceeds, liquidation proceeds, the Purchase Price for any Loans repurchased, and advances made from the Servicer's own funds (less the applicable Servicing Fee). All Protected Accounts and amounts at any time credited to them must comply with the requirements of the applicable Sale and Servicing Agreements.

COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The master servicer will be required to establish and maintain an account (the "Collection Account") into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer's own funds. The Collection Account and amounts at any time credited to it must comply with the requirements of the Pooling and Servicing Agreement and must meet the requirements of the Rating Agencies. The master servicer will be required to deposit in the Collection Account, as received, the following amounts:

(A) With respect to the Loans, all amounts received from the servicers as of the close of business on the related Servicer Remittance Date including:

        (1) all payments on account of principal of the Loans, including unscheduled principal prepayments on the Loans;

        (2) all payments on account of interest on the Loans adjusted to the Net Mortgage Rate;

        (3) all net insurance proceeds and net proceeds from the liquidation of Loans, including condemnation proceeds, to the extent those proceeds are not to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicer's or master servicer's normal servicing procedures;

        (4) any amounts deposited in the Collection Account by the master servicer in connection with any losses on the investments permitted by the Pooling and Servicing Agreement;

        (5) any amounts in connection with a deductible clause in any blanket hazard insurance policy;

        (6) all proceeds of a primary mortgage guaranty insurance policy;

        (7) the net monthly rental income from the REO Properties; plus

(B)     Advance amounts; plus

(C) any amounts payable in connection with the purchase of any Loan and any Substitution Adjustment Amounts; plus

(D)     Compensating Interest payments; less

(E) amounts required to be held in the Collection Account in respect of future Distribution Dates.

     On the business day prior to each Distribution Date, the master servicer will withdraw or cause to be withdrawn from the Collection Account and will be required to remit to the trustee for deposit in the Distribution Account the Available Funds for such Distribution Date.

     As compensation for its master servicing obligations, the master servicer will be entitled to receive all investment earnings on amounts in the Collection Account.

     The trustee will be required to establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the "Distribution Account"), into which will be deposited on the day prior to each Distribution Date, amounts withdrawn from the Collection Account for distribution to certificateholders on a Distribution Date, any amounts the master servicer must deposit in connection with any losses on the investments permitted by the Pooling and Servicing Agreement and any other amounts required to be deposited under the Pooling and Servicing Agreement. The Distribution Account will be an account meeting the eligibility requirements of the Pooling and Servicing Agreement. Amounts on deposit in the Distribution Account may be invested for the benefit of the master servicer in the investments permitted by the Pooling and Servicing Agreement maturing on or before the business day prior to the related Distribution Date unless the investments are invested in obligations of the institution that maintains the Distribution Account, in which case the investments may mature on the related Distribution Date.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Pooling and Servicing Agreement will generally provide that the master servicer may resign from its obligations and duties thereunder, upon the appointment of a successor and receipt by the trustee of a confirmation from each Rating Agency that such resignation and appointment will not result in a downgrade or the rating of any of the certificates or upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor master servicer has assumed the obligations and duties of the master servicer to the extent required under the Pooling and Servicing Agreement. The master servicer also has the right to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee.

     The Pooling and Servicing Agreement will generally provide that neither the master servicer nor any of its directors, officers, employees and agents shall be under any liability to the trust for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment made in good faith; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer's duties or by reason of reckless disregard of the master servicer's obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The master servicer may, however, undertake any such action which it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties to it. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer will be entitled to be reimbursed therefor from the trust.

     The Sale and Servicing Agreements generally provide similar protections to the servicers as are provided to the master servicer under the Pooling and Servicing Agreement described above.

     Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer is a party, or any corporation succeeding to the business of the master servicer will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that any such successor to the master servicer shall be qualified to service loans on behalf of Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT

     An Event of Default under the Pooling and Servicing Agreement will consist of (i) failure by the master servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the master servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for two business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer, (ii) failure by the master servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it that materially affects the holders of the certificates, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the master servicer, (iii) the entry against the master servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the master servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or substantially all of its property, or admission by the master servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations or (v) the master servicer assigns or delegates its duties in contravention of the Pooling and Servicing Agreement.

     In each and every such case, so long as such Event of Default with respect to the master servicer shall not have been remedied, the trustee may, and at the direction of the holders of certificates aggregating ownership of not less than 25% of the voting rights described below under "-Voting Rights," shall in each case by notice in writing to the master servicer (and to the trustee if given by such certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the master servicer under the Pooling and Servicing Agreement and in and to the Loans master serviced by the master servicer and the proceeds of the Loans. Upon the receipt by the master servicer of such written notice, all authority and power of the master servicer under the Pooling and Servicing Agreement, whether with respect to the certificates, the Loans, the Sale and Servicing Agreements, or under any other related agreements (but only to the extent that such other agreements relate to the Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the trustee.

     Upon the receipt by the master servicer of a notice of termination or an opinion of counsel to the effect that the master servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for in the Pooling and Servicing Agreement and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement; provided, however, that the trustee (i) will be under no obligation to repurchase any Loan; and (ii) will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice or of such opinion of counsel. As compensation therefor, the trustee shall be entitled to all funds relating to the Loans which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it is unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation may not be in excess of the compensation permitted the master servicer as provided above, and that such successor will be required to undertake and assume the obligations of the master servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

     Under each Sale and Servicing Agreement, an event of default by a servicer will generally occur if: (a) the servicer fails to remit to the master servicer any payment required to be made under the Sale and Servicing

Agreement which continues unremedied for the period specified in the related Sale and Servicing Agreement, (b) the servicer fails to duly observe or perform in any material respect any other of the covenants or agreements of the servicer set forth in the related Sale and Servicing Agreement which continues unremedied for the period set forth in the related Sale and Servicing Agreement, or (c) certain insolvency events occur with respect to the servicer.

     In the event of a default by a servicer under the related Sale and Servicing Agreement, the master servicer will be required to enforce any remedies against the servicer, including, in its discretion, terminating the servicer and finding a successor servicer or assuming (after a transition period not to exceed 90 days) the primary servicing obligations for the related Loans itself in accordance with the terms of the applicable Sale and Servicing Agreement.

ADVANCES

     If the scheduled payment on a Loan which was due on a related due date is delinquent (other than as a result of application of the Relief Act), the applicable servicer will be required to remit to the master servicer on the 18th day of each month (or, if such day is not a business day, the immediately following business day, an amount equal to such delinquency, net of the Servicing Fee except to the extent the servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the Loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers through liquidation of the related Mortgaged Property. Failure by the applicable servicer to remit any required advance, which failure goes unremedied for the days specified in the Sale and Servicing Agreement, would constitute an event of default under the related Sale and Servicing Agreement. Such event of default will then obligate the master servicer to advance, subject to a recoverability determination, such amounts to the Distribution Account to the extent provided in the Pooling and Servicing Agreement. Any failure of the master servicer to make such advances would constitute an Event of Default as discussed under "-Events of Default" above. The trustee, as successor master servicer, will be required to make an advance which the master servicer is required to make but fails to so make.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate upon the later of (a) the final payment or other liquidation of the last Loan included in the trust and (b) the distribution of all amounts required to be distributed to certificateholders under the Pooling and Servicing Agreement.

     Written notice of termination will be given to holders of certificates, and the final distribution will be made only upon surrender and cancellation of the certificates at the office of the trustee designated in the notice.

VOTING RIGHTS

     With respect to any date of determination, the percentage of all the voting rights allocated among holders of the offered certificates (other than the Interest-Only Certificates) will be 98% and will be allocated among the classes of the offered certificates in the proportion that the aggregate Certificate Principal Balance of a class then outstanding bears to the aggregate Certificate Principal Balance of all certificates then outstanding. With respect to any date of determination, the percentage of all the voting rights allocated among holders of the Interest-Only Certificates will be 2% in the aggregate to be allocated. The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding certificate balances, or percentage interest, of those certificates.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by all of the parties to it without the consent of the holders of the certificates, for any of the following purposes:

        (1) to cure any ambiguity or mistake;

        (2) to correct or supplement any provisions which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or this prospectus supplement;

        (3) to add to the duties of the depositor, the trustee, the transferor or the master servicer;

        (4) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; or

        (5) to modify, alter, amend or add to or rescind any of the terms or provisions contained in the Pooling and Servicing Agreement.

     However, any of the actions listed in clauses (4) and (5) above may not adversely affect in any material respect the interests of any certificateholder, as evidenced by:

        (1) notice from the Rating Agencies that the action will not result in the reduction or withdrawal of the rating of any outstanding class of certificates; or

        (2) an opinion of counsel delivered to the trustee.

     In addition, the Pooling and Servicing Agreement may be amended by all of the parties to it with the consent of the holders of a majority in interest of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of certificates. However, no amendment of this type may:

        (1) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of certificates without the consent of the holders of those certificates;

        (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66%; or

        (3) reduce the percentage of aggregate outstanding principal amounts of certificates, the holders of which are required to consent to an amendment, without the consent of the holders of all certificates then outstanding.

THE TRUSTEE

     Bank One, N.A., a national banking association, will act as trustee for the certificates pursuant to the Pooling and Servicing Agreement. The trustee's offices for notices under the Pooling and Servicing Agreement are located at 153 West 51st Street, 5th Floor, New York, New York 10019, and its telephone number is (800) 524-9472. The principal compensation to be paid to the trustee in respect of its obligations under the Pooling and Servicing Agreement will be set forth in a separate agreement between the trustee and the master servicer and such fee is required to be paid by the master servicer from its own compensation. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense incurred by the trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the Pooling and Servicing Agreement or incurred by reason of any action of the trustee taken at the direction of the holders of the certificates. The trust shall fulfill such obligation from amounts on deposit in the Distribution Account.

                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following discussion, insofar as it states conclusions of law, represents the opinion of Cadwalader, Wickersham & Taft, special counsel to the depositor.

     An election will be made to treat the trust as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC") for federal income tax purposes. The Regular Certificates will be designated as "regular interests" in the Upper-Tier REMIC. The Class A-R and Class A-LR certificates will be designated as the sole classes of "residual interests" in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively.

REGULAR CERTIFICATES

     The Regular Certificates generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. The Class A-P certificates will be issued with original issue discount in an amount equal to the excess of its initial Certificate Principal Balances over its issue price. In addition, the Interest-Only Certificates will be issued with original issue discount in an amount equal to all distributions of interest expected to be received thereon over their respective issue prices (including all accrued interest prior to the Closing Date). Certain other classes of Regular Certificates may be issued with original issue discount in an amount equal to the excess of their initial respective Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date), over their issue prices (including all accrued interest prior to the Closing Date). Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be (a) 350% PSA for the Group 1 Certificates, Group 2 Certificates and Group 1&2 Junior Certificates and (b) 275% PSA for the Group 3 Certificates and the Group 3 Junior Certificates. No representation is made as to the actual rate at which the Loans will prepay. See "Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus for a discussion of the status of the Regular Certificates for particular types of investors.

     The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash. In the case of a Junior Certificate, accrued income may exceed cash distributions as a result of the preferential right of classes of Senior Certificates to receive cash distributions in the event of losses or delinquencies on mortgage loans. Prospective purchasers of Junior Certificates should consult their tax advisors regarding the timing of income from those certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid. See "Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

RESIDUAL CERTIFICATES

     The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Residual Certificates' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder of the Residual Certificate must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as

"excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The Residual Certificates will be considered "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trustee with an affidavit as described in this prospectus supplement under "Description of the Offered Certificates-Restrictions on Transfer of the Residual Certificates." See "Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Tax-Related Restrictions on Transfers of Residual Certificates-Noneconomic REMIC Residual Certificates" in the accompanying prospectus.

     An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class A-LR certificates. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any "safe harbor" payment described in this prospectus supplement under "Description of the Offered Certificates-Restrictions on Transfers of REMIC Residual Certificates" and under "Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Noneconomic REMIC Residual Certificates" in the prospectus, are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service anticipates providing guidance with respect to the federal tax treatment of such consideration. Any transferee receiving consideration with respect to a Residual Certificates should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

     Prospective purchasers of the Residual Certificates should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates" in the prospectus.

REMIC TAXES AND REPORTING

         It is not anticipated that the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the trust, such tax will be borne:

        (1) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

        (2) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement; and

        (3) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the certificates.

     See "Federal Income Tax Consequences-Prohibited Transactions and Other Taxes" in the prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the master servicer. See "Federal Income Tax Consequences-REMICs-Administrative Matters" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences-REMICs" in the prospectus.

                                   STATE TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain restrictions on:

        (1) employee benefit plans as defined in Section 3(3) of ERISA;

        (2) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans;

        (3) any entity whose underlying assets include plan assets by reason of an investment in the entity by a plan described in clause (1) or (2) above; and

        (4) persons who have certain specified relationships to Plans, i.e., "Parties in Interest" under ERISA and "Disqualified Persons" under the Code.

     Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account, e.g., through the purchase of an annuity contract. As a result, the insurance company might be treated as a fiduciary or other Party in Interest with respect to a Plan by virtue of the investment. ERISA imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to the Plan. There are certain exemptions issued by the United States Department of Labor that may be applicable to an investment by a Plan in the certificates, including Prohibited Transaction Class Exemption ("PTCE") 83-1. For further discussion of PTCE 83-1, including the necessary conditions to its applicability and other important factors to be considered by a Plan contemplating investing in the offered certificates, see "ERISA Considerations" in the prospectus.

     The Residual Certificates may not be purchased by or transferred to a Plan or any other person investing "plan assets" of any Plan (or any plan subject to provisions of any federal, state or local law ("Similar Law") materially similar to the provisions of ERISA or the Code discussed in this section). Accordingly, the following discussion does not purport to discuss any considerations under ERISA, the Code or Similar Law with respect to the purchase, acquisition or resale of the Residual Certificates and for purposes of the following discussion all references to the offered certificates are deemed to exclude the Residual Certificates.

     The U.S. Department of Labor has granted Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, 55 Fed. Reg. 20548 (1990). PTE 90-24 exempts from certain of the prohibited transaction rules of ERISA transactions with respect to the initial purchase, the holding and the subsequent resale by a Plan of certificates in pass-through trusts that meet the conditions and requirements of the exemption. Among the conditions that must be satisfied for the exemption to apply are the following:

        (1) The acquisition of the offered certificates by a Plan is on terms including the price for the offered certificates that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) The offered certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from either Standard & Poor's, Fitch or Moody's;

        (3) The sum of all payments made to the underwriter in connection with the distribution of the offered certificates represents not more than reasonable compensation for underwriting the offered certificates. The sum of all payments made to and retained by the master servicer represents not more than reasonable compensation for the master servicer's services under the Pooling and Servicing Agreement and reimbursement of the master servicer's reasonable expenses in connection with its services;

        (4) The trustee must not be an affiliate of any other member of the "restricted group" (as defined below) other than an underwriter; and

        (5) The Plan investing in the offered certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended.

     The trust also must meet the following requirements:

        (1) The corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

        (2) certificates in the other investment pools must have been rated in one of the four highest rating categories of Standard & Poor's, Fitch or Moody's for at least one year prior to the Plan's acquisition of certificates; and

        (3) certificates evidencing interests in the other investment pools must have been purchased by investors other than plans for at least one year prior to any Plan's acquisition of the offered certificates.

     In order for the exemption to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire offered certificates, the exemption requires, among other matters, that:

        (1) in the case of an acquisition in connection with the initial issuance of offered certificates, at least 50% of each class of offered certificates in which Plans have invested is acquired by persons independent of the "restricted group" and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the "restricted group." "Restricted group" means any underwriter of the offered certificates, the trustee, the master servicer, any obligor with respect to more than 5% of the fair market value of the loans included in the trust as of the Closing Date, any entity deemed to be a "sponsor" of the trust as that term is defined in the exemptions, or any affiliate of that party;

        (2) the fiduciary, or its affiliate, is not an obligor with respect to more than 5% of the fair market value of the obligations contained in the trust;

        (3) the Plan's investment in offered certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition; and

        (4) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     Subject to the foregoing, the depositor believes that the exemption will apply to the acquisition and holding of the offered certificates, other than the Residual Certificates, by Plans and that all conditions of that exemption other than those within the control of the investors have been met.

     Before purchasing an offered certificate (other than a Residual Certificate), a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in PTE 90-24 or the availability of any other prohibited transaction exemptions, including PTCE 83-1, and whether the conditions of any exemption will be applicable to the offered certificates. Any fiduciary of a Plan considering whether to purchase an offered certificate (other than a Residual Certificate) should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to the investment. See "ERISA Considerations" in the prospectus.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Code Section 4975. However, a governmental plan may be subject to Similar Law. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such Similar Law.

     The sale of certificates to a Plan is not a representation by the depositor or the underwriter, that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates (other than the Class B-2, Class B-3, Class 3-B-2 and Class 3-B-3) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by S&P, Fitch, Moody's or another nationally recognized statistical rating organization.

     The Class B-2, Class B-3, Class 3-B-2 and Class 3-B-3 certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     Institutions subject to the jurisdiction of the following agencies should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the offered certificates:

        (1) the Office of the Comptroller of the Currency;

        (2) the Board of Governors of the Federal Reserve System;

        (3) the Federal Deposit Insurance Corporation;

        (4) the Office of Thrift Supervision;

        (5) the National Credit Union Administration; or

        (6) state banking, insurance or other regulatory authorities.

     The offered certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to those investments. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of some entities, in particular, insurance companies, to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for those investors. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     The depositor intends to use the net proceeds to be received from the sale of the offered certificates to acquire the Loans and to pay other expenses associated with the pooling of the Loans and the issuance of the certificates.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between the depositor and the Underwriters, the depositor has agreed to sell to the underwriters and the underwriters have agreed severally to purchase from the depositor the offered certificates in the respective Certificate Principal Balances or Notional Amounts, as the case may be, set forth under their names below:

             UNDERWRITER                 CLASS 1-A-1    CLASS 1-A-2    CLASS 1-A-3     CLASS 1-A-4    CLASS 1-A-5
-----------------------------------     -------------  -------------  -------------   -------------  -------------
Morgan Stanley & Co.
   Incorporated....................     $   9,830,000  $  24,576,000  $     190,000   $  84,610,000  $  16,922,000
Blaylock & Partners, L.P...........            85,000        212,000              0         730,000        146,000
Utendahl Capital Partners, L.P.....            85,000        212,000              0         730,000        146,000
                                        -------------  -------------  -------------   -------------  -------------
Total:.............................     $  10,000,000  $  25,000,000  $     190,000   $  86,070,000  $  17,214,000
                                        =============  =============  =============   =============  =============

            UNDERWRITER                CLASS 1-A-6    CLASS 1-A-7    CLASS 2-A-1     CLASS 2-A-2     CLASS 2-A-3
-----------------------------------   -------------  -------------  -------------   ---------------  -------------
Morgan Stanley & Co.
   Incorporated....................   $  17,214,000   $   1,049,583  $  10,813,400  $   194,919,800  $  39,020,000
Blaylock & Partners, L.P...........               0               0         93,300        1,772,100        336,000
Utendahl Capital Partners, L.P.....               0               0         93,300        1,772,100        336,000
                                      -------------   -------------  -------------  ---------------  -------------
Total:.............................   $  17,214,000   $   1,049,583  $  11,000,000  $   198,464,000  $  39,692,000
                                      =============   =============  =============  ===============  =============

            UNDERWRITER                CLASS 2-A-4     CLASS 3-A-1     CLASS 3-A-2     CLASS 3-A-3    CLASS 3-A-4
-----------------------------------   -------------  -------------  ---------------- --------------  -------------
Morgan Stanley & Co.
   Incorporated...................    $  39,692,000   $  24,576,000  $   113,237,000  $  25,150,000  $  25,584,000
Blaylock & Partners, L.P..........                0         212,000          947,000        217,000              0
Utendahl Capital Partners, L.P....                0         212,000          947,000        217,000              0
                                      -------------   -------------  ---------------  -------------  -------------
Total:............................    $  39,692,000   $  25,000,000  $   115,131,000  $  25,584,000  $  25,584,000
                                      =============   =============  ===============  =============  =============

             UNDERWRITER                 CLASS 3-A-5    CLASS 3-A-6     CLASS B-1       CLASS B-2      CLASS B-3
-----------------------------------     -------------  -------------  -------------   -------------  -------------
Morgan Stanley & Co.
   Incorporated....................     $  17,887,000  $  17,465,800  $   2,162,000   $     982,000  $     590,000
Blaylock & Partners, L.P...........           154,000         95,600              0               0              0
Utendahl Capital Partners, L.P.....           154,000         95,600              0               0              0
                                        -------------  -------------  -------------   -------------  -------------
Total:.............................     $  18,195,000  $  17,657,000  $   2,162,000   $     982,000  $     590,000
                                        =============  =============  =============   =============  =============

            UNDERWRITER                CLASS 3-B-1     CLASS 3-B-2    CLASS 3-B-3    CLASS A-X-1     CLASS A-X-2
-----------------------------------     -------------  -------------  -------------   -------------  -------------
Morgan Stanley & Co.
   Incorporated...................    $   2,857,000   $   2,328,000  $   1,693,000  $  10,182,711   $  24,739,862
Blaylock & Partners, L.P..........                0               0              0              0               0
Utendahl Capital Partners, L.P....                0               0              0              0               0
                                      -------------   -------------  -------------   -------------  -------------
Total:............................    $   2,857,000   $   2,328,000  $   1,693,000  $  10,182,711   $  24,739,862
                                      =============   =============  =============  =============   =============

             UNDERWRITER                CLASS A-X-3    CLASS 3-A-X     CLASS A-R      CLASS A-LR
-----------------------------------    -------------  -------------  -------------   -------------
Morgan Stanley & Co.
   Incorporated...................     $     336,327  $  16,962,766  $          50   $          50
Blaylock & Partners, L.P..........                 0              0              0               0
Utendahl Capital Partners, L.P....                 0              0              0               0
                                       -------------  -------------  -------------   -------------
 Total:...........................     $     336,327  $  16,962,766  $          50   $          50
                                       =============  =============  =============   =============

     The depositor is obligated to sell, and the underwriters are obligated to purchase, all of the certificates offered hereby if any are purchased.

     The underwriters have advised the depositor that they propose to offer the offered certificates purchased by the underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriters may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the offered certificates for whom they may act as agent. Any dealers that participate with the underwriters in the distribution of the offered certificates purchased by the underwriters may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriters and any profit on the resale of offered certificates by them or the underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

     In connection with the offering of the offered certificates, the underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the offered certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the offered certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

     The depositor has been advised by the underwriters that the underwriters presently intend to make a market in the offered certificates, as permitted by applicable laws and regulations. The underwriters are not obligated to make a market in the offered certificates and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the offered certificates.

     For further information regarding any offer or sale of the offered certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the prospectus.

     The Underwriting Agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Morgan Stanley & Co. Incorporated is an affiliate of the depositor.

                                     RATINGS

     It is a condition to the original issuance of the offered certificates that they receive the ratings by S&P, Fitch and/or Moody's as set forth on page S-3.

     The ratings will be the views only of the rating agencies. We cannot assure that any ratings will continue for any period of time or that the ratings will not be revised or withdrawn. Any revision or withdrawal of the ratings may have an adverse effect on the market price of the offered certificates.

     A securities rating addresses the likelihood of the receipt by the certificateholders of distributions on the offered certificates. The ratings on the offered certificates do not constitute statements regarding the possibility that the certificateholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

     The depositor has not requested a rating of the offered certificates by any rating agency other than Fitch and S&P, there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by Fitch and S&P.

                                  LEGAL MATTERS

     The validity of the offered certificates and certain federal income tax matters will be passed on for the depositor and the underwriter, by Cadwalader, Wickersham & Taft, New York, New York.

                                GLOSSARY OF TERMS

     "ACCRUED CERTIFICATE INTEREST" means, for each class of certificates and each Distribution Date, the "Accrued Certificate Interest" as defined in "Description of the Offered Certificates-Interest" in this prospectus supplement.

     "ADJUSTMENT AMOUNT" means, for each Special Hazard Loss Coverage Amount and, with respect to each anniversary of the Cut-Off Date, the amount, if any, by which such Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of
(x) the product of 1% and the outstanding principal balance of all the related Loans on the Distribution Date immediately preceding such anniversary, (y) the outstanding principal balance of the related Loans secured by Mortgaged Properties in the highest California zip code concentration on the Distribution Date immediately preceding such anniversary, and (z) twice the outstanding principal balance of the related Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

     "ADVANCE" means any of the advances required to be made by the servicer or the master servicer, as applicable, for any Distribution Date in an amount equal to the aggregate of all payments of principal and interest on the Loans, net of the Servicing Fee, that were due on the related due date, and that were not received by the related determination date set forth in the Sale and Servicing Agreement.

     "AGGREGATE SUBORDINATE PERCENTAGE" means for any Distribution Date, the sum of the Certificate Principal Balances of the Class B Certificates (other than the Group 3 Junior Certificates) divided by the sum of the Pool Balances of Loan Group 1 and Loan Group 2 (net of the A-P Percentage of the Scheduled Principal Balance of each Group 1 Discount Mortgage Loan).

     "ALLOCABLE SHARE" means, (A) with respect to any class of Group 1&2 Junior Certificates on any Distribution Date, such class's pro rata share (based on the Certificate Principal Balance of each such class of Junior Certificates) of the Junior Optimal Principal Amount with respect to Group 1 and Group 2 in the aggregate described in the definition of Junior Optimal Principal Payment; provided, that no class of such Group 1&2 Junior Certificates will be entitled on any Distribution Date to receive distributions pursuant to clauses (5) and
(6) of the definition of Junior Optimal Principal Amount with respect to Group 1 and Group 2 in the aggregate unless the Class Prepayment Distribution Trigger for that class is satisfied for that Distribution Date. The amount that is restricted from being distributed to any class of Group 1&2 Junior Certificates pursuant to this definition will be distributable to the other classes of Group 1&2 Junior Certificates that are not otherwise restricted from receiving distributions by this definition, pro rata, based on the Certificate Principal Balance of each class that is not so restricted; provided, that if the Class Prepayment Distribution Trigger is not satisfied for any outstanding class of Group 1&2 Junior Certificates, it shall be deemed to be satisfied for the most senior class of Group 1&2 Junior Certificates then outstanding, whether or not the Class Prepayment Distribution Trigger is satisfied for that most senior class of such Group 1&2 Junior Certificates, and (B) with respect to any class of Group 3 Junior Certificates on any Distribution Date, such class's pro rata share (based on the Certificate Principal Balance of each class of Group 3 Junior Certificates) of the Junior Optimal Principal Amount with respect to Group 3 described in the definition of Junior Optimal Principal Amount; provided, that no class of Group 3 Junior Certificates will be entitled on any Distribution Date to receive distributions pursuant to clauses (5) and (6) of the definition of Junior Optimal Principal Amount with respect to Group 3 unless the Class Prepayment Distribution Trigger for that class is satisfied for that Distribution Date. The amount that is restricted from being distributed to any class of Group 3 Junior Certificates will be distributable to the other classes of Group 3 Junior Certificates that are not otherwise restricted from receiving distributions by this definition, pro rata, based on the Certificate Principal Balance of each class that is not so restricted; provided, that if the Class Prepayment Distribution Trigger is not satisfied for any outstanding class of Group 3 Junior Certificates, it shall be deemed to be satisfied for the most senior class of Group 3 Junior Certificates then outstanding, whether or not the Class Prepayment Distribution Trigger is satisfied for that most senior class of Group 3 Junior Certificates.

        "A-P PERCENTAGE" means with respect to:

        (1) any Group 1 Discount Mortgage Loan, 100% minus the Non-A-P Percentage for that Group 1 Discount Mortgage Loan; and

        (2) any Group 1 Non-Discount Mortgage Loan, 0%.

     If "A-P Percentage" is used in this prospectus supplement with respect to the Group 2 Loans, the Group 3 Loans, the Group 2 Certificates or the Group 3 Certificates, the A-P Percentage will at all times mean 0%.

     "APPORTIONED CLASS B PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each Class of Group 1&2 Junior Certificates and any Distribution Date, the product of (i) the aggregate Junior Principal Distribution Amount for the Group 1&2 Junior Certificates net of amounts applied from the Junior Principal Distribution Amount to pay any Class A-P Deferred Amounts and (ii) the applicable Apportionment Fraction.

     "APPORTIONMENT FRACTION" means, with respect to each Distribution Date, and in the event that the Senior Certificates of Group 1 or Group 2 have been reduced to zero, a fraction the numerator of which is equal to the sum of the Junior Optimal Principal Amounts for the Group whose Senior Certificates have been reduced to zero and the denominator of which is equal to the Junior Optimal Principal Amount with respect to Group 1 and Group 2 in the aggregate.

         "AVAILABLE FUNDS" means, with respect to any Group and any Distribution Date, an amount equal to the sum of the following amounts net of amounts reimbursable or payable to the master servicer, each servicer or the trustee on deposit in the Collection Account at the close of business on the related Servicer Remittance Date with respect to the Loans in such Group:

(A) With respect to the Loans in such Group all amounts on deposit in the Collection Account at the close of business on the Servicer Remittance Date, including:

        (1) all payments on account of principal of the Loans in such Group, including unscheduled principal prepayments on the Loans in such Group;

        (2) all payments on account of interest on the Loans in such Group adjusted to the Net Mortgage Rate;

        (3) all net insurance proceeds and net proceeds from the liquidation of Loans in such Group, including condemnation proceeds, to the extent those proceeds are not to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the servicer's normal servicing procedures;

        (4) any amounts deposited in the Collection Account by the master servicer in connection with any losses on the investments made with the funds received from Loans in such Group permitted by the Pooling and Servicing Agreement;

        (5) any amounts in connection with a deductible clause in any blanket hazard insurance policy in respect of the Loans in such Group;

        (6) all proceeds of a primary mortgage guaranty insurance policy in respect of the Loans in such Group;

        (7) the net monthly rental income from the REO Properties in respect of the Loans in such Group; plus

(B)     Advance amounts in respect of the Loans in such Group; plus

(C) any amounts payable in connection with the purchase of any Loan in such Group and any Substitution Adjustment Amounts in respect of such Loans; plus

(D)     Compensating Interest in respect of the Loans in such Group payments;
        less

(E) amounts required to be held in the Collection Account in respect of future Distribution Dates in respect of the Loans in such Group.

     "BANKRUPTCY LOSS COVERAGE AMOUNT" means, (A) with respect to Group 1 and Group 2 and any Distribution Date, an amount equal to approximately $100,000 (approximately 0.025% of the Group 1 and Group 2 Loans in the aggregate by Cut-Off Date Pool Balance for Loan Group 1 and Loan Group 2 in the aggregate), minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions with respect to Loan Group 1 and Loan Group 2, and (B) with respect to Group 3 and any Distribution Date, an amount equal to approximately $100,000 (approximately 0.047% of the Group 3 Loans by Cut-Off Date Pool Balance for Loan Group 3), minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions with respect to Loan Group 3. As of any Distribution Date on or after the related Cross-Over Date, the related Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount may be reduced or modified upon written confirmation from Fitch, S&P and Moody's that the reduction or modification will not adversely affect the then current ratings of the Senior Certificates by Fitch, S&P and Moody's. Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations and Debt Service Reductions.

     "CERTIFICATE GROUP" means any of the Group 1, Group 2 or Group 3 Certificates.

     "CERTIFICATE PRINCIPAL BALANCE" means, with respect to any class of certificates and any Distribution Date, the principal balance of that class on the date of the initial issuance of the certificates as reduced, but not below zero, by:

        (1) all amounts distributed on previous Distribution Dates on that class on account of principal;

        (2) a principal portion of all Realized Losses allocated to that class on previous Distribution Dates; and

        (3) in the case of a class of Junior Certificates, the portion, if any, of any Junior Certificate Writedown Amount and any Class A-P Deferred Payment Writedown Amount allocated to that class for previous Distribution Dates.

     "CLASS 1-A-2 PREPAYMENT DISTRIBUTION PERCENTAGE" means for any Distribution Date a percentage equal to (a) 100% less (b) the Class 1-A-3 Prepayment Distribution Percentage for that Distribution Date.

     "CLASS 1-A-2 UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means for any Distribution Date an amount equal to the product of (A) the Class 1-A-2 Prepayment Distribution Percentage and (B) the portion of the Group 1 Aggregate Amount that represents Unscheduled Payments.

     "CLASS 1-A-3 PERCENTAGE" means, with respect to any Distribution Date, the percentage (not to exceed 100%) obtained by dividing:

        (1) the aggregate Certificate Principal Balance of the Class 1-A-3 certificates immediately preceding such Distribution Date by

        (2) the aggregate of the Certificate Principal Balances of the Class 1-A-2 certificates and the Class 1-A-3 certificates immediately preceding such Distribution Date.

     The initial Class 1-A-3 Percentage is expected to be approximately 0.75%.

     "CLASS 1-A-3 PREPAYMENT DISTRIBUTION PERCENTAGE" means, with respect to any Distribution Date, the Class 1-A-3 Percentage multiplied by the percentage set forth in the following chart:

            DISTRIBUTION DATE OCCURRING                   %
            ---------------------------                  ---

            September 2002 through August 2007           0%

            September 2007 through August 2008           30%

            September 2008 through August 2009           40%

            September 2009 through August 2010           60%

            September 2010 through August 2011           80%

            after August 2011                           100%

     "CLASS 1-A-3 UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means for any Distribution Date an amount equal to the product of (A) the Class 1-A-3 Prepayment Distribution Percentage and (B) the portion of the Group 1 Aggregate Amount that represents Unscheduled Payments.

     "CLASS 3-A-6 PERCENTAGE" means, with respect to any Distribution Date, the percentage (not to exceed 100%) obtained by dividing:

        (1) the aggregate Certificate Principal Balance of the Class 3-A-6 certificates immediately preceding such Distribution Date by

        (2) the aggregate of the Certificate Principal Balances of the Class 3-A-2, Class 3-A-3, Class 3-A-5 and Class 3-A-6 certificates immediately preceding that Distribution Date.

     The initial Class 3-A-6 Percentage is expected to be approximately 10.00%.

     "CLASS 3-A-6 PREPAYMENT DISTRIBUTION PERCENTAGE" means, with respect to any Distribution Date, the Class 3-A-6 Percentage multiplied by the percentage set forth in the following chart:

            DISTRIBUTION DATE OCCURRING                    %
            ---------------------------                  ---

            September 2002 through August 2007            0%

            September 2007 through August 2008           30%

            September 2008 through August 2009           40%

            September 2009 through August 2010           60%

            September 2010 through August 2011           80%

            After August 2011                           100%

     "CLASS 3-A-6 PRINCIPAL DISTRIBUTION AMOUNT" means for any Distribution Date, the sum of:

        (1) the product of (A) the Class 3-A-6 Scheduled Distribution Percentage and (B) the portion of the Group 3 Aggregate Amount that represents Scheduled Payments for such Distribution Date; and

        (2) the product of (A) the Class 3-A-6 Prepayment Distribution Percentage and (B) the portion of the Group 3 Aggregate Amount that represents Unscheduled Payments for such Distribution Date;

provided, however, that if a Deficient Valuation or Debt Service Reduction that is an Excess Loss is sustained with respect to a Group 3 Loan that is not a Liquidated Loan, the Class 3-A-6 Principal Distribution Amount will be reduced on the related Distribution Date by the Class 3-A-6 Scheduled Distribution Percentage multiplied by the Senior Percentage relating to Group 3 of the principal portion of the Deficient Valuation or Debt Service Reduction.

     "CLASS 3-A-6 SCHEDULED DISTRIBUTION PERCENTAGE" means with respect to:

        (1) any Distribution Date prior to the Distribution Date in September 2007, 0%; and

        (2) any Distribution Date after the Distribution Date in August 2007, the Class 3-A-6 Percentage for that Distribution Date.

     "CLASS A-P DEFERRED AMOUNT" means, with respect to the Class A-P certificates and any Distribution Date on or prior to the Cross-Over Date, the sum of:

        (1) the A-P Percentage of the principal portion of Non-Excess Realized Losses on Group 1 Discount Mortgage Loans allocated to the Class A-P certificates on such date; and

        (2) all amounts previously allocated to the Class A-P certificates in respect of those losses and not distributed to the Class A-P certificates on prior Distribution Dates.

     "CLASS A-P DEFERRED PAYMENT WRITEDOWN AMOUNT" means, with respect to any Distribution Date, the amount, if any, distributed on that Distribution Date in respect of any Class A-P Deferred Amounts pursuant to priority third of the second paragraph under "Description of the Offered Certificates-Allocation of Available Funds" in this prospectus supplement.

     "CLASS A-P PRINCIPAL DISTRIBUTION AMOUNT" means, for the Class A-P certificates and any Distribution Date, the sum of:

        (1) the A-P Percentage of all scheduled monthly payments of principal due on each Group 1 Loan on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

        (2) the A-P Percentage of the principal portion of the Scheduled Principal Balance of each Group 1 Loan that was repurchased by an Originator or the transferor or another person as of that Distribution Date;

        (3) the A-P Percentage of any Substitution Adjustment Amounts received in respect of Group 1 Loans and with respect to that Distribution Date;

        (4) the A-P Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal and interest received on Group 1 Loans in the prior calendar month, which Loans are not Liquidated Loans;

        (5) with respect to each Group 1 Loan that became a Liquidated Loan during the prior calendar month, the lesser of:

            (a) the A-P Percentage of the Scheduled Principal Balance of that Loan; and

            (b) the A-P Percentage of the amount of the net insurance or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month; and

        (6) the A-P Percentage of:

            (a) principal prepayments in full received in respect of Group 1 Loans during the related Prepayment Period; and

            (b) partial principal prepayments in respect of Group 1 Loans applied during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Group 1 Discount Mortgage Loan in the related Loan Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Class A-P Principal Distribution Amount will be reduced on the related Distribution Date by the A-P Percentage of the principal portion of the Deficient Valuation or Debt Service Reduction in respect of Loans in the related Loan Group.

     "CLASS B CERTIFICATES" means the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 certificates.

     "CLASS PREPAYMENT DISTRIBUTION TRIGGER" is satisfied, (A) with respect to a class of Group 1&2 Junior Certificates and any Distribution Date, if either (i) the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class subordinate to it, if any, and the denominator of which is the Pool Scheduled Principal Balance of Loan Group 1 and Loan Group 2 in the aggregate, with respect to that Distribution Date, equals or exceeds such percentage calculated as of the date of issuance of the certificates, or (ii) that class of Group 1&2 Junior Certificates is the only class of such Junior Certificates then outstanding, and
(B) with respect to a class of Group 3 Junior Certificates and any Distribution Date, if either (i) the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class subordinate to it, if any, and the denominator of which is the Pool Scheduled Principal Balance of Loan Group 3 with respect to that Distribution Date, equals or exceeds such percentage calculated as of the date of issuance of the certificates, or (ii) that class of Group 3 Junior Certificates is the only class of Group 3 Junior Certificates then outstanding.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLECTION ACCOUNT" means the account established and maintained by the master servicer for the benefit of the certificateholders.

     "COMPENSATING INTEREST" for any Distribution Date is an amount equal to the lesser of:

        (1) with respect to any servicer, the aggregate of the Prepayment Interest Shortfalls with respect to voluntary prepayments in full on Loans serviced by such servicer for the related Distribution Date and

        (2) with respect to any servicer, the aggregate Servicing Fees due to the applicable servicer for such Distribution Date.

     If any servicer fails to make its required Compensating Interest Payment on any Distribution Date, the master servicer will be required to make such Compensating Interest Payment from its master servicing compensation for that Distribution Date.

     "CPR" means constant prepayment rate.

     "CROSS-OVER DATE" means (A) with respect to Group 1 and Group 2, the Distribution Date on which the Certificate Principal Balances of the Group 1&2 Junior Certificates have been reduced to zero, and (B) with respect to Group 3, the Distribution Date on which the Certificate Principal Balances of the Group 3 Junior Certificates have been reduced to zero.

     "CUT-OFF DATE" means August 1, 2002.

     "CUT-OFF DATE POOL BALANCE" means the Pool Balance as of the Cut-Off Date.

     "DEBT SERVICE REDUCTION" means a reduction in the amount of the monthly payment due on a Loan as established by a bankruptcy court in a bankruptcy of the related borrower.

     "DEFICIENT VALUATION" means the difference between the outstanding principal balance of a Loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the mortgaged property at an amount less than the then outstanding principal balance of the Loan in connection with a bankruptcy of the related borrower.

     "DEFINITIVE CERTIFICATE" means any certificate represented by a physical certificate and not a book-entry certificate.

     "DISTRIBUTION ACCOUNT" means the account established and maintained by the trustee for benefit of the certificateholders.

     "DISTRIBUTION DATE" means the 25th day of each month, or if that day is not a business day, the first business day after that 25th day, commencing in September 2002.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EVENTS OF DEFAULT" means, among other things:

     (i) failure by the master servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the master servicer pursuant to the Pooling and Servicing Agreement to be performed by it, , and such failure continues unremedied for two business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the trustee,

     (ii) failure by the master servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it that materially affects holders of the certificates, and such failure continues unremedied for 30 days after the date on which written notice of such failure has been given to the master servicer,

     (iii) the entry against the master servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days,

     (iv) consent by the master servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or substantially all of its property, or

     (v) admission by the master servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

     "EXCESS LOSS" means a Deficient Valuation, Fraud Loss or Special Hazard Loss or any part of those amounts, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

     "FITCH" means Fitch Ratings.

     "FRAUD LOSS" means any Realized Loss attributable to fraud in the origination of the related Loan, as reported by the applicable servicer to the master servicer.

     "FRAUD LOSS COVERAGE AMOUNT" means (A) with respect to Loan Group 1 and Loan Group 2, the approximate amount set forth in the following table for the indicated period:

                      PERIOD                                              FRAUD LOSS COVERAGE AMOUNT
                      ------                                              --------------------------
Initial ............................................o    $3,929,748(1)

August 30, 2002 through July 31, 2005 ..............o    $3,929,748 minus the aggregate amount of Fraud Losses that would have been allocated to the Group 1&2 Junior Certificates in the absence of the Loss Allocation Limitation since the Cut-Off Date

August 1, 2005 through July 31, 2007 ...............o    $194,874 minus the aggregate amount of Fraud Losses that would have been allocated to the Group 1&2 Junior Certificates in the absence of the Loss Allocation Limitation since the Cut-Off Date

After the earlier to occur of August 1,
   2007 and the Cross-Over Date.....................o    $0

----------
(1) Represents approximately 1% of the Group 1 Loans and Group 2 Loans in the aggregate by Cut-Off Date Pool Balance related to Loan Group 1 and Loan Group 2 in the aggregate.

and (B) with respect to Loan Group 3, the approximate amount set forth in the following table for the indicated period:

                      PERIOD                                              FRAUD LOSS COVERAGE AMOUNT
                      ------                                              --------------------------
Initial ............................................o    $4,232,383(1)

August 30, 2002 through July 31, 2003 ..............o    $4,232,383 minus the aggregate amount of Fraud Losses that would have been allocated to the Group 3 Junior Certificates in the absence of the Loss Allocation Limitation since the Cut-Off Date

August 1, 2003 through July 31, 2007 ...............o    $2,116,191 minus the aggregate amount of Fraud Losses that would have been allocated to the Group 3 Junior Certificates in the absence of the Loss Allocation Limitation since the Cut-Off Date

After the earlier to occur of August 1,
   2007 and the Cross-Over Date.....................o    $0

----------
(1) Represents approximately 2% of the Group 3 Loans by Cut-Off Date Pool Balance for Loan Group 3.

     "GROUP" means either a Certificate Group or Loan Group as the context requires.

     "GROUP 1 AGGREGATE AMOUNT" means for any Distribution Date, the amount specified under the Group 1 principal distribution set forth under "Description of the Offered Certificates-Allocation of Available Funds" in this prospectus supplement.

     "GROUP 1 CERTIFICATES" means the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class A-P and Class A-X-1 certificates.

     "GROUP 1 DISCOUNT MORTGAGE LOAN" means any Group 1 Loan having a Net Mortgage Rate less than 6.00%.

     "GROUP 1 LOANS" means those Loans designated as "Group 1 Loans."

     "GROUP 1 NON-DISCOUNT MORTGAGE LOAN" means any Group 1 Loan having a Net Mortgage Rate equal to or in excess of 6.00%.

     "GROUP 1 NON-A-P NET WAC RATE" means with respect to any Distribution Date the weighted average of the Net Mortgage Rates for the Group 1 Loans weighted on the basis of the Non-A-P Percentage of the Scheduled Principal Balances of those Loans as of the first day of the month immediately prior to the month in which that Distribution Date occurs (after taking into account scheduled payments of principal due on that date, whether or not received).

     "GROUP 1&2 JUNIOR CERTIFICATES" means the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates.

     "GROUP 2 CERTIFICATES" means the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class A-X-2, Class A-R and Class A-LR certificates.

     "GROUP 2 LOANS" means those Loans designated as "Group 2 Loans."

     "GROUP 2 NET WAC RATE" means with respect to any Distribution Date the weighted average of the Net Mortgage Rates for the Group 2 Mortgage Loans weighted on the basis of the Scheduled Principal Balances of those Loans as of the first day of the month immediately prior to the month in which that Distribution Date occurs (after taking into account scheduled payments of principal due on that date, whether or not received).

     "GROUP 3 AGGREGATE AMOUNT" means for any Distribution Date, the amount specified under the Group 3 principal distribution set forth under "-Description of the Offered Certificates-Allocation of Available Funds" in this prospectus supplement.

     "GROUP 3 CERTIFICATES" means the Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6 and Class 3-A-X certificates.

     "GROUP 3 JUNIOR CERTIFICATES" means the Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 certificates.

     "GROUP 3 LOANS" means those Loans designated as "Group 3 Loans."

     "GROUP SUBORDINATE AMOUNT" means, with respect to any Distribution Date and the Group 1 Loans and Group 2 Loans, the amount equal to the excess of the aggregate Scheduled Principal Balance of the Loans in such Loan Group (in the case of the Group 1 Loans, net of the A-P Percentage of each Group 1 Loan) over the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P certificates) of the related Certificate Group.

     "INTEREST ACCRUAL PERIOD" means, for any Distribution Date and each class of offered certificates (other than the Class 1-A-5, Class 1-A-6, Class 2-A-3, Class 2-A-4, Class 3-A-3 and Class 3-A-4 certificates), the period from and including the first day of the calendar month immediately preceding the month in which such Distribution Date occurs, commencing August 1, 2002, to and including the last day of that month, on the basis of a 360-day year consisting of twelve 30-day months. For any Distribution Date and each of the Class 1-A-5, Class 1-A-6, Class 2-A-3, Class 2-A-4, Class 3-A-3 and Class 3-A-4 certificates, the period from and including the 25th day of the month preceding the month in which such Distribution Date occurs to and including the 24th day of the month in which such Distribution Date occurs, on the basis of a 360-day year consisting of twelve 30-day months.

     "INTEREST-ONLY CERTIFICATES" means the Class 1-A-6, Class 1-A-7, Class 2-A-4, Class 3-A-4, Class A-X-1, Class A-X-2, Class A-X-3 and Class 3-A-X certificates.

     "INTEREST SHORTFALL" means, with respect to a Loan and any Distribution Date, "Interest Shortfall" as defined in "Description of the Offered Certificates-Interest" in this prospectus supplement.

     "JUNIOR CERTIFICATE WRITEDOWN AMOUNT" means, as of any Distribution Date,
(A) with respect to the Group 1&2 Junior Certificates the amount by which:

     (i) the sum of the Certificate Principal Balances of all of the Group 1 and Group 2 Certificates and the Group 1&2 Junior Certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of such certificates on that Distribution Date, exceeds

     (ii) the Pool Balance for Loan Group 1 and Loan Group 2 in the aggregate less any Deficient Valuations related to Group 1 or Group 2 occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero, and

     (B) with respect to the Group 3 Junior Certificates, the amount by which:

     (i) the sum of the Certificate Principal Balances of all of the Group 3 Certificates and Group 3 Junior Certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of such certificates on that Distribution Date, exceeds

     (i) the Pool Balance for Loan Group 3 less any Deficient Valuations related to Group 3 occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

     "JUNIOR CERTIFICATES" means the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 certificates.

     "JUNIOR OPTIMAL PRINCIPAL AMOUNT" means, for a Group and any Distribution Date, the sum of:

        (1) the Junior Percentage related to such Group of the sum for each Loan in such Group of the Non-A-P Percentage of all scheduled monthly payments of principal due on each Loan of such Group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

        (2) the Junior Percentage related to such Group of the sum for each Loan in such Group of the Non-A-P Percentage of the principal portion of the Purchase Price of each Loan of such Group that was repurchased by an Originator or the transferor or another person as of that Distribution Date;

        (3) the Junior Percentage related to such Group of the sum for each Loan in such Group of the Non-A-P Percentage of any Substitution Adjustment Amounts in respect of a Loan of such Group received with respect to that Distribution Date;

        (4) the Junior Percentage related to such Group of the sum for each Loan in such Group of the Non-A-P Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal and interest received in the prior calendar month with respect to a Loan of such Group that is not a Liquidated Loan;

        (5) with respect to each Loan of such Group that became a Liquidated Loan during the prior calendar month, the portion of the Non-A-P Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month that was not included in clause (5) of the Senior Optimal Principal Amount for that Group for that Distribution Date; and

        (6) the Junior Prepayment Percentage related to such Group of the sum for each Loan in such Group of the Non-A-P Percentage of:

           (a) principal prepayments in full in respect of a Loan of such Group received during the related Prepayment Period; and

           (b) partial principal prepayments in respect of a Loan of such Group applied during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan of such Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Junior Optimal Principal Amount for such Group will be reduced on the related Distribution Date by the Junior Percentage related to such Group of the Non-A-P Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction.

     "JUNIOR PERCENTAGE" means, with respect to a Group and any Distribution Date, 100% minus the Senior Percentage for such Group. The initial Junior Percentage for Group 1 and Group 2 in the aggregate is expected to be approximately 1.25%. The initial Junior Percentage for Group 3 is expected to be approximately 4.75%.

     "JUNIOR PREPAYMENT PERCENTAGE" means, with respect to a Group and any Distribution Date, 100% minus the related Senior Prepayment Percentage, except that on any Distribution Date after the Senior Final Distribution Date, the Junior Prepayment Percentage for each Group will equal 100%.

     "JUNIOR PRINCIPAL DISTRIBUTION AMOUNT" means (A) with respect to the Group 1&2 Junior Certificates, the aggregate amount payable as principal on such Junior Certificates from Available Funds for Group 1 and Group 2 in the aggregate after application of Available Funds for each such Group to make payments on Senior Certificates of such Group as described under "Description of the Offered Certificates-Allocation of Available Funds" and to pay Accrued Certificate Interest for other Groups, upon application of such remaining Available Funds to the Junior Certificates in accordance with the priorities set forth under "Description of the Offered Certificates-Allocation of Available Funds," and (B) with respect to the Group 3 Junior Certificates, the aggregate amount payable as principal on the Group 3 Junior Certificates from Available Funds for Group 3 after application of Available Funds for Group 3 to make payments on Senior Certificates of such Group as described under "Description of the Offered Certificates-Allocation of Available Funds."

     "LIBOR" means on each LIBOR Determination Date, the interest rate determined by the master servicer for the succeeding Interest Accrual Period on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 British Bankers' Association designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

     If on any LIBOR Determination Date the master servicer is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the next Interest Accrual Period will be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. "The Reserve Interest Rate" will be the rate per annum which the master servicer determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rate that New York City banks selected by the master servicer are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the master servicer can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the master servicer are quoting on such LIBOR Determination Date to leading European banks.

     If on any LIBOR Determination Date the master servicer is required, but is unable, to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, 1.84%.

     The establishment of LIBOR on each LIBOR Determination Date by the master servicer and the master servicer's calculation of the rate of interest applicable to the Class 1-A-5, Class 1-A-6, Class 2-A-3, Class 2-A-4, Class 3-A-3 and Class 2-A-4 certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the master servicer at (301) 815-6600.

     "LIBOR DETERMINATION DATE" means for each Interest Accrual Period, the second London business day prior to the day on which such Interest Accrual Period commences.

     "LIQUIDATED LOAN" means any defaulted Loan as to which the applicable servicer has determined that all amounts which it expects to recover from or on account of such Loan have been recovered.

     "LOAN" means any of the mortgage loans included in the trust.

     "LOAN GROUP" means any of the Group 1 Loans, Group 2 Loans or Group 3
Loans.

     "LOSS ALLOCATION LIMITATION" means the limitation on reductions of the Certificate Principal Balance of any class on any Distribution Date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the certificates as of that Distribution Date to an amount less than the Pool Scheduled Principal Balance as of the first day of the month of that Distribution Date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

     "LTV RATIO" means, with respect to a Loan at any given time, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Loan at the date of determination and the denominator of which is
(a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property or its appraised value at the time of sale, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MORTGAGE INTEREST RATE" means, with respect to each Loan, the per annum interest rate at which the Loan accrues interest.

     "MORTGAGE NOTE" is a document which evidences an interest in a mortgage loan secured by a mortgage or deed of trust.

     "MORTGAGED PROPERTY" means, with respect to any Loan, the property securing the Loan.

     "NET INTEREST SHORTFALL" means, with respect to any Distribution Date, "Net Interest Shortfall" as defined in "Description of the Offered
Certificates-Interest" in this prospectus supplement.

     "NET MORTGAGE RATE" for each Loan is the applicable Mortgage Interest Rate less the Servicing Fee Rate.

     "NON-A-P PERCENTAGE" means with respect to:

        (1) any Group 1 Discount Mortgage Loan, the fraction, expressed as a percentage, equal to the Net Mortgage Rate divided by 6.00%; and

        (2) any Group 1 Non-Discount Mortgage Loan, 100%.

     If "Non-A-P Percentage" is used in this prospectus supplement with respect to the Group 2 Loans, the Group 3 Loans, the Group 2 Certificates or the Group 3 Certificates, the Non-A-P Percentage will at all times mean 100%.

     "NON-EXCESS REALIZED LOSS" means any Realized Loss other than an Excess
Loss.

     "NOTIONAL AMOUNT" means with respect to each class of Interest-Only Certificates, the "Notional Amount" specified for that class under "Description of the Offered Certificates-Interest" in this prospectus supplement.

     "ORIGINAL JUNIOR PRINCIPAL BALANCE" means (A) with respect to the Group 1&2 Junior Certificates, the aggregate Certificate Principal Balances of the Group 1&2 Junior Certificates as of the date of issuance of the certificates, and (B) with respect to the Group 3 Junior Certificates, the aggregate Certificate Principal Balances of the Group 3 Junior Certificates as of the date of the issuance of the certificates.

     "ORIGINATOR" means, each of Washington Mutual Bank, FA, Washington Mutual Bank, Bank of America, N.A. and Third Federal Savings and Loan Association of Cleveland.

     "PLAN" is any:

        (1) employee benefit plan as defined in Section 3(3) of ERISA;

        (2) plan described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans; or

        (3) entity whose underlying assets include plan assets by reason of an investment in the entity by a plan described in clause (1) or (2) above.

     "POOL BALANCE" means, with respect to any Loan Group and any Distribution Date, the aggregate Scheduled Principal Balance of the Loans in such Group for the following Distribution Date.

     "POOLING AND SERVICING AGREEMENT" is a pooling and servicing agreement among the depositor, the transferor, the master servicer and the trustee.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any Distribution Date and each Loan, the amount described in clause (1) of the definition of "Interest Shortfall."

     "PREPAYMENT PERIOD" means, with respect to any voluntary prepayment of a Loan and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     "PREPAYMENT STANDARD ASSUMPTION" or "PSA" represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of the loans as described in "Prepayment and Yield Considerations-Modeling Assumptions" in this prospectus supplement.

     "PURCHASE PRICE" means, with respect to each defective Loan, an amount equal to outstanding principal balance of the defective Loan as of the date of purchase, plus accrued and unpaid interest at the applicable Mortgage Interest Rate from the dates through which interest was last paid by the related borrower to the first day of the month in which the amount is to be distributed, less any amounts received in respect of such defective Loan which are being held for future distribution.

     "RATING AGENCY" means any of Fitch, Moody's or S&P.

     "REALIZED LOSS" means:

        (1) as to any Liquidated Loan, the unpaid principal balance of that Loan plus accrued and unpaid interest on that principal balance at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, the Loan and the related Mortgaged Property; and

        (2) as to any Loan, a Deficient Valuation.

     "RECORD DATE" means, with (a) respect to any Distribution Date and the offered certificates (other than the Class 1-A-5, Class 1-A-6, Class 2-A-3, Class 2-A-4, Class 3-A-3 and Class 3-A-4 certificates), the last business day of the month immediately preceding the month in which the related Distribution Date occurs and (b) with respect to any Distribution Date and the Class 1-A-5, Class 1-A-6, Class 2-A-3, Class 2-A-4, Class 3-A-3 and Class 3-A-4 certificates, the business day immediately preceding that Distribution Date occurs.

     "REGULAR CERTIFICATES" means all of the certificates other than the Residual Certificates.

     "RELIEF ACT" means the Soldier's and Sailors' Civil Relief Act of 1940 or any comparable state statute (including the comparable provisions under the California Military and Veterans Code), each as amended.

     "REO PROPERTY" is a property acquired on behalf of the certificateholders in respect of a defaulted Loan through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

     "RESIDUAL CERTIFICATES" means the Class A-R and Class A-LR certificates.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SALE AND SERVICING AGREEMENTS" means those certain sale and/or servicing agreements entered into between the transferor and the each of Washington Mutual Bank, FA, Washington Mutual Bank, Bank of America, N.A. and Third Federal Savings and Loan Association of Cleveland in connection with the sale of the Loans to the transferor.

     "SCHEDULED PAYMENTS" means for any Group and any Distribution Date, the amount referred to in clauses (1) through (4) of the definition of "Senior Optimal Principal Amount" related to such Group.

     "SCHEDULED PRINCIPAL BALANCE" means, as to any Loan and any Distribution Date, the unpaid principal balance of such Loan as of that due date in the month preceding the month in which that Distribution Date occurs, as specified in the amortization schedule at the time relating to that Loan (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial principal prepayments and liquidation proceeds and insurance proceeds allocable to principal received during the Prepayment Period for the prior Distribution Date and to the payment of principal due on that due date and irrespective of any delinquency in payment by the related borrower.

     "SENIOR CERTIFICATES" means any of the certificates, other than the Class B Certificates.

     "SENIOR FINAL DISTRIBUTION DATE" means the Distribution Date on which the respective Certificate Principal Balances of the Senior Certificates (other than the Class A-P certificates and Interest-Only Certificates) have each been reduced to zero.

     "SENIOR OPTIMAL PRINCIPAL AMOUNT" means, for a Group and any Distribution Date, the sum of:

        (1) the Senior Percentage related to such Group of the Non-A-P Percentage of all scheduled monthly payments of principal due on each Loan of such Group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

        (2) the Senior Percentage related to such Group of the Non-A-P Percentage of the principal portion of the Purchase Price of each Loan of such Group that was repurchased by an Originator or the transferor or another person as of that Distribution Date;

        (3) the Senior Percentage related to such Group of the Non-A-P Percentage of any Substitution Adjustment Amounts in respect of a Loan of such Group received with respect to that Distribution Date;

        (4) the Senior Percentage related to such Group of the Non-A-P Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal and interest received in the prior calendar month with respect to a Loan of such Group that is not a Liquidated Loan;

        (5) with respect to each Loan of such Group that became a Liquidated Loan during the prior calendar month, the lesser of:

            (a) the Senior Percentage related to such Group of the Non-A-P Percentage of the Scheduled Principal Balance of that Loan of such Group; and

            (b) either (A) the Senior Prepayment Percentage related to such Group or (B) if an Excess Loss was sustained with respect to any Liquidated Loan of such Group during the preceding calendar month, the Senior Percentage related to such Group, of the Non-A-P Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month; and

        (6) the Senior Prepayment Percentage related to such Group of the Non-A-P Percentage of:

            (a) principal prepayments in full in respect of a Loan of such Group received during the related Prepayment Period; and

            (b) partial principal prepayments in respect of a Loan of such Group applied during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan of such Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Senior Optimal Principal Amount for such Group will be reduced on the related Distribution Date by the Senior Percentage related to such Group of the Non-A-P Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction.

     "SENIOR PERCENTAGE" means, with respect to any Certificate Group and any Distribution Date, the lesser of 100% and the percentage obtained by dividing the aggregate Certificate Principal Balances of all the Senior Certificates (other than the Class A-P certificates and Interest-Only Certificates) of such Group immediately preceding that Distribution Date by the Non-A-P Percentage multiplied by the principal balance of the Loans in such Group immediately preceding that Distribution Date. The initial Senior Percentage for Group 1 and Group 2 in the aggregate is expected to be approximately 98.75%. The initial Senior Percentage for Group 3 is expected to be approximately 95.25%.

     "SENIOR PREPAYMENT PERCENTAGE" means, with respect to a Group and any Distribution Date, the percentage (not exceeding 100%) set forth in the following table:


   DISTRIBUTION DATE OCCURRING                 SENIOR PREPAYMENT PERCENTAGE
   ---------------------------                 ----------------------------

September 2002 through August 2007      100%

September 2007 through August 2008      Senior Percentage of such Group plus 70%
                                        of the related Junior Percentage

September 2008 through August 2009      Senior Percentage of such Group plus 60%
                                        of the related Junior Percentage

September 2009 through August 2010      Senior Percentage of such Group plus 40%
                                        of the related Junior Percentage

September 2010 through August 2011      Senior Percentage of such Group plus 20%
                                        of the related Junior Percentage

after August 2011                       Senior Percentage of such Group

provided, however, that if on any of the foregoing Distribution Dates the Senior Percentage for a Group exceeds the initial Senior Percentage for such Group, the Senior Prepayment Percentage for such Group will once again equal 100%. The reductions in the Senior Prepayment Percentage for each Group described above will not occur, unless, as of the last day of the month preceding the Distribution Date:

        (1) the aggregate Scheduled Principal Balance of Loans delinquent 60 days or more (including for this purpose any Loans in foreclosure and Loans with respect to which the related Mortgaged Property has been acquired by the trust) does not exceed 50% of the aggregate Certificate Principal Balances of the related Junior Certificates as of that date; and

        (2) cumulative Realized Losses do not exceed:

            (a) 30% of the related Original Junior Principal Balance if such Distribution Date occurs between and including September 2007 and August 2008;

            (b) 35% of the related Original Junior Principal Balance if such Distribution Date occurs between and including September 2008 and August 2009;

            (c) 40% of the related Original Junior Principal Balance if such Distribution Date occurs between and including September 2009 and August 2010;

            (d) 45% of the related Original Junior Principal Balance if such Distribution Date occurs between and including September 2010 and August 2011; and

            (e) 50% of the related Original Junior Principal Balance if such Distribution Date occurs after August 2011.

     "SERVICER REMITTANCE DATE" means, with respect to any Distribution Date, the 18th day of the calendar month in which the Distribution Date occurs or, if that day is not a business day, the immediately following business day.

     "SERVICING FEE" for any Distribution Date is an amount equal to one-twelfth of the Servicing Fee Rate for each Loan on the Scheduled Principal Balance of that Loan.

     "SERVICING FEE RATE" means for each servicer, 0.25% per annum.

     "SIMILAR LAW" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SPECIAL HAZARD LOSS" means a Realized Loss, as reported by the applicable servicer to the master servicer, attributable to damage or a direct physical loss suffered by a Mortgaged Property-including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property-other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the Mortgaged Property under the Sale and Servicing Agreements or the Pooling and Servicing Agreement or any loss due to normal wear and tear or certain other causes.

     "SPECIAL HAZARD LOSS COVERAGE AMOUNT" means, (A) with respect to Loan Group 1 and Loan Group 2, approximately $8,992,000 (approximately 0.229% of the Group 1 Loans and Group 2 Loans in the aggregate by Cut-Off Date Pool Balance for Loan Group 1 and Loan Group 2 in the aggregate) less, on each Distribution Date, the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Group 1&2 Junior Certificates in the absence of the Loss Allocation Limitation and (2) the Adjustment Amount, and (B) with respect to Loan Group 3, approximately $2,189,000 (approximately 0.103% of the Group 3 Loans by Cut-Off Date Pool Balance for Loan Group 3) less, on each Distribution Date, the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Group 3 Junior Certificates in the absence of the Loss Allocation Limitation and (2) the Adjustment Amount. As of any Distribution Date on or after the related Cross-Over Date, the related Special Hazard Loss Coverage Amount will be zero.

     "STRIPPED INTEREST RATE" means (a) for each Group 1 Non-Discount Mortgage Loan, the excess of the Net Mortgage Rate for that Loan over 6.00% and for each Group 1 Discount Mortgage Loan, 0%, (b) for each Group 2 Loan, the excess of the Net Mortgage Rate for that Loan over 6.00% and (c) for each Group 3 Loan, the excess of the Net Mortgage Rate for that Loan over 6.25%.

     "SUBSTITUTION ADJUSTMENT AMOUNT" means, in connection with a substitution of a defective Loan for a substitute mortgage loan, an amount equal to the excess of the principal balance of the defective Loan over the aggregate of the principal balance of the substitute mortgage loans.

     "TREASURY REGULATIONS" means regulations of the U.S. Department of the Treasury.

     "UNDERCOLLATERALIZED GROUP" means, with respect to Certificate Group 1 or Certificate Group 2, the particular Certificate Group on any Distribution Date the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) of such Group (after giving effect to distributions to be made on such Distribution Date) is greater than the Pool Balance of the related Loan Group (net of the A-P Percentage of the Group 1 Discount Mortgage Loans).

     "UNSCHEDULED PAYMENTS" means for any Group and any Distribution Date, the amounts referred to in clauses (5) and (6) of the definition of "Senior Optimal Principal Amount" related to such Group.

     "WEIGHTED AVERAGE GROUP 1 STRIPPED INTEREST RATE" means for any Distribution Date and the Group 1 Loans, a fraction, (a) the numerator of which is equal to the weighted average of the Stripped Interest Rates for the Group 1 Loans weighted on the basis of the Non-A-P Percentage of the Scheduled Principal Balances of those Loans as of the first day of the month immediately prior to the month in which that Distribution Date occurs (after taking into account scheduled payments of principal due on that date, whether or not received) and
(b) the denominator of which is equal to 6.00%.

     "WEIGHTED AVERAGE GROUP 2 STRIPPED INTEREST RATE" means for any Distribution Date and the Group 2 Loans, a fraction, (a) the numerator of which is equal to the weighted average of the Stripped Interest Rates for the Group 2 Loans weighted on the basis of the Scheduled Principal Balances of those Loans as of the first day of the month immediately prior to the month in which that Distribution Date occurs (after taking into account scheduled payments of principal due on that date, whether or not received) and (b) the denominator of which is equal to 6.00%.

     "WEIGHTED AVERAGE GROUP 3 STRIPPED INTEREST RATE" means for any Distribution Date and the Group 3 Loans, a fraction, (a) the numerator of which is equal to the weighted average of the Stripped Interest Rates for the Group 3 Loans weighted on the basis of the Scheduled Principal Balances of those Loans as of the first day of the month immediately prior to the month in which that Distribution Date occurs (after taking into account scheduled payments of principal due on that date, whether or not received) and (b) the denominator of which is equal to 6.25%.

     "WELLS FARGO" means Wells Fargo Bank Minnesota, N.A.

PROSPECTUS

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                (FORMERLY KNOWN AS MORGAN STANLEY CAPITAL I INC.)
                                    DEPOSITOR


                       MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                        -------------------------------

     Morgan Stanley Dean Witter Capital I Inc. will offer one or more series of certificates, which represent beneficial ownership interests in the related trust. The assets of each trust will primarily be:

     o conventional, fixed or adjustable interest rate mortgage loans secured by first liens or junior liens, or first and junior liens on one- to four-family residential properties, including mortgage participations;

     o   mortgage pass-through certificates and mortgage-backed securities;

     o   direct obligations of the United States or other governmental agencies;
         or

     o   any combination of the above.

     The certificates of any series will not be obligations of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates, and neither the certificates of any series nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                         -------------------------------

             Investing in any series of certificates involves risks. See "Risk Factors" beginning on page 10 of this prospectus.

                        --------------------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        --------------------------------


                           MORGAN STANLEY DEAN WITTER

                  The date of this prospectus is July 19, 2002.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:


     o this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates. If the terms of a particular series of certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Dean Witter Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and Morgan Stanley Dean Witter Capital I Inc.'s telephone number is (212) 761-4000.

                                TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                ----
SUMMARY OF PROSPECTUS.............................................................................................5
RISK FACTORS.....................................................................................................10
DESCRIPTION OF THE TRUST FUNDS...................................................................................17
   Assets........................................................................................................17
   Mortgage Loans................................................................................................17
   Mortgage-Backed Securities....................................................................................19
   Government Securities.........................................................................................20
   Accounts......................................................................................................21
   Credit Support................................................................................................21
   Cash Flow Agreements..........................................................................................21
USE OF PROCEEDS..................................................................................................21
YIELD CONSIDERATIONS.............................................................................................22
   General.......................................................................................................22
   Pass-Through Rate.............................................................................................22
   Timing of Payment of Interest.................................................................................22
   Payments of Principal; Prepayments............................................................................23
   Prepayments, Maturity and Weighted Average Life...............................................................24
   Other Factors Affecting Weighted Average Life.................................................................25
THE DEPOSITOR....................................................................................................26
DESCRIPTION OF THE CERTIFICATES..................................................................................26
   General.......................................................................................................26
   Distributions.................................................................................................27
   Available Distribution Amount.................................................................................28
   Distributions of Interest on the Certificates.................................................................28
   Distributions of Principal of the Certificates................................................................29
   Components....................................................................................................29
   Distributions on the Certificates of Prepayment Premiums......................................................29
   Allocation of Losses and Shortfalls...........................................................................29
   Advances in Respect of Delinquencies..........................................................................30
   Reports to Certificateholders.................................................................................30
   Termination...................................................................................................33
   Book-Entry Registration and Definitive Certificates...........................................................33
DESCRIPTION OF THE AGREEMENTS....................................................................................35
   Assignment of Assets; Repurchases.............................................................................35
   Representations and Warranties; Repurchases...................................................................37
   Certificate Account and Other Collection Accounts.............................................................38
   Collection and Other Servicing Procedures.....................................................................41
   Subservicers..................................................................................................42
   Realization Upon Defaulted Mortgage Loans.....................................................................42
   Hazard Insurance Policies.....................................................................................44
   Fidelity Bonds and Errors and Omissions Insurance.............................................................46
   Due-on-Sale Provisions........................................................................................46
   Retained Interest; Servicing Compensation and Payment of Expenses.............................................46
   Evidence as to Compliance.....................................................................................46
   Matters Regarding a Master Servicer and the Depositor.........................................................47
   Events of Default.............................................................................................48
   Rights Upon Event of Default..................................................................................49
   Amendment.....................................................................................................49
   The Trustee...................................................................................................50
   Duties of the Trustee.........................................................................................50
   Matters Regarding the Trustee.................................................................................50
   Resignation and Removal of the Trustee........................................................................51
DESCRIPTION OF CREDIT SUPPORT....................................................................................51
   General.......................................................................................................51
   Subordinate Certificates......................................................................................52
   Cross-Support Provisions......................................................................................52




                                       3


   Insurance or Guarantees for the Mortgage Loans................................................................52
   Letter of Credit..............................................................................................52
   Insurance Policies and Surety Bonds...........................................................................53
   Reserve Funds.................................................................................................53
   Credit Support for Mortgage-Backed Securities.................................................................54
LEGAL ASPECTS OF MORTGAGE LOANS..................................................................................55
   General.......................................................................................................55
   Types of Mortgage Instruments.................................................................................55
   Interest in Real Property.....................................................................................56
   Cooperative Loans.............................................................................................56
   Foreclosure...................................................................................................57
   Junior Mortgages..............................................................................................61
   Anti-Deficiency Legislation and Other Limitations on Lenders..................................................61
   Environmental Legislation.....................................................................................62
   Due-on-Sale Clauses...........................................................................................62
   Prepayment Charges............................................................................................63
   Subordinate Financing.........................................................................................63
   Applicability of Usury Laws...................................................................................63
   Alternative Mortgage Instruments..............................................................................64
   Soldiers'and Sailors'Civil Relief Act of 1940.................................................................65
   Forfeiture for Drug, RICO and Money Laundering Violations.....................................................65
FEDERAL INCOME TAX CONSEQUENCES..................................................................................66
   General.......................................................................................................66
   Grantor Trust Funds...........................................................................................66
   a.  Single Class of Grantor Trust Certificates................................................................66
   b.  Multiple Classes of Grantor Trust Certificates............................................................70
   c.  Sale or Exchange of a Grantor Trust Certificate...........................................................73
   d.  Non-U.S. Persons..........................................................................................74
   e.  Information Reporting and Backup Withholding..............................................................74
REMICs...........................................................................................................75
   a.  Taxation of Owners of REMIC Regular Certificates..........................................................76
   b.  Taxation of Owners of REMIC Residual Certificates.........................................................85
   Prohibited Transactions and Other Taxes.......................................................................89
   Liquidation and Termination...................................................................................90
   Administrative Matters........................................................................................90
   Tax-Exempt Investors..........................................................................................90
   Residual Certificate Payments--Non-U.S. Persons...............................................................91
   Tax Related Restrictions on Transfers of REMIC Residual Certificates..........................................91
STATE TAX CONSIDERATIONS.........................................................................................93
ERISA CONSIDERATIONS.............................................................................................94
   General.......................................................................................................94
   Prohibited Transactions.......................................................................................94
   Review by Plan Fiduciaries....................................................................................97
LEGAL INVESTMENT.................................................................................................98
PLAN OF DISTRIBUTION.............................................................................................99
LEGAL MATTERS...................................................................................................100
FINANCIAL INFORMATION...........................................................................................100
RATING..........................................................................................................101
INCORPORATION OF INFORMATION BY REFERENCE.......................................................................101
GLOSSARY OF TERMS...............................................................................................102


                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer....................................  Each series of certificates will be issued by a separate trust. Each trust will be formed pursuant to a pooling and servicing agreement among Morgan
                                            Stanley Dean Witter Capital I Inc., one or more servicers and a trustee.

Depositor.................................  Morgan Stanley Dean Witter Capital I Inc., a wholly-owned subsidiary of
                                            Morgan Stanley Group Inc.

Master Servicer...........................  The servicer or servicers for substantially all the mortgage loans for each series of certificates, which servicer(s) may be affiliates of Morgan
                                            Stanley Dean Witter Capital I Inc., will be named in the related prospectus supplement.

Trustee...................................  The trustee for each series of certificates will be named in the related prospectus supplement.

                               THE MORTGAGE ASSETS

General...................................  Each trust will own the related mortgage loan, including mortgage participations, or mortgage-backed securities or both or, if specified in the applicable prospectus supplement, direct obligations of the United
                                            States or other governmental agencies. You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and mortgage-backed securities included in each trust fund.

Mortgage Loans............................  The mortgage loans in each trust will be conventional, fixed or adjustable interest rate mortgage loans, or mortgage participations, secured by first liens or junior liens or first and junior liens on one- to four-family residential properties or shares issued by cooperative housing corporations.
                                            Unless otherwise provided in the related prospectus supplement, all mortgage loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All mortgage loans will have been originated by persons other than Morgan
                                            Stanley Dean Witter Capital I Inc.

Mortgage-Backed Securities................  The mortgage-backed securities in each trust will be mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by conventional, fixed or adjustable rate mortgage loans secured by first liens or junior liens or first and junior liens on one- to four-family residential properties or shares issued by cooperative housing corporations.

Government Securities.....................  Each trust may own, in addition to the mortgage loans and mortgage-backed securities, direct obligations of the United States or other



                                       5


                                            governmental agencies which provide for payment of interest or principal or both.

                                  OTHER ASSETS

Other Assets..............................  If so specified in the applicable prospectus supplement, the trust fund may include the following agreements and other similar agreements:

                                            o   guaranteed investment contracts;

                                            o   interest rate exchange agreements;

                                            o   interest rate cap or floor contracts;

                                            o   currency exchange contracts; or

                                            o   other swap or notional balance contracts.

                               CREDIT ENHANCEMENT

Subordination.............................  A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate certificates of a series to receive distributions will be subordinated to such rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

                                            Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate shares of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

                                            o   the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect of the related subordinate certificates on each distribution date, current distributions on the related mortgage loans and mortgage-backed securities of principal and interest due them on each distribution date out of the funds available for distributions on such date;



o                                           o   the right of such holders to receive future distributions on the mortgage loans and mortgage-backed securities that would otherwise have been payable to the holders of subordinate certificates;



                                            o   the prior allocation to the subordinate certificates of all or a portion of losses realized on the underlying mortgage loans and mortgage-backed securities; or



                                            o   any combination of the above.

Other Types of Credit Enhancement.........  If so specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series may be entitled to the benefits of other types of credit enhancement, including but not limited to:

                                            o   limited guarantee



                                       6

                                            o   financial guaranty insurance policy

                                            o   surety bond

                                            o   letter of credit

                                            o   mortgage pool insurance policy

                                            o   reserve fund

                                            o   cross-support

                                            o   any credit support will be described in the applicable prospectus supplement.

                          DISTRIBUTIONS ON CERTIFICATES

General...................................  Each series of certificates will consist of one or more classes of certificates that will be entitled, to the extent of funds available, to one of the following:

                                            o   principal and interest payments in respect of the related mortgage loans and mortgage-backed securities;

                                            o   principal distributions, with no interest distribution;

                                            o   interest distributions, with no principal distributions;

                                            o   sequential or concurrent distributions of principal;

                                            o   senior or subordinate distributions of interest or principal or both;

                                            o   distributions of interest after an interest accrual period; or

                                            o   such other distributions as are described in the applicable prospectus supplement.

Interest Distributions....................  With respect to each series of certificates, other than classes of certificates which may be entitled to disproportionately low, nominal or no interest distributions, interest on the related mortgage loans and mortgage-backed securities at the weighted average of their mortgage rates--net of servicing fees and other amounts as described in this prospectus or in the applicable prospectus supplement, will be passed through to holders of the related classes of certificates in accordance with the particular terms of each such class of certificates. The terms of each class of certificates will be described in the related prospectus supplement.

                                            Except as otherwise specified in the applicable prospectus supplement, interest on each class of certificates of each series will accrue at the fixed, floating or weighted average pass-through rate for each class indicated in the applicable prospectus supplement on their outstanding principal balance or notional amount.

Principal.................................  With respect to a series of certificates, principal payments including prepayments on the related mortgage loans and mortgage-backed securities will be passed through to holders of the related certificates or



                                       7



                                            otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Distributions in reduction of certificate balance will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement.

Distribution Dates........................  The dates upon which distributions on each series of certificates will be made will be specified in the related prospectus supplement.

Advances..................................  Unless otherwise provided in the related prospectus supplement, in the event that a payment on a mortgage loan is delinquent, the master servicer will be obligated to make advances that the master servicer determines are recoverable. The master servicer will be reimbursed for advances as described in this prospectus and in the related prospectus supplement. The prospectus supplement for any series of certificates relating to a trust that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

                ADDITIONAL ASPECTS OF EACH SERIES OF CERTIFICATES

Termination...............................  If so specified in the prospectus supplement with respect to a series of certificates, all, but not less than all, of the mortgage loans and mortgage-backed securities in the related trust fund and any property acquired with respect to such mortgage loans may be purchased by the party as is specified in the applicable prospectus supplement. Any such purchase must be made in the manner and at the price specified in such prospectus supplement. If so provided in the related prospectus supplement with respect to a series, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or on and after a date specified in the related prospectus supplement, the party specified in the related prospectus supplement will solicit bids for the purchase of all of the trust's assets, or of a sufficient portion of such assets to retire such class or classes, or purchase such assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain classes of certificates may be purchased subject to similar conditions.

Forms of Certificates.....................  The certificates will be issued either:


                                            o   in book-entry form through the facilities of The Depository Trust Company;
                                                or

                                            o   in fully registered, certificated form.

                                            If you own book-entry certificates, you will not receive physical certificates representing your ownership interest in such book-entry certificates, except under extraordinary circumstances. Instead, The
                                            Depository Trust Company will effect payments and transfers by means of its electronic recordkeeping services, acting through
                                            participating organizations. This may result in delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to book-entry certificates may generally only be exercised through The Depository Trust Company and its participating organizations.



                                       8



Tax Status of Certificates................  The treatment of the certificates for federal income tax purposes will depend on:

                                            o   whether a "real estate mortgage investment conduit" election is made with respect to a series of certificates;

                                            o   if a "real estate mortgage investment conduit" election is made, whether the certificates are regular interests or residual interests; and

                                            o   if a "real estate mortgage investment conduit" election is not made, the certificates will be treated as interests in a grantor trust.

ERISA Considerations......................  If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of
                                            1974, as amended, also known as ERISA, you should carefully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

Legal Investment..........................  The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                                            1984, as amended. If your investment authority is subject to legal restrictions, you should consult your own legal advisors to determine whether and to what extent such certificates constitute legal investments for you.

Rating....................................  Certificates of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered class of certificates offered is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

                                            o   A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

                                            o   Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.



                                  RISK FACTORS

     You should consider, among other things, the following factors in connection with the purchase of certificates. The risks and uncertainties described below, together with those in the related prospectus supplement under "Risk Factors," summarize the material risks relating to your certificates.

LACK OF A SECONDARY MARKET MAY
   MAKE IT DIFFICULT FOR YOU TO RESELL
   YOUR CERTIFICATES                        The liquidity of your certificates may be limited. You should consider that:

                                            o   a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series;

                                            o   the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in such certificates, but no underwriter will be obligated to do so;
                                                and

                                            o   unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO PAY YOUR CERTIFICATES
   IN FULL                                  Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan
                                            Stanley Dean Witter Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source.
                                            Exceptions include:

                                            o   loan repurchase obligations in connection with a breach of certain of the representations and warranties; and
                                            o   advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                                            Because some of the representations and warranties with respect to the mortgage loans and mortgage-backed securities may have been made or assigned in connection with transfers of the mortgage loans and mortgage-backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties




                                       10


                                            made by any other entity. There may be accounts, as described in the related prospectus supplement maintained as credit support. The amounts in these accounts may be withdrawn amounts and will not be available for the future payment of principal or interest on the certificates. If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement.

                                            Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

CREDIT ENHANCEMENT IS LIMITED IN
   AMOUNT AND COVERAGE                      With respect to each series of certificates, credit enhancement may be provided to cover losses on the underlying mortgage loans and mortgage-backed securities up to specified amounts.

                                            Regardless of the form of credit enhancement provided:

                                            o   the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

                                            o   the amount of coverage may provide only very limited coverage as to certain types of losses such as hazard losses, bankruptcy losses and fraud losses, and may provide no coverage as to certain other types of losses; and

                                            o   all or a portion of the credit enhancement for any series of certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

                                            In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

                                            None of Morgan Stanley Dean Witter Capital I Inc., any servicer, or any of their affiliates, will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.



CHANGES IN CONDITIONS IN THE REAL
   ESTATE MARKET WILL AFFECT MORTGAGE
   LOAN PERFORMANCE                         An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the borrower's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any



                                       11



                                            series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

                                            If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust fund and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the servicer's or other servicers' servicing portfolios.

                                            To the extent that losses on mortgage loans underlying a series are not covered by credit enhancement, holders of certificates of the series will bear all risk of loss resulting from default by borrowers. Such loss may also be greater than anticipated as a result of a decline in real estate values.

GEOGRAPHIC CONCENTRATION MAY
   INCREASE RATES OF LOSS
   AND DELINQUENCY                          In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.
                                            Mortgage assets in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.

                                            The ability of borrowers to make payments on the mortgage assets may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community--such as borrowers relying on commission income and self-employed borrowers. Such occurrences may accordingly affect the actual rates of delinquencies, foreclosure and losses with respect to any trust fund.

THE RATE OF PREPAYMENT ON MORTGAGE
   ASSETS MAY ADVERSELY AFFECT
   AVERAGE LIVES AND YIELDS ON
   CERTIFICATES                             The yield of the certificates of each series will depend in part on the rate of principal payment on the mortgage loans and mortgage-backed securities, including prepayments, liquidations due to defaults and mortgage loan repurchases. Such yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans and mortgage-backed securities, in particular:

                                            The yield on classes of certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of


                                       12


                                            prepayments on the related mortgage loans and mortgage-backed securities; and the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans and mortgage-backed securities than other classes of certificates.

                                            The rate of prepayments on mortgage loans is influenced by a number of factors, including:

                                            o   prevailing mortgage market interest rates;

                                            o   local and national economic conditions;

                                            o   homeowner mobility; and

                                            o   the ability of the borrower to obtain refinancing.

                                            In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate fees payable to the servicer or other mechanisms specified in the applicable prospectus supplement. Your yield will be also adversely affected to the extent that losses on the mortgage loans and mortgage-backed securities in the related trust fund are allocated to your certificates and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans and mortgage-backed securities in the related trust fund. Classes of certificates identified in the applicable prospectus supplement as subordinate certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

RATINGS ON CERTIFICATES REFLECT
   LIMITED ASSESSMENTS                      Any rating assigned by a rating agency to a class of certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which they are entitled under the related pooling and servicing agreement. A rating will not constitute an assessment of the likelihood that principal prepayments, including those caused by defaults, on the related mortgage loans and mortgage-backed securities will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of certificates.
                                            A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of certificates of the related series are entitled that is not covered by the applicable rating.

                                            The amount, type and nature of credit support, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The historical data supporting any such actuarial analysis may not accurately reflect future experience or accurately predict the actual delinquency, foreclosure or loss experience of the mortgage loans and mortgage-backed securities included in any trust fund.




                                       13



RATINGS DO NOT GUARANTY VALUE               If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Dean
                                            Witter Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

PAYMENTS IN FULL OF A BALLOON LOAN
   DEPEND ON THE BORROWER'S ABILITY
   TO REFINANCE THE BALLOON LOAN OR
   SELL THE MORTGAGED PROPERTY              Certain of the mortgage loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property.
                                            The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                            o   the level of available mortgage interest rates at the time of sale or refinancing;

                                            o   the borrower's equity in the related mortgaged property;

                                            o   the financial condition of the mortgagor;

                                            o   tax laws;

                                            o   prevailing general economic conditions; and

                                            o   the availability of credit for single family real properties generally.

MORTGAGE LOANS SECURED BY JUNIOR
   LIENS MAY ONLY BE SATISFIED AFTER
   THE RELATED FIRST LIEN MORTGAGE
   HAS BEEN SATISFIED                       Certain of the mortgage loans may be secured by junior liens and the related first liens may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related first lien to satisfy fully both the first lien and the mortgage loan. In the event that a holder of the first lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the first lien. The claims of the holder of the first lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was



                                       14



                                            being obtained and the risk of loss if the deficiency judgment were not realized upon.

OBLIGORS MAY DEFAULT IN PAYMENT
   OF MORTGAGE LOANS                        If so specified in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, a servicer or a subservicer will be permitted within prescribed parameters to extend and modify mortgage loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, such extensions or modifications may not increase the present value of receipts from or proceeds of mortgage loans.

THE HOLDERS OF SUBORDINATE
   CERTIFICATES WILL BEAR A GREATER
   RISK OF PAYMENT DELAYS AND LOSSES        The rights of holders of subordinate certificates to receive distributions to which they would otherwise be entitled with respect to the mortgage loans and mortgage-backed securities will be subordinate to the rights of the servicer to receive its fee and reimbursement for advances and the holders of senior certificates to the extent described in this prospectus. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate certificates.

                                            The yields on the subordinate certificates may be extremely sensitive to the loss experience of the mortgage loans and mortgage-backed securities and the timing of any such losses. If the actual rate and amount of losses experienced by the mortgage loans and mortgage-backed securities exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

MORTGAGE LOAN ACCELERATION CLAUSES
   MAY NOT BE ENFORCEABLE                   Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

THERE ARE RESTRICTIONS ON INVESTORS
   SUBJECT TO ERISA                         Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under
                                            ERISA of acquisition, ownership and disposition of the certificates of any series. In particular, investors that are insurance companies should consult with their



                                       15


                                            counsel with respect to the United States Supreme Court case, John Hancock
                                            Mutual Life Insurance Co. v. Harris Trust & Savings Bank.


DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 102.


ASSETS

     The primary assets of each trust fund will include: o single family mortgage loans, including mortgage participations;

     o pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or mortgage participations;

     o direct obligations of the United States or other governmental agencies which are not subject to redemption prior to maturity at the option of the issuer and are:

          interest-bearing securities;

          non-interest-bearing securities;

          originally interest-bearing securities from which coupons representing the right to payment of interest have been removed;

          interest-bearing securities from which the right to payment of principal has been removed; or

     o a combination of mortgage loans, mortgage-backed securities and government securities.

     The mortgage loans and mortgage-backed securities will not be guaranteed or insured by Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Dean Witter Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and, with respect to mortgage loans and mortgage-backed securities, which prior holder may or may not be the originator of the mortgage loans or the issuer of the mortgage-backed securities.

     The certificates will be entitled to payment from the assets of the related trust fund. If so specified in the related prospectus supplement, the certificates will also be entitled to payments in respect of the assets of another trust fund or trust funds established by Morgan Stanley Dean Witter Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.


MORTGAGE LOANS

     General

     To the extent specified in the related prospectus supplement, the mortgage loans will be secured by:

     o liens on mortgaged properties consisting of one- to four-family residential properties or security interests in shares issued by private cooperative housing corporations; or

     o liens on mortgaged properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, if so specified in the related prospectus supplement, mortgaged properties may be located elsewhere.

To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first liens or junior liens, or both, mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. The mortgaged properties may include apartments owned by cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. To the extent specified in the related prospectus supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Dean Witter Capital I Inc. The related prospectus supplement will indicate if any originator is an affiliate of Morgan Stanley Dean Witter Capital I Inc. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating a lien on the mortgaged properties.

     Mortgage Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then applicable and specifically known to Morgan Stanley Dean Witter Capital I Inc., with respect to the mortgage loans, including:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

     o    the type of property securing the mortgage loans;

     o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the weighted average, by principal balance, of the loan-to-value ratios at origination of the mortgage loans;

     o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o the states or, if applicable, countries in which most of the mortgaged properties are located;

     o information with respect to the prepayment provisions, if any, of the mortgage loans;

     o    any interest retained by a seller;

     o with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of monthly payment adjustments; and

     o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

     If specific information respecting the mortgage loans is not known to Morgan Stanley Dean Witter Capital I Inc. at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

     Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

     o have individual principal balances at origination of not less than $25,000;

     o    have original terms to maturity of not more than 40 years; and

     o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as is specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest at a Mortgage Rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specified events. Each mortgage loan may also provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.


MORTGAGE-BACKED SECURITIES

     Any mortgage-backed security will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement. A seller or servicer or both of the underlying mortgage loans or underlying mortgage-backed securities will have entered into an agreement with a trustee or a custodian or with the original purchaser of the interest in the underlying mortgage loans or mortgage-backed securities evidenced by the mortgage-backed securities.

     Distributions of any principal or interest, as applicable, will be made on mortgage-backed securities on the dates specified in the related prospectus supplement. The mortgage-backed securities may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the mortgage-backed securities by the related trustee or servicer. The issuer of the mortgage-backed securities or a servicer or other person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the mortgage-backed securities. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying mortgage-backed securities evidenced by or securing the mortgage-backed securities and other factors. The type, characteristics and amount of the credit support generally will have been established for the mortgage-backed securities on the basis of requirements of any rating agency that may have assigned a rating to the mortgage-backed securities or the initial purchasers of the mortgage-backed securities.

     The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include mortgage-backed securities will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the mortgage-backed securities to be included in the trust fund;

     o the original and remaining term to stated maturity of the mortgage-backed securities, if applicable;

     o whether the mortgage-backed securities are entitled only to interest payments, only to principal payments or to both;

     o the pass-through or bond rate of the mortgage-backed securities or formula for determining the rates, if any;

     o the applicable payment provisions for the mortgage-backed securities, including, but not limited to, any priorities, payment schedules and subordination features;

     o    the issuer, servicer and trustee, as applicable;

     o certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying mortgage-backed securities or directly to such mortgage-backed securities;

     o the terms on which the related underlying mortgage loans or underlying mortgage-backed securities for such mortgage-backed securities or the mortgage-backed securities may, or are required to, be purchased prior to their maturity;

     o the terms on which mortgage loans or underlying mortgage-backed securities may be substituted for those originally underlying the mortgage-backed securities;

     o    the applicable servicing fees;

     o the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying mortgage-backed securities described in this paragraph;

     o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the mortgage-backed securities; and

     o whether the mortgage-backed securities are in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.


GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;

     o the original and remaining terms to stated maturity of the government securities;

     o whether the government securities are entitled only to interest payments, only to principal payments or to both;

     o the interest rates of the government securities or the formula to determine the rates, if any;

     o    the applicable payment provisions for the government securities; and

     o to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in such prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in the account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."


CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series:

     o in the form of subordination of one or more other classes of certificates in the series; or

     o by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."


CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, such as:

     o    interest rate exchange agreements,

     o    interest rate cap or floor agreements,

     o    currency exchange agreements,

     o    swap agreements,

     o    notional balance agreements, or

     o similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans and mortgage-backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any cash flow agreement.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Dean Witter Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. Morgan Stanley Dean Witter Capital I Inc. expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Dean Witter Capital I Inc., prevailing interest rates, availability of funds and general market conditions.


                              YIELD CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."


PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify:

     o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

     o the effect, if any, of the prepayment of any mortgage loan or mortgage-backed security on the pass-through rate of one or more classes of certificates; and

     o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.


TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates or addition to the certificate balance of a class of accrual certificates on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated in this prospectus under "--Pass-Through Rate" above, if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the interest accrual period ended on that distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that:

     o    distributions of principal,

     o    additions to the certificate balance of accrual certificates and

     o    allocations of losses on the assets

may be made on the first day of the interest accrual period for a distribution date and not on that distribution date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of mortgage-backed securities may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series:

     o will correspond to the rate of principal payments on the assets in the related trust fund;

     o is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the assets; and

     o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the lockout period and prepayment premium provisions.

Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower prepayment premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans and mortgage-backed securities may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and mortgage-backed securities and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS, MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any credit support or cash flow agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities is paid to that class. The principal may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the mortgage-backed securities. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model--also known as CPR--or the Standard Prepayment Assumption prepayment model--also known as SPA, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A Prepayment Assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and mortgage-backed securities.

     In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Mortgage Asset

     If so specified in the related prospectus supplement, a number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.

     With respect to certain mortgage loans, including adjustable rate loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.

     In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon. The periodic increase in the amount paid by the borrower of a buydown mortgage loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

     The mortgage rates on adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any Deferred Interest to the principal balance of any related class or classes of certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

     In addition, with respect to an adjustable rate loan subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on that mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan. Since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

     Defaults

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Foreclosures

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities and that of the related series of certificates.

     Refinancing

     At the request of a borrower, the servicer or a subservicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on that loan and permitting a new loan secured by a mortgage on the same property. In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The master servicer or a subservicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, subservicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

     Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."


                                THE DEPOSITOR

     Morgan Stanley Dean Witter Capital I Inc., the depositor, formerly known as Morgan Stanley Capital I Inc., is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Dean Witter Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

     Morgan Stanley Dean Witter Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.


                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

     o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

     o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

     o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

     o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a stripped principal certificate component and a stripped interest certificate component; or

     o    do all or any combination of the above.

     If so specified in the related prospectus supplement, distributions on one or more classes of a series of certificates may be limited to collections from a designated portion of the mortgage loans in the related mortgage pool. Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of stripped interest certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However, Morgan Stanley Dean Witter Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates" and "--The Trust Fund's Assets May be Insufficient to Pay Your Certificates in Full."


DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee. Payments will be made either:

     o by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate wire transfer facilities, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or

     o by check mailed to the address of the person entitled thereto as it appears on the certificate register;

provided, however, that the final distribution in retirement of the certificates whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.


AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the related prospectus supplement.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. If so specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class will be made on each distribution date--other than any class of accrual certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest--based on the accrued certificate interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of accrued certificate interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. Unless otherwise provided in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding certificate balance of the stripped interest certificates immediately prior to the distribution date, at the applicable pass-through rate, reduced as described below. To the extent specified in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding notional amount of the stripped interest certificates immediately prior to each distribution date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the notional amount for any class of stripped interest certificates will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the accrued certificate interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued certificate interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies, including:

     o    delinquencies,

     o    losses, and

     o    Deferred Interest

on or in respect of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund. To the extent specified in the related prospectus supplement, any reduction in the amount of accrued certificate interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any Deferred Interest on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk Factors--The Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields on Certificates" and "Yield Considerations."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of stripped interest certificates, will have a certificate balance. The certificate balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding certificate balance may be increased in respect of Deferred Interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding certificate balance may be increased, in the case of accrual certificates prior to the distribution date on which distributions of interest are required to commence, by any related accrued certificate interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable cut-off date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled to the distributions of principal in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.


COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. The descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to certificate balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.


DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS

     If so provided in the related prospectus supplement, prepayment premiums that are collected on the mortgage loans and mortgage-backed securities in the related trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage loans and mortgage-backed securities have been incurred, the amount of losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and mortgage-backed securities comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of payments of principal other than any balloon payments, and interest, net of related servicing fees and retained interest loans and mortgage-backed securities, that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The advances will be made subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior certificates. The advance obligation may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of the series. However, advances will be reimbursable from amounts in the certificate account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a nonrecoverable advance. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer is required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the related prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.


REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the certificate balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to accrued certificate interest;

     (3)  the amount of the distribution allocable to prepayment premiums;

     (4) the amount of related servicing compensation received by a servicer and, if payable directly out of the related trust fund, by any subservicer and any other customary information as that servicer or trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

     (6) the aggregate principal balance of the assets at the close of business on that distribution date;

     (7) the number and aggregate principal balance of mortgage loans in respect of which:

     o    one scheduled payment is delinquent;

     o    two scheduled payments are delinquent;

     o    three or more scheduled payments are delinquent; and

     o    foreclosure proceedings have been commenced;

     (8)  with respect to any mortgage loan liquidated during the related Due
Period:

     o the portion of liquidation proceeds payable or reimbursable to the servicer or any other entity in respect of such mortgage loan; and

     o    the amount of any loss to certificateholders;

     (9) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

     o    the loan number of the related mortgage loan; and

     o    the date of acquisition;

     (10) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

     o    the book value;

     o the principal balance of the related mortgage loan immediately following the distribution date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement;

     o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof; and

     o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (11) with respect to any REO property sold during the related Due Period:

     o    the aggregate amount of sale proceeds;

     o the portion of sales proceeds payable or reimbursable to the servicer in respect of the REO property or the related mortgage loan; and

     o the amount of any loss to certificateholders in respect of the related mortgage loan;

     (12) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of accrual certificates in the event that accrued certificate interest has been added to the balance;

     (13) the aggregate amount of principal prepayments made during the related Due Period;

     (14) the amount deposited in the reserve fund, if any, on the distribution date;

     (15) the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

     (16) the aggregate unpaid accrued certificate interest, if any, on each class of certificates at the close of business on the distribution date;

     (17) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

     (18) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

     (19) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on the distribution date; and

     (20) the aggregate amount of payments by the borrowers of:

     o    default interest;

     o    late charges; and

     o    assumption and modification fees collected during the related Due
          Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1), (2), (12), (16) and (17) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the servicer or the trustee, as applicable, with respect to any mortgage-backed securities. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of certificates.

     Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses
(1)-(4) above, aggregated for the calendar year or the applicable portion of the calendar year during which the person was a certificateholder. This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the related Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of:

     o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto; and

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the related prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, The Depository Trust Company.

     The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to The Depository Trust Company system also is available to indirect participants.

     If so provided in the related prospectus supplement, investors that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, these certificate owners will receive all distributions on the book-entry certificates through The Depository Trust Company and its participants. Under a book-entry format, certificate owners will receive payments after the related distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for The Depository Trust Company, on each distribution date, The Depository Trust Company will forward the payments to its participants. The participants will then be required to forward the payments to indirect participants or certificate owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede & Co., as nominee for The Depository Trust Company, and the certificate owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the participants who in turn will exercise their rights through The Depository Trust Company.

     Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations, The Depository Trust Company is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which certificate owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective certificate owners.

     Because The Depository Trust Company can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a certificate owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     The Depository Trust Company has advised Morgan Stanley Dean Witter Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more participants to whose account with The Depository Trust Company interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to The Depository Trust Company or its nominee only if:

     o Morgan Stanley Dean Witter Capital I Inc. advises the trustee in writing that The Depository Trust Company is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Dean Witter Capital I Inc. is unable to locate a qualified successor; or

     o Morgan Stanley Dean Witter Capital I Inc., at its option, elects to terminate the book-entry system through The Depository Trust Company.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, The Depository Trust Company is required to notify all participants of the availability through The Depository Trust Company of definitive certificates for the certificate owners. Upon surrender by The Depository Trust Company of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the certificate owners identified in the instructions the definitive certificates to which they are entitled. The trustee will then recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a pooling and servicing agreement or a trust agreement.

         o A pooling and servicing agreement will be used where the trust fund includes mortgage loans. The parties to a pooling and servicing agreement will be Morgan Stanley Dean Witter Capital I Inc., a trustee and a master servicer appointed as of the date of the pooling and servicing agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of mortgage loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

         o A trust agreement will be used where the trust fund does not include mortgage loans. The parties to a trust agreement will be Morgan Stanley Dean Witter Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036.
Attention: Mortgage Securities.


ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley Dean Witter Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Dean Witter Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and mortgaged-backed security will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information:


         o in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and

         o in respect of each mortgage-backed security included in the related trust fund, including without limitation, the related issuer, servicer and trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each mortgage loan, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, loan documents, which to the extent specified in the related prospectus supplement will include:

     o the original mortgage note endorsed, without recourse, in blank or to the order of the trustee,

     o the original mortgage or a certified copy with evidence of recording, and

     o    an assignment of the mortgage to the trustee in recordable form.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Dean Witter Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. To the extent specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.

     Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Dean Witter Capital I Inc. or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, recordation of the assignment of mortgage is not required in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Dean Witter Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

     The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Dean Witter Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then unless otherwise specified in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. To the extent specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     With respect to each government security or mortgage-backed security in certificated form, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the government security or mortgage-backed security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the government security or mortgage-backed security, as applicable, to the trustee for the benefit of the certificateholders. With respect to each government security or mortgage-backed security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the Uniform Commercial Code, Morgan Stanley Dean Witter Capital I Inc. and the trustee will cause the government security or mortgage-backed security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Dean Witter Capital I Inc. or the trustee promptly cause any mortgage-backed securities and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. will, with respect to each mortgage loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related Agreement;

         o the existence of title insurance insuring the lien priority of the mortgage loan;

         o the authority of the warrantying party to sell the mortgage loan;

         o the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

         o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

         o the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any warrantying party, if other than Morgan Stanley Dean Witter Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Dean Witter Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the warrantying party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warrantying party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The warrantying party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee or both, will be required to notify promptly the relevant warrantying party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders. If the warrantying party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then:

         o the warrantying party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the warrantying party was notified of the breach, at the Purchase Price; or

         o if so provided in the prospectus supplement for a series, the warrantying party will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

         o if so provided in the prospectus supplement for a series, the warrantying party will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

     Unless otherwise provided in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warrantying party.

     Neither Morgan Stanley Dean Witter Capital I Inc. except to the extent that it is the warrantying party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a warrantying party defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out their obligations with respect to mortgage loans.

     Unless otherwise provided in the related prospectus supplement the warrantying party will, with respect to a trust fund that includes government securities or mortgage-backed securities, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or mortgage-backed securities, covering:

         o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement; and

         o the authority of the warrantying party to sell the assets.

     The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights unless otherwise provided in the related prospectus supplement, will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default" below.


CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     General

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained the certificate account, which must be either an account or accounts:

         o the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, to the limits established by the Federal Deposit Insurance Corporation, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained; or

         o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the certificate account is limited to Permitted Investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding distribution date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the certificate account will be paid to a master servicer or its designee as additional servicing compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

     Deposits

     A master servicer or the trustee will deposit or cause to be deposited in the certificate account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

     (1) all payments on account of principal, including principal prepayments, on the assets;

     (2) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer or a subservicer as its servicing compensation and net of any retained interest;

     (3) all proceeds of the hazard insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, insurance proceeds and all liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     (5) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (6) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (7) all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by Morgan Stanley Dean Witter Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "--Realization Upon Defaulted Mortgage loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

     (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans and mortgage-backed securities;

     (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     (12) any other amounts required to be deposited in the certificate account as provided in the related Agreement and described in the related prospectus supplement.

     Withdrawals

     A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (1) to make distributions to the certificateholders on each distribution date;

     (2) to reimburse a master servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and retained interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
(2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause
(2) above and the servicing expenses described in clause (3) above while these remain outstanding and unreimbursed;

     (6) to reimburse a master servicer, Morgan Stanley Dean Witter Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding a Master Servicer and the Depositor";

     (7) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (9) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the certificate account;

     (10) to pay the person entitled thereto any amounts deposited in the certificate account that were identified and applied by the master servicer as recoveries of retained interest;

     (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (12) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions and Other Taxes";

     (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

     (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (15) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the warrantying party to remedy any breach of representation or warranty under the Agreement;

     (16) to pay the person entitled thereto any amounts deposited in the certificate account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases" or otherwise;

     (17) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (18) to clear and terminate the certificate account at the termination of the trust fund.

     Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn from the collection account and deposited into the appropriate certificate account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the certificate account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan; processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans. To the extent specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

         o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

         o in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement:

         o in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent; and

         o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.


SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each sub-servicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under a subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses."


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

         o monitor any mortgage loan which is in default;

         o contact the borrower concerning the default;

         o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property;

         o initiate corrective action in cooperation with the borrower if cure is likely;

         o inspect the mortgaged property; and

         o take any other actions as are consistent with the Servicing Standard.

     A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

     Any Agreement relating to a trust fund that includes mortgage loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     If a default on a mortgage loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the Servicing Standard, the master servicer, on behalf of the trustee, may at any time:

         o institute foreclosure proceedings;

         o exercise any power of sale contained in any mortgage;


         o obtain a deed in lieu of foreclosure; or

         o otherwise acquire title to a mortgaged property securing the mortgage loan.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

         o the Internal Revenue Service grants an extension of time to sell the property; or

         o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the master servicer will be required to:

         o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

         o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Internal Revenue Code, if a REMIC election has been made with respect to the related trust fund, on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

         o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

         o that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

     If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "--Hazard Insurance Policies" and "Description of Credit Support."


HAZARD INSURANCE POLICIES

     To the extent specified in the related prospectus supplement, each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. To the extent specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note will be deposited in the certificate account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flows, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of:

         o the replacement cost of the improvements less physical depreciation; and

         o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer or subservicer, as the case may be, from the collection account, with interest thereon, as provided by the Agreement.

     Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.


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



FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     To the extent specified in the related prospectus supplement, each Agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related Agreement will allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as criteria set forth in the Agreement are met.


DUE-ON-SALE PROVISIONS

     Some of the mortgage loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. To the extent specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."


RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the assets, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     To the extent specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any retained interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the certificate account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement may be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust fund during that period prior to their respective due dates therein.


EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include mortgage loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the



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



examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.


MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the mortgage loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and may have other normal business relationships with Morgan Stanley Dean Witter Capital I Inc. or Morgan Stanley Dean Witter Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans, if applicable.

     To the extent specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; provided that the other activities of the master servicer causing the conflict were carried on by the master servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     To the extent specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise described in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Dean Witter Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

     o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;


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



     o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

     o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

     o incurred in connection with any violation of any state or federal securities law; or

     o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

     In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Dean Witter Capital I Inc. may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account.

     Any person into which the master servicer or Morgan Stanley Dean Witter Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Dean Witter Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Dean Witter Capital I Inc., will be the successor of the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, under the related Agreement.

         EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related Agreement will include:

     o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

     o any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Dean Witter Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.


RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Dean Witter Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise described in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 662/3% of the voting rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Agreement:

     o   to cure any ambiguity;

     o to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     o to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     o   to comply with any requirements imposed by the Internal Revenue Code;



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



provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     To the extent specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that to the extent specified in the related prospectus supplement, no such amendment may:

     o reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
         (1), without the consent of the holders of all certificates of that class; or

     o modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

     However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.


THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Dean Witter Capital I Inc. and its affiliates and with any master servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the certificates or the assets, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.


MATTERS REGARDING THE TRUSTEE

     Unless otherwise described in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the certificate account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

     o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

     o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

     o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

     o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the voting rights for the series; provided, however, that the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Agreement, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Dean Witter Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Dean Witter Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the credit support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     o   the nature and amount of coverage under the credit support;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced;

     o   the material provisions relating to such credit support; and

     o information regarding the obligor under any instrument of credit support, including:

     o   a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o its total assets, and its stockholders or policyholders surplus, if applicable, as of the date specified in the prospectus supplement.

     See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage."


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions of principal and interest from the certificate account on any distribution date will be subordinated to the rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.


CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans and mortgage-backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans and mortgage-backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.


INSURANCE OR GUARANTEES FOR THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and mortgage-backed securities on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.


INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any reserve funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related reserve fund for the series, and any loss resulting from these investments will be charged to the reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise described in the related prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.


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CREDIT SUPPORT FOR MORTGAGE-BACKED SECURITIES

     If so provided in the prospectus supplement for a series of certificates, the mortgage-backed securities in the related trust fund or the mortgage loans underlying the mortgage-backed securities may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify as to each form of credit support the information indicated above under "Description of Credit Support--General" to the extent the information is material and available.













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                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by single-family residential properties. The legal aspects are governed primarily by applicable state law, which laws may differ substantially. As such, the summaries do not purport to:

     o   be complete;

     o   reflect the laws of any particular state; or

     o encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."


GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties:

     o a mortgagor--the borrower and usually the owner of the subject property, and

     o   a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among:

     o   a trustor--the equivalent of a borrower,

     o   a trustee to whom the mortgaged property is conveyed, and

     o   a beneficiary--the lender--for whose benefit the conveyance is made.

     Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by



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the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.


INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage or other instrument may encumber other interests in real property such as:

     o   a tenant's interest in a lease of land or improvements, or both, and

     o   the leasehold estate created by the lease.

A mortgage or other instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. To the extent specified in the prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. or the asset seller will make certain representations and warranties in the Agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representations and warranties, if applicable, will be set forth in the prospectus supplement.


COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This type of lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations:

     o arising under a blanket mortgage, the lender holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

     o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

     Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the lender. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of



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any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure --Cooperative Loans" below.


FORECLOSURE

     General

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on



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the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale clause" contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any




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proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO Properties

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer, on behalf of the certificateholders, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

     o   the Internal Revenue Service grants an REO extension or

     o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Internal Revenue Code.

Subject to the foregoing, the master servicer or any related subservicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer of its obligations with respect to the REO property.

     In general, the master servicer or any related subservicer or an independent contractor employed by the master servicer or any related subservicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO property is subject to a tax on (i) "net income from foreclosure property" that income would be subject to federal income tax at the highest marginal corporate tax rate--currently 35% or (ii) "prohibited transactions," that income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the master servicer or any related subservicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders.

     Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

     Rights of Redemption

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale,



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those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions.

     Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement which will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner.



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Whether a foreclosure sale has been conducted in a "commercially reasonable"
manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.


JUNIOR MORTGAGES

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior lender's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" in this prospectus.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior lender or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the lender or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first lender expends these sums, such sums will generally have priority over all sums due under the junior mortgage.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a lender under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.


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     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.


ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a trust fund) secured by residential real property. In the event that title to a mortgaged property securing a mortgage loan in a trust fund was acquired by the trust fund and cleanup costs were incurred in respect of the mortgaged property, the holders of the related series of certificates might realize a loss if such costs were required to be paid by the trust fund.


DUE-ON-SALE CLAUSES

     Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related mortgaged property. The enforceability of "due-on-sale" clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited



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or denied. However, with respect to certain loans the Garn-St Germain Depository
Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.


PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.


SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

     o   the borrower may have difficulty servicing and repaying multiple loans;

     o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

     o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by




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certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Dean Witter Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

     o the interest rate, discount points and charges as are permitted in that state; or

     o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act provides that, notwithstanding any state law to the contrary:

     o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

     o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

     o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.


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



     Title VIII of the Garn-St Germain Act provides that any state may reject applicability of the provisions of Title VIII of the Garn-St Germain Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken this type of action.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Soldiers' and Sailors' Civil Relief Act of 1940, as amended, applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


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                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Latham & Watkins or Cadwalader, Wickersham & Taft or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP, counsel to Morgan Stanley Dean Witter Capital I Inc. This summary is based on laws, regulations, including the REMIC Regulations promulgated by the Treasury Department, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, for example, banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.


GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.


GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.


     A.  SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and mortgage-backed securities in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and mortgage-backed security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code Section 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Internal Revenue Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Internal Revenue Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:

     o 3% of the excess of adjusted gross income over the applicable amount and

     o 80% of the amount of itemized deductions otherwise allowable for such taxable year.


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


     In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and mortgage-backed securities. The mortgage loans and mortgage-backed securities would then be subject to the "coupon stripping" rules of the Internal Revenue Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates counsel to Morgan Stanley Dean Witter Capital I Inc. will have advised Morgan Stanley Dean Witter Capital I Inc. that:

     o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code Section 7701(a)(19) representing principal and interest payments on mortgage loans and mortgage-backed securities will be considered to represent "loans secured by an interest in real property which is ... residential property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section;

     o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and mortgage-backed securities will be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(4)(A), and interest income on the mortgage loans and mortgage-backed securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section; and

     o a grantor trust certificate owned by a REMIC will represent "obligation[s] which [are] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Internal Revenue Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Internal Revenue Code, and, as a result, these assets would be subject to the stripped bond provisions of the Internal Revenue Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to




                                       67
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the extent that buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, grantor trust certificateholders should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a trust fund that includes buydown loans.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and mortgage-backed security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans and mortgage-backed securities at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and mortgage-backed securities were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable Prepayment Assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable Prepayment Assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Internal Revenue Code. Absent further guidance from the Internal Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and mortgage-backed securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Internal Revenue Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans and mortgage-backed securities may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or mortgage-backed security allocable to the holder's undivided interest over the holder's tax



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



basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of

     o   the total remaining market discount and

     o a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

     For grantor trust certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

     o   the total remaining market discount and

     o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

     For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Single Class of Grantor Trust Certificates--Premium" above in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

     Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, mortgage-backed security or grantor trust certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.


B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Internal Revenue Code Sections 1271 through 1288, Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some mortgage loans and mortgage-backed securities being treated as having more than 100 basis points of interest stripped off. See "--Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" in this prospectus.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and mortgage-backed securities issued on the day the certificate is purchased for purposes of calculating any original issue discount. Generally, if the discount on a mortgage loan or mortgage-backed security is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Internal Revenue Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" in this prospectus. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and mortgage-backed securities as market discount rather than original issue discount if either

     o the amount of original issue discount with respect to the mortgage loans and mortgage-backed securities is treated as zero under the original issue discount de minimis rule when the certificate was stripped or

     o no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans and mortgage-backed securities.

     Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the Internal Revenue Service to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.


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



     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that original issue discount computations be made for each payment from each mortgage loan or mortgage-backed security. Unless otherwise described in the related prospectus supplement, all payments from a mortgage loan or mortgage-backed security underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the original issue discount rules of the Internal Revenue Code, in which case, all payments from the mortgage loan or mortgage-backed security would be included in the stated redemption price at maturity for the mortgage loan and mortgage-backed security purposes of calculating income on the certificate under the original issue discount rules of the Internal Revenue Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans and mortgage-backed securities will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the certificate is treated as an interest in discrete mortgage loans or mortgage-backed securities, or if no Prepayment Assumption is used, then when a mortgage loan or mortgage-backed security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or mortgage-backed security.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Internal Revenue Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and mortgage-backed securities of the type that make up the trust fund. With respect to these Internal Revenue Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and mortgage-backed securities. While Internal Revenue Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Internal Revenue Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Internal Revenue Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, unless otherwise described in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(4)(A) and "loans ... secured by, an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and mortgage-backed securities and interest on such mortgage loans and mortgage-backed securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Grantor trust certificates will be "obligations which are principally secured, by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Internal Revenue Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and mortgage-backed securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Internal Revenue Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and mortgage-backed securities. Original issue discount on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required



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


to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and mortgage-backed securities other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans and mortgage-backed securities should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Internal Revenue Code, the mortgage loans and mortgage-backed securities underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or mortgage-backed security is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or mortgage-backed security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued.

     In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the original issue discount on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

     o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

     o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

     The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and mortgage-backed securities acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and mortgage-backed securities--e.g., that arising from a "teaser" rate--would still need to be accrued.

     3. Grantor Trust Certificates Representing Interests in Adjustable Rate
Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service has not issued guidance under the Internal Revenue Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.


C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the original issue discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Internal Revenue Code Section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year.

     Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

     o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

     o   the grantor trust certificate is part of a straddle;



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



     o the grantor trust certificate is marketed or sold as producing capital gain; or

     o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


D. NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and mortgage-backed securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to

     o   an owner that is not a U.S. Person or

     o a grantor trust certificate holder holding on behalf of an owner that is not a U.S. Person will be subject federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and mortgage-backed securities issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans and mortgage-backed securities, or such grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and mortgage-backed securities of where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or mortgage-backed security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.


E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% commencing in 2006 may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate of the entire purchase price, unless either

     o the broker determines that the seller is a corporation or other exempt recipient, or

     o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

     Such a sale must also be reported by the broker to the Internal Revenue Service, unless either

     o   the broker determines that the seller is an exempt recipient or

     o the seller certifies its non-U.S. Person status and other conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8 under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting.


REMICS

     The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Transactions" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Internal Revenue Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made:

     o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Internal Revenue Code Section 7701(a)(19)(C);

     o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Internal Revenue Code
         Section 856(c)(4)(A); and


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


     o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     In some instances the mortgage loans and mortgage-backed securities may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code
Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

     o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code;

     o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code; and

     o   whether the income on such certificates is interest described in
         Section 856(c)(3)(B) of the Internal Revenue Code.


A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with original issue discount. Generally, the original issue discount, if any, will equal the difference between the "stated redemption



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


price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The REMIC Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing original issue discount are set forth in Internal Revenue Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Internal Revenue Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of original issue discount rather than being immediately deductible, when prepayments on the mortgage loans and mortgage-backed securities exceed those estimated under the Prepayment Assumption. The Internal Revenue Service might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Internal Revenue Code Section 1272(a)(6), they represent the only guidance regarding the current views of the Internal Revenue Service with respect to contingent payment instruments. In the alternative, the Internal Revenue Service could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than a REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Internal Revenue Code
Section 171 is made to amortize such premium. Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period--an "accrual period"--that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

     o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and


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



     o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease--but never below zero--in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of original issue discount may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with original issue discount who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that REMIC Regular Certificate. In computing the daily portions of original issue discount for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     o the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Under the original issue discount rules, interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

     o   the interest is unconditionally payable at least annually;

     o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

     o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificate.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.


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



     Although unclear at present, Morgan Stanley Dean Witter Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the Internal Revenue Service may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how original issue discount would be determined for debt instruments subject to Internal Revenue Code
Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payments debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with original issue discount, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Internal Revenue Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the



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



basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of

     1)  the total remaining market discount and

     2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

     For REMIC Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

     1)  the total remaining market discount and

     2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

     For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under Internal Revenue Code Section 171. The Internal Revenue Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Internal Revenue Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as original issue discount, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and,



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



therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans and mortgage-backed securities, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on the mortgage loans and mortgage-backed securities, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans and mortgage-backed securities. Timing and characterization of such losses is discussed in "--Treatment of Realized Losses" below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Internal Revenue Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

     o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal Revenue Code
         Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

     o   the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each such distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons.  Generally, payments of interest on the REMIC Regular

Certificates, including any payment with respect to accrued original issue discount, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

     o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

     o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Internal Revenue Code Section 957, related to the issuer; and

     o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular Certificateholder.

     If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued original issue discount, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then the holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S. branch profits tax as well.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the Internal Revenue Service may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder" within the meaning of Section 951(b) of the Internal Revenue Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% commencing in 2006 may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the backup withholding rate on the entire purchase price, unless either:

     o the broker determines that the seller is a corporation or other exempt recipient, or

     o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the Internal Revenue Service, unless either:

     o   the broker determines that the seller is an exempt recipient, or

     o the seller certifies its non-U.S. Person status and other conditions are met.


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


     Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the these regulations.


B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to the limitations on the deductibility of passive losses. As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, phantom income. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and mortgage-backed securities and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative value. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of:

     o the income from the mortgage loans and mortgage-backed securities and the REMIC's other assets, and



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     o   the deductions allowed to the REMIC for interest and original issue discount on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
         Certificates--Non-Interest Expenses of the REMIC," other expenses.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     o   all bad loans will be deductible as business bad debts, and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and mortgage-backed securities may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and mortgage-backed securities and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or mortgage-backed security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. The REMIC may elect under Internal Revenue Code Section 171 to amortize any premium on the mortgage loans and mortgage-backed securities. Premium on any mortgage loan or mortgage-backed security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or mortgage-backed security would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the REMIC Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC

Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue Code.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the Internal Revenue Service finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a negative value residual interest and did not have the same economic effect as a negative value residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

     o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

     o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, a corporation or a grantor trust, such expenses will be deductible under Internal Revenue Code Section 67 only to the extent that such expenses, plus other miscellaneous itemized deductions of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that the applicable amount will be reduced by the lesser of:

     o 3% of the excess of the individual's adjusted gross income over the applicable amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Internal Revenue Code Section 67 or Internal Revenue Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal Revenue Service such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.



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



     Excess Inclusions. A portion of the income on a REMIC Residual Certificate referred to in the Internal Revenue Code as an excess inclusion , for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

     o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

     o will be treated as unrelated business taxable income within the meaning of Internal Revenue Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

     o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the daily accruals for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the Federal long-term rate in effect at the time the REMIC Residual Certificate is issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the Internal Revenue Service.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Internal Revenue Code
Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's



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



adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the second following paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool," as defined in Internal Revenue Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Internal Revenue Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.


PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means:

     o the disposition of a mortgage loan or mortgage-backed security; the receipt of income from a source other than a mortgage loan or mortgage-backed security or certain other permitted investments;

     o   the receipt of compensation for services; or

     o gain from the disposition of an asset purchased with the payments on the mortgage loans and mortgage-backed securities for temporary investment pending distribution on the certificates.

     It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by



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



reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

     o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds; or

     o Morgan Stanley Dean Witter Capital I Inc.'s obligation to repurchase a mortgage loan, such tax will be borne by Morgan Stanley Dean Witter Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.


LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.


ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Internal Revenue Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.


TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is



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



considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.


RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONs

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.


TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

         (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency),

         (B) any organization, other than certain farmers cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income," and

         (C)   a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for



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


the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

         o a regulated investment company, real estate investment trust or common trust fund,

         o    a partnership, trust or estate and

         o    certain cooperatives.

     Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified Internal Revenue Service reporting provisions under Internal Revenue Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

         o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and

         o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

         o the transferor conducted a reasonable investigation of the transferee;

         o the transferee acknowledges to the transferor that the REMIC Residual Certificate may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due;

         o the transferee acknowledges to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person, and the REMIC Residual Certificate, is, in fact, not transferred to such a permanent establishment or fixed base and

         o the transfer satisfies one of the following two tests:

              o the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate does not exceed the present value of the sum of: (i) any consideration given to the transferee to acquire the interest (the inducement payment), (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate, or

              o the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC Residual Certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a tax avoidance potential to a foreign person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed Internal Revenue Service Form W-8ECl or applicable successor form adopted by the Internal Revenue Service for such purposes and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code, impose certain restrictions on Plans and on persons who are parties in interest or disqualified persons with respect to the Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Internal Revenue Code), are not subject to the restrictions of ERISA. However, these plans may be subject to other applicable federal, state or local law that is similar to the provisions of ERISA or the Code. Moreover, any governmental or church plan that is not subject to ERISA but is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Internal Revenue Code imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest that engage in non-exempt prohibited transactions.

     The United States Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

     Under the terms of the regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the asset seller, the master servicer, the trustee, any insurer of the mortgage loans and mortgage-backed securities and other persons, in providing services with respect to the assets of the trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Internal Revenue Code), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation the value of equity interest held by persons who have discretionary authority or control with access to the assets of the entity or held by affiliates of such persons. "Benefit Plan Investors" include both Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans). To fit within the safe harbor, the 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter's Exemption for Certificates

     The United States Department of Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246 55 Fed. Reg. 39021 (1997) and by PTE 2000-58,

Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) (the "Exemption"), which, as amended, exempts from the application of the prohibited transaction rules transactions relating to:

         o the acquisition, sale and holding by Plans of certain securities, including certificates, representing an undivided interest in certain asset-backed pass-through entities, including trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

         o the servicing, operation and management of those asset-backed pass-through trusts,

provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm s-length transaction with an unrelated party;

         (2) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (or four highest, if the investment pool contains only certain types of assets, such as fully-secured mortgage loans) from any of the following rating agencies: Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

         (3) The trustee is a substantial financial institution and is not an affiliate of the underwriter, the asset seller, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, any counterparty in a qualified swap transaction or a notional principal transaction included in a yield maintenance agreement, or any of their respective affiliates (the "Restricted Group");

         (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the asset seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

         (5) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

         (6) Unless the investment pool contains only certain types of assets, such as fully secured mortgage loans, the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust.

     The trust fund must also meet the following requirements:

         (i) the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

         (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest (four highest, if the trust contains only certain types of assets) rating categories of a rating agency for at least one year prior to the Plan's acquisition of the securities; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

     The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption, Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust may be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed twenty-five percent (25%).

         (2) All receivables transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

         (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

         (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

         (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust fund:

                  (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of Morgan Stanley Dean Witter Capital I Inc.; or

                  (ii)an independent accountant retained by Morgan Stanley Dean
              Witter Capital I Inc. must provide Morgan Stanley Dean Witter Capital I Inc. with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date.

         (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

         (7) Amounts transferred to any pre-funding account or capitalized interest account, or both, used in connection with the pre-funding may be invested only in certain permitted investments.

         (8)  The related prospectus or prospectus supplement must describe:

                  (i) any pre-funding account or capitalized interest account, or both, used in connection with a pre-funding account;

                  (ii)the duration of the pre-funding period;

                  (iii) the percentage or dollar amount, or both, of the pre-
              funding limit for the trust; and

                  (iv) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal.

         (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account or capitalized interest account, or both, and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which that person or an affiliate is an obligor, provided that, among other requirements:

         o the person or its affiliate is an obligor with respect to no more than five percent of the fair market value of the obligations or receivables contained in the trust;

         o no member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the Plan;

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         o a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     This exemptive relief does not apply to Plans sponsored by the seller, Morgan Stanley Dean Witter Capital I Inc., Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any pool insurer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any affiliate of any of such parties (the "Restricted Group").

     Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. The prospectus supplement for each series of certificates will specify whether there is a "pre-funding period" and whether such additional conditions will be satisfied. Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, the rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it. If none of S&P, Moody's or Fitch rate the applicable class of certificates in one of the four highest generic rating categories at the time of such purchase, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or
(b) it is an insurance company using the assets of its general account (within the meaning of PTE 95-60) to effect such purpose and is eligible for and satisfies all of the conditions set forth in Section I and III of PTE 95-60.


REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code and of the Plan Assets Regulation to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. PTCE 83-1 does not apply to pools containing loans secured by shares issued by a cooperative association. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered thereby.


                                LEGAL INVESTMENT

     Each class of offered certificates will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. Unless otherwise described in the related prospectus supplement, each class that is rated in one of the two highest rating categories by at least one rating agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended and, as such, will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, investors affected by any legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities" defined in 12 C.F.R. ss.1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the National Credit Union Administration to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The Office of Thrift Supervision has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivatives Activities," which thrift institutions subject to the jurisdiction of the Office of Thrift Supervision should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates shall review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Office of Thrift Supervision effective May 26, 1998, and by the National Credit Union Administration, effective October 1, 1998. The "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA. If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of SMMEA certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Dean Witter Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Dean Witter Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Dean Witter Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to the offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of



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such offering and any agreements to be entered into between Morgan Stanley Dean
Witter Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Dean Witter Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Dean Witter Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Dean Witter Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Dean Witter Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any class of certificates may be reacquired by Morgan Stanley Dean Witter Capital I Inc. or acquired by an affiliate of Morgan Stanley Dean Witter Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Dean Witter Capital I Inc., and may be sold by Morgan Stanley Dean Witter Capital I Inc. at any time in private transactions.


LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft, Sidley, Austin, Brown & Wood LLP, Latham & Watkins, Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.




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Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any, ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                    INCORPORATION OF INFORMATION BY REFERENCE

     The SEC allows Morgan Stanley Dean Witter Capital I Inc. to "incorporate by reference" information it files with the SEC, which means that Morgan Stanley Dean Witter Capital I Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Morgan Stanley Dean Witter Capital I Inc. files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the trust until the termination of the offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document Morgan Stanley Dean Witter Capital I Inc. incorporates by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling Morgan Stanley Dean Witter Capital I Inc. at Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: Mortgage Securities, telephone number (212) 761-4000.

     Morgan Stanley Dean Witter Capital I Inc. filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

     Copies of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering Analysis and Retrieval system. Morgan Stanley Dean Witter Capital I Inc. has filed the registration statement, including all exhibits, through the EDGAR system and the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: Mortgage Securities, telephone number (212) 761-4000.



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                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

     "Agreement" means the pooling and servicing agreement or the trust agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the Internal Revenue Service which deal with the amortizable bond premium.

     "Available Distribution Amount" means for each distribution date, the sum of the following amounts:

     o the total amount of all cash on deposit in the related certificate account as of the corresponding Determination Date, exclusive of:

         o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

         o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

         o all amounts in the certificate account that are due or reimbursable to Morgan Stanley Dean Witter Capital I Inc., the trustee, an asset seller, a subservicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     o if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account, including any net amounts paid under any cash flow agreements;

     o all advances made by a servicer or any other entity as specified in the related prospectus supplement with respect to the distribution date;

     o if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period; and

     o unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related certificate account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.


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     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Events of Default" means, with respect to the master servicer under the pooling and servicing agreement, any one of the following events:

     o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment.

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc., and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

     o any breach of a representation or warranty made by the master servicer under the pooling and servicing agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Mark-to-Market Regulations" means the finalized Internal Revenue Service regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "OID Regulations" means the special rules of the Internal Revenue Code relating to original issue discount (currently Internal Revenue Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

     "Payment Lag Certificates" means certain of the REMIC Regular Certificates.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Agreement.

     "Plans" means employee benefit plans subject to ERISA and certain other similar plans and arrangements, including but not limited to individual retirement accounts and annuities.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prohibited Transaction Tax" means the tax the Internal Revenue Code imposes on REMICs equal to 100% of the net income derived from prohibited transactions.

     "Purchase Price" means, with respect to any mortgage loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the



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mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Record Date" means the last business day of the month immediately preceding the month in which the distribution date for a class of certificates occurs.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of credit support, for which advances were made.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificates where an election is made to treat the trust fund as a REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC and Regular Certificates.

     "REMIC Regulations" means the REMIC Regulations promulgated by the Treasury Department.

     "REMIC Residual Certificate" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of the REMIC Regular Certificates.

     "REO Tax" means a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code.

     "Restricted Group" means the underwriter, the asset seller, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Servicing Standard" means:

     o the standard for servicing the servicer must follow as defined by the terms of the related pooling and servicing agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of credit support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

     o   applicable law; and

     o the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Stripped ARM Obligations" means original issue discount on grantor trust certificates attributable to adjustable rate loans.

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.


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     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, or no interest distributions.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means:

     o with respect to any mortgaged property other than a mortgaged property securing a refinance loan, generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o    the sales price for that property; and

     o with respect to any refinance loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the refinance loan.


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